Exhibit 10.1

AMENDMENT NO. 1 TO THE
LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO THE LOAN AND SECURITY AGREEMENT (this “Amendment”), is dated as of June 28, 2023, among NEW MOUNTAIN GUARDIAN IV SPV, L.L.C., a Delaware limited liability company, as the borrower (in such capacity, the “Borrower”), NEW MOUNTAIN GUARDIAN IV BDC, L.L.C., a Delaware limited liability company, as the equityholder (in such capacity, the “Equityholder”), as the seller (in such capacity, the “Seller”) and as the collateral manager (together with its successors and assigns, in such capacity, the “Collateral Manager”), UBS AG LONDON BRANCH as the administrative agent (together with its successors and assigns, in such capacity, the “Administrative Agent”) and as lender (in such capacity, a “Lender”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but as the collateral agent (together with its successors and assigns, in such capacity, the “Collateral Agent”) and U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as the document custodian (together with its successors and assigns, in such capacity, the “Document Custodian”). Capitalized terms used but not defined herein have the meanings provided in the Loan and Security Agreement (as defined below).

R E C I T A L S

WHEREAS, the above-named parties have entered into the Loan and Security Agreement, dated as of January 25, 2023 (the “Loan and Security Agreement”); and

WHEREAS, pursuant to and in accordance with Section 12.1 of the Loan and Security Agreement, the parties hereto desire to amend the Loan and Security Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.     AMENDMENTS.

On and as of the date hereof, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double underlined text (indicated textually in the same manner as the following example: bold and underlined text) as set forth on the pages of the Loan and Security Agreement attached as Exhibit A hereto.

SECTION 2.     Agreements in Full Force and Effect as AMENDED.

Except as specifically amended hereby, all provisions of the Loan and Security Agreement are hereby ratified and shall remain in full force and effect. Immediately after this Amendment becomes effective, all references to the Loan and Security Agreement and corresponding references thereto or therein, such as “hereof,” “herein,” or words of similar effect referring to the Loan and Security Agreement, shall be deemed to mean the Loan and Security Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Security Agreement other than as expressly set forth herein, and shall not constitute a novation of the Loan and Security Agreement.

SECTION 3.     Representations.

(a)            Each of the Borrower, the Equityholder, the Seller and the Collateral Manager, severally for itself only, represents and warrants on the date of this Amendment as follows:

(i)            it is duly formed, validly existing and in good standing under the laws of Delaware;

(ii)            the execution, delivery and performance by it of this Amendment and the performance by it of the Loan and Security Agreement as amended hereby are within its powers, have been duly authorized, and do not contravene (A) its organizational documents, or (B) any Applicable Law;

(iii)            no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the performance, validity or enforceability of the Loan and Security Agreement as amended hereby by or against it;

(iv)            this Amendment has been duly executed and delivered by it; and

(v)            each of this Amendment and the Loan and Security Agreement as amended hereby constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by Insolvency Laws or by general principles of equity.

(b)            The Borrower represents and warrants on the date of this Amendment as follows:

(i)            no Default or Event of Default has occurred and is continuing; and

(ii)            no Default or Event of Default will exist immediately following the execution and delivery of this Amendment under the Loan and Security Agreement, as amended by this Amendment.

(c)            The Collateral Manager represents and warrants as of the date of this Amendment as follows:

(i)            no Collateral Manager Default has occurred or exists; and

(ii)            no Collateral Manager Default will exist immediately following the execution and delivery of this Amendment under the Loan and Security Agreement, as amended by this Amendment.

SECTION 4.     Conditions to Effectiveness.

ARTICLE I.This Amendment shall become effective as of the date hereof upon:

(a)            payment of the outstanding fees and disbursements due and payable to the Lender and Administrative Agent, as applicable;

(b)            delivery of executed signature pages by all parties hereto to the Administrative Agent;

(c)            the Administrative Agent shall have received evidence reasonably satisfactory to it that the Advances Outstanding immediately prior to the effectiveness of this Amendment and immediately thereafter does not and will not exceed the Borrowing Base;

(d)            the Administrative Agent shall have received a copy of the organizational documents of each of the Borrower, the Equityholder, the Seller and the Collateral Manager, certified as of the date of this Amendment by a Responsible Officer of such Person, as being true, correct, and complete copies thereof, (or a certification that such document has not changed since the Closing Date) and to the extent available with respect to the articles or certificate of incorporation, formation, or partnership, as applicable, of such Person, certified as of a recent date prior to the date hereof by an appropriate official of the state of organization of such Person;

(e)            the Administrative Agent shall have received a copy of the resolutions or the unanimous written consents of the Borrower, the Equityholder, the Seller and the Collateral Manager, certified as of the date of this Amendment by a Responsible Officer of such Person as being true, correct, and complete copies thereof, authorizing (i) the transactions contemplated by the Transaction Documents to which such Person is or will be a party, and (ii) the execution, delivery and performance by such Person of each Transaction Document to which such Person is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith; and

(f)            the Administrative Agent shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower, the Equityholder, the Seller and the Collateral Manager.

SECTION 5.     Miscellaneous.

(a)            This Amendment may be executed in any number of counterparts and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. Delivery of an executed counterpart signature page of this Amendment by e-mail (PDF), facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)            The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)            This Amendment may not be amended or otherwise modified except as provided in the Loan and Security Agreement.

(d)            The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Loan and Security Agreement.

(e)            Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural number, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)            This Amendment and the Loan and Security Agreement represent the final agreement among the parties only with respect to the matters expressly set forth therein and may not be contradicted by evidence of prior or contemporaneous oral agreements among the parties. There are no unwritten oral agreements among the parties with respect to such matters.

(g)            THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SECURITY AGREEMENT AND SHALL BE SUBJECT TO THE NOTICE PROVISIONS SET FORTH IN THE LOAN AND SECURITY AGREEMENT.

(h)            EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(i)            Each of the Borrower, the Equityholder, the Seller and the Collateral Manager hereby confirms, acknowledges and agrees that, notwithstanding the effectiveness of this Amendment, (1) its obligations contained in each of the Transaction Documents to which it is a party are, and shall continue, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the date hereof, each reference in the Transaction Documents to “the Loan and Security Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment and (2) this Amendment does not, and shall not, cause a novation of the obligations contained in any of the Transaction Documents. Each of the Borrower, the Equityholder, the Seller and the Collateral Manager acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby and (x) reaffirms its obligations under the Loan and Security Agreement and each other Transaction Document to which it is a party, in each case, as modified by this Amendment, (y) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent pursuant to the Transaction Documents and (z) acknowledges and agrees that the grants of security interests by and the guarantees of the Borrower, the Equityholder, the Seller and the Collateral Manager, as applicable, contained in the Transaction Documents are, and shall remain, in full force and effect immediately after giving effect to this Amendment. This Amendment shall constitute a “Transaction Document” for all purposes of the Loan and Security Agreement and the other Transaction Documents.

(j)            Each of the Borrower, the Equityholder, the Seller, the Collateral Manager, the Administrative Agent and the Lender hereby consents to and directs the Collateral Agent and the Document Custodian to execute and deliver this Amendment and acknowledges and agrees that the Collateral Agent and the Document Custodian shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent and the Document Custodian and their respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, including but not limited to any claim that this Amendment is not authorized or permitted by the Loan and Security Agreement or any claim that some or all of the conditions precedent to the execution of this Amendment have not been complied with.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NEW MOUNTAIN GUARDIAN IV SPV, L.L.C.,
as the Borrower

By:	/s/ Laura Holson
Name: Laura Holson
Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

NEW MOUNTAIN GUARDIAN IV BDC, L.L.C.,
as the Equityholder and as the Seller

By:	/s/ Laura Holson
Name: Laura Holson
Title: Chief Financial Officer and Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

NEW MOUNTAIN GUARDIAN IV BDC, L.L.C.,
as the Collateral Manager

By:	/s/ Laura Holson
Name: Laura Holson
Title: Chief Financial Officer and Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

UBS AG LONDON BRANCH,
as the Administrative Agent

By:	/s/ Owen Ticli
Name: Owen Ticli
Title: Authorised Signatory

By:	/s/ Dominic Martin
Name: Dominic Martin
Title: Auhtorised Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

UBS AG LONDON BRANCH,
as a Lender

By:	/s/ Owen Ticli
Name: Owen Ticli
Title: Authorised Signatory

By:	/s/ Dominic Martin
Name: Dominic Martin
Title: Auhtorised Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

U.S. Bank trust company, national association,
not in its individual capacity but solely as the Collateral Agent

By:	/s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Senior Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

U.S. Bank national association,
not in its individual capacity but solely as the Document Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Vice President

Exhibit A

Amendments to Loan and Security Agreement

(See attached).

~~EXECUTION VERSION~~

Up To U.S.$250,000,000

LOAN AND SECURITY AGREEMENT

by and among

NEW MOUNTAIN GUARDIAN IV BDC, L.L.C.,
as the Collateral Manager

NEW MOUNTAIN GUARDIAN IV SPV, L.L.C.,
as the Borrower

NEW MOUNTAIN GUARDIAN IV BDC, L.L.C.,
as the Equityholder and as the Seller

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders

UBS AG LONDON BRANCH,
as the Administrative Agent

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as the Collateral Agent

and

U.S. BANK NATIONAL ASSOCIATION,
as the Document Custodian

Dated as of January 25, 2023

i

(continued)

(continued)

(continued)

(continued)

v

EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	[Reserved]
EXHIBIT B	[Reserved]
EXHIBIT C	Form of Officer’s Certificate as to Solvency
EXHIBIT D	Form of Officer’s Closing Certificate
EXHIBIT E	Form of Release of Underlying Instruments
EXHIBIT F	Form of Certificate of Assignment
EXHIBIT G	[Reserved]
EXHIBIT H	[Reserved]
EXHIBIT I	Form of Joinder Supplement
EXHIBIT J	[Reserved]
EXHIBIT K	[Reserved]
EXHIBIT L-1	Form of Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT L-2	Form of Tax Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT L-3	Form of Tax Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT L-4	Form of Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

SCHEDULES

SCHEDULE I	Legal Names
SCHEDULE II	Approved Broker Dealers and Approved Valuation Firms
SCHEDULE III	Portfolio Asset List
SCHEDULE IV	Credit and Collection Policy
SCHEDULE V	Agreed-Upon Procedures
SCHEDULE VI	S&P Industry Classification Group

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments
ANNEX C	Dispute Rights (other than for Illiquid Portfolio Assets)
ANNEX D	Dispute Rights (Illiquid Portfolio Assets)

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of January 25, 2023, by and among:

NEW MOUNTAIN GUARDIAN IV BDC, L.L.C., a Delaware limited liability company, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”);

NEW MOUNTAIN GUARDIAN IV SPV, L.L.C., a Delaware limited liability company, as the borrower (the “Borrower”);

NEW MOUNTAIN GUARDIAN IV BDC, L.L.C., a Delaware limited liability company, as the equityholder (the “Equityholder”) and as the seller (the “Seller”);

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender”, collectively, the “Lenders”);

UBS AG LONDON BRANCH, (“UBS”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”);

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (“U.S. BANK”), not in its individual capacity but as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent” or “U.S. Bank”); and

U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but as the document custodian (together with its successors and assigns in such capacity, the “Document Custodian”).

R E C I T A L S

WHEREAS, the Borrower has requested that the Lenders provide Commitments and make Advances (each as defined below) from time to time prior to the Revolving Period End Date (as defined below) for the general business purposes of the Borrower;

WHEREAS, the Borrower has requested that the Collateral Manager act as the collateral manager of the Borrower and manage the Collateral (as defined below);

WHEREAS, the Borrower and the Lenders have requested the Collateral Agent and the Document Custodian to act as Collateral Agent and Document Custodian hereunder, with all covenants and agreements made by the Borrower herein being for the benefit and security of the Secured Parties; and each of the Collateral Agent and the Document Custodian is willing to act as the Collateral Agent and the Document Custodian, respectively, pursuant to the terms of this Agreement; and

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1.     Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“ABL Loan”: Any Loan secured by a first priority perfected security interest in, or other lien on, and as to which the maximum aggregate principal amount thereof that may be outstanding under the related Underlying Instrument is limited by a formula computed (no less frequently than monthly) by reference to, one or more of accounts receivable, inventory, machinery, equipment and other fixed assets (other than real estate).

“Account”: Any of the Collateral Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account and any sub-accounts thereof reasonably deemed appropriate or necessary by the Securities Intermediary or the Administrative Agent for convenience in administering such accounts.

“Accreted Interest”: Interest accrued on a Portfolio Asset that is added to the principal amount of such Portfolio Asset instead of being paid as it accrues.

“Accrual Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to but excluding the Determination Date immediately preceding the first Payment Date, and (b) any subsequent Payment Date, the period from and including the Determination Date immediately preceding the previous Payment Date to but excluding the Determination Date immediately preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date).

“Administrative Agent”: UBS, in its capacity as administrative agent, together with its successors and assigns, including any successor appointed pursuant to Section 11.6.

“Administrative Expenses”: All amounts (including indemnification payments) due or accrued and payable by the Borrower to any Person pursuant to any Transaction Document or otherwise required to be reimbursed by the Borrower, including, but not limited to, the Collateral Manager, the Independent Manager, any third party service provider to the Borrower, any Lender, the Administrative Agent, the Collateral Agent, the Securities Intermediary or the Document Custodian, any Approved Broker Dealer or Approved Valuation Firm, accountants, agents and counsel of any of the foregoing for reasonable fees and expenses or any other Person in respect of any other reasonable fees, expenses, or other payments (including indemnification payments).

“Advance”: The meaning specified in Section 2.1(a).

“Advance Date”: With respect to any Advance, the date on which such Advance is made.

“Advance Rate”: With respect to:

(a)            a First Lien Liquid Loan, 75%, provided that, any portion of a First Lien Liquid Loan that causes the Original Net Senior Leverage Ratio of such Loan to exceed 5.50 to 1.00 shall have an Advance Rate equal to the Advance Rate of a Second Lien Liquid Loan;

(b)            a First Lien (Large Cap) Loan, 70%, provided that, any portion of a First Lien (Large Cap) Loan that causes the Original Net Senior Leverage Ratio of such Loan to exceed 5.50 to 1.00 shall have an Advance Rate equal to the Advance Rate of a Second Lien (Large Cap) Loan;

(c)            a First Lien (Middle Market) Loan, 65%, provided that, any portion of a First Lien (Middle Market Cap) Loan that causes the Original Net Senior Leverage Ratio of such Loan to exceed 5.50 to 1.00 shall have an Advance Rate equal to the Advance Rate of a Second Lien (Middle Market) Loan;

(d)            a Second Lien Liquid Loan, 50%;

(e)            a Second Lien (Large Cap) Loan, 40%;

(f)            a Second Lien (Middle Market) Loan, 30%;

(g)            a Recurring Revenue Loan, 40%; and

(h)            Cash, 100%, provided that any Cash deposited to (or withdrawn from) the Unfunded Exposure Account (other than earnings from Permitted Investments therein) shall have an Advance Rate equal to the Advance Rate of the Delayed Draw Loan or Revolving Loan, as applicable, to which such Cash deposit (or withdrawal) relates;

provided that, as of any date of determination, if the minimum number of single Obligors (including any Affiliates thereof) with respect to Portfolio Assets in the Portfolio is (i) prior to the Ramp-Up Period End Date, 15 and (ii) on and after the Ramp-Up Period End Date but prior to the Revolving Period End Date, 20, then each of the percentages in this definition of “Advance Rate” (other than such percentage in clause (h)) shall be reduced by 5 percentage points.

For the avoidance of doubt, any reference to “Loan” in this definition of “Advance Rate” includes any Eligible Participation Interest in such Loan.

“Advances Outstanding”: On any day, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day.

“Affected Party”: The Administrative Agent, each Lender, all assignees and participants of each Lender and any sub-agent of the Administrative Agent.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that, for purposes of determining whether any Loan (or any Participation Interest therein) is an Eligible Portfolio Asset or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate OLB”: On any date of determination, the sum of the OLBs of all Eligible Portfolio Assets on such date.

“Aggregate Principal Balance”: As of any date of determination, the sum of the Principal Balance of all or such portion of the Loans, as applicable, held by the Borrower.

“Aggregate Unfunded Exposure Amount”: On any date of determination, the sum of the Unfunded Exposure Amounts of all Portfolio Assets included in the Collateral.

“Agreement”: The meaning specified in the Preamble.

“Amendment Date”: With respect to any Portfolio Asset, the effective date of any amendment of such Portfolio Asset.

“Amendment Effective Date”: June 28, 2023.

“Anti-Corruption Laws”: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Collateral Manager, the Equityholder, the Seller or any of their respective Subsidiaries is located or doing business.

“Anti-Money Laundering Laws”: Applicable Laws in any jurisdiction in which the Borrower, the Collateral Manager, the Equityholder, the Seller or any of their respective Subsidiaries is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

~~“Applicable Make-Whole Percentage”: With respect to any Commitment Reduction Fee or any Harvest Period Reduction Fee, if the date of reduction of the Facility Amount occurs:~~

~~(a)            prior to the 12th month anniversary of the Closing Date, 100%;~~

~~(a)            on or after the 12th month anniversary of the Closing Date but prior to the 24th month anniversary of the Closing Date, 90%;~~

~~(a)            on or after the 24th month anniversary of the Closing Date but prior to the date that occurs on the 24th calendar month prior to the Facility Maturity Date, 75%;~~

~~(a)            on or after the date that occurs on the 24th calendar month prior to the Facility Maturity Date but prior to the date that occurs on the 12th calendar month prior to the Facility Maturity Date, 50%; and~~

~~(a)            on or after the date that occurs on the 12th calendar month prior to the Facility Maturity Date but prior to the Facility Maturity Date, 25%.~~

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final tax regulations), statutes, treaties, codes, ordinances, permits, certificates, licenses and orders of, and interpretations by, any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Spread”: 2.85% per annum.

“Approved Broker Dealer”: (a) Each broker dealer listed on part I of Schedule II hereto and (b) any other financial institution designated as an “Approved Broker Dealer” by the Collateral Manager and reasonably acceptable to the Administrative Agent.

“Approved Valuation Firm”: (a) Each valuation firm listed on part II of Schedule II hereto and (b) any other financial institution designated as an “Approved Valuation Firm” by the Collateral Manager and reasonably acceptable to the Administrative Agent.

“Assigned Value”:

(a)            With respect to any Liquid Portfolio Asset, as of any date of determination, the Current Price with respect to such Portfolio Asset, provided that the Current Price may not be greater than 100%.

(b)            With respect to any Illiquid Portfolio Asset:

(x)            as of any date of determination and subject to the following sub-clauses of clause (b), the lowest of (i) 100%, (ii) the Purchase Price with respect to such Portfolio Asset and (iii) the value (expressed as a percentage of par) of such Portfolio Asset as determined by the Administrative Agent in its sole discretion.

For the avoidance of doubt, the “Assigned Value” of any Illiquid Portfolio Asset may not subsequently be adjusted absent a Value Adjustment Event with respect to such Portfolio Asset or pursuant to the last paragraph of this definition of “Assigned Value”.

(y)            if a Value Adjustment Event with respect to such Portfolio Asset occurs, the “Assigned Value” of such Portfolio Asset may be amended by the Administrative Agent in its sole discretion; provided that with respect to any Portfolio Asset (but excluding Recurring Revenue Loans) and solely with respect to the occurrence of a Value Adjustment Event of the type described in clause (a) of the definition thereof with respect to such Portfolio Asset immediately after giving effect to any such reevaluation, the Assigned Value shall not be lower than the lower of (1) the Purchase Price of such Portfolio Asset and (2) such value that would result in the Facility Attachment Ratio for such Portfolio Asset being equal to or lower than the “Minimum Facility Attachment Ratio” specified therefor in accordance with the grids below:

First Lien Loans (or any Participation Interest in First Lien Loans)
Net Senior Leverage Ratio	Minimum Facility Attachment Ratio
Less than 4.25x	2.90x
Greater than or equal to 4.25 and less than 5.00x	2.80x
Greater than or equal to 5.00 and less than 6.00x	2.70x
Greater than or equal to 6.00 and less than 7.00x	2.60x
Greater than or equal to 7.00 and less than 8.00x	2.40x
Greater than or equal to 8.00x	0.00x
Second Lien Loans (or any Participation Interest in Second Lien Loans)
Total Leverage Ratio	Minimum Facility Attachment Ratio
Less than 5.00x	Facility Attachment Ratio as of the date of acquisition of such Loan
Greater than or equal to 5.00 and less than 6.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.25x
Greater than or equal to 6.00 and less than 7.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.50x
Greater than or equal to 7.00x	0.00x

(z) in the event that a Value Adjustment Event results in the reduction of the Assigned Value of any Eligible Portfolio Asset and, subsequent to such reduction, either (i) the Net Senior Leverage Ratio (in the case of any Value Adjustment Event pursuant to clause (a)(i) of such definition), (ii) the Cash Interest Coverage Ratio (in connection with any Value Adjustment Event pursuant to clause (b) of such definition), (iii) the Total Leverage Ratio (in the case of any Value Adjustment Event pursuant to clause (a)(ii) of such definition) or (iv) all of the Net Senior Leverage Ratio, Cash Interest Coverage Ratio and Total Leverage Ratio (in the case of any Value Adjustment Event pursuant to clauses (a) and (b) of such definition) is or are improved to the applicable levels reported on the Portfolio Asset Trade Date of such Portfolio Asset, then on any Business Day the Borrower may, by written notice to the Administrative Agent, request that the Assigned Value of such Portfolio Asset be re-determined by the Administrative Agent in its sole discretion in accordance with terms of the definition of “Assigned Value” in this Section 1.1;

provided that the Borrower may dispute the value in Clause (b)(x)(iii) or Clause (b)(y) of the foregoing in accordance with Annex D hereto and following the resolution of such dispute, the Assigned Value for such Illiquid Portfolio Asset shall be the value as determined pursuant to Annex D.

(c)            The Assigned Value shall be zero for any Portfolio Asset that is not an Eligible Portfolio Asset; and

(d)            The Assigned Value shall be zero for any Portfolio Asset subject to mandatory repurchase by the Seller under the Sale Agreement.

Any Assigned Value determined hereunder with respect to any Portfolio Asset on any date after the date such Portfolio Asset is transferred to the Borrower shall be communicated (which communication may be in the form of an email) by the Administrative Agent to the Borrower, the Collateral Manager, the Collateral Agent and the Lenders.

“Availability”: As of any day, an amount equal to the excess, if any, of (i) the Borrowing Base minus (ii) the Advances Outstanding on such day; provided that at all times on and after the earliest to occur of the Revolving Period End Date, the Revolving Period Termination Date and the Termination Date, the Availability shall be zero.

“Available Funds”: With respect to any Payment Date, all amounts standing to the credit of the Collection Account (including, without limitation, any Collections) as of the last day of the related Collection Period.

“Available Tenor”: As of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Accrual Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Accrual Period” pursuant to Section 2.16.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 0.50% and (b) the Prime Rate in effect on such day.

“Base RMEA”: As of any date of determination by the Administrative Agent, an amount equal to the excess of:

(a)            the quotient of the then-current Maximum Facility Amount (without taking into account or giving effect to any reduction in the Facility Amount that may have occurred or that occurs on or prior to such date of determination) divided by the then-current Maximum Advance Rate, minus

(b)            the then-current Maximum Facility Amount, without taking into account or giving effect to any reduction in the Facility Amount that may have occurred or that occurs on or prior to such date of determination.

“Benchmark”: Initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.16.

“Benchmark Replacement”: For any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(i) the sum of: (a) Daily Simple SOFR and (b) the Benchmark Replacement Adjustment related thereto; and

(ii) the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement shall be deemed to be zero for purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Accrual Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Dollar denominated syndicated credit facilities at such time denominated in the applicable currency.

“Benchmark Replacement Date”: The earliest to occur of the following events with respect to the then-current Benchmark in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: The period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.16 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.16.

“Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower”: The meaning specified in the Preamble.

“Borrower LLC Agreement”: The Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of the Closing Date, as the same may be amended, restated, modified or supplemented from time to time.

“Borrower’s Notice”: Any (a) Funding Notice or (b) Reinvestment Notice.

“Borrowing Base”: As of any date of determination by the Administrative Agent, an amount equal to the greater of (A) zero and (B) the least of:

(a)            an amount equal to (i) the product of (x) the Aggregate OLB on such date minus the Excess Concentration Amount on such date and (y) the Weighted Average Advance Rate, on such date, plus (ii) the amount standing to the credit of the Principal Collection Account on such date minus (iii) the Unfunded Exposure Equity Amount on such date, plus (iv) the amount standing to the credit of the Unfunded Exposure Account on such date;

(b)            an amount equal to (i) the Aggregate OLB on such date, minus (ii) the Required Minimum Equity Amount on such date, plus (iii) the amount standing to the credit of the Principal Collection Account on such date, minus (iv) the Unfunded Exposure Equity Amount on such date, plus (v) the amount standing to the credit of the Unfunded Exposure Account on such date, minus (vi) the Excess Concentration Amount; and

(c)            an amount equal to (i) the Facility Amount as of such date, minus (ii) the Aggregate Unfunded Exposure Amount on such date, plus (iii) the amount standing to the credit of the Unfunded Exposure Account on such date.

“Borrowing Base Certificate”: A certificate, in the form of Exhibit A-4, setting forth, among other things, the calculation of the Borrowing Base as of each Measurement Date.

“Breakage Costs”: With respect to any Lender, any amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as determined by the applicable Lender in such Lender’s reasonable discretion, but excluding the Applicable Spread) as a result of a payment by the Borrower of Advances Outstanding or Interest other than on a Payment Date. All Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.7 and Section 2.8. The determination by the applicable Lender of the amount of any such loss, cost or expense shall be conclusive absent manifest error.

“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York, London, United Kingdom, or the location of the Collateral Agent’s or Document Custodian’s Corporate Trust Office; provided that with respect to any determination based on SOFR, such day shall also be a U.S. Government Securities Business Day.

“Cash”: Such funds denominated in USD, in EUR or in GBP (or in such other currencies as may be agreed to by the Collateral Agent, the Administration Agent and the Borrower), including funds standing to the credit of an Account, provided that for the purposes of all calculations of Cash under the Transaction Documents (including, without limitation, the Advance Rate), funds that are not denominated in USD shall be deemed to refer to the USD Equivalent of such non-USD currencies.

“Cash Interest Coverage Ratio”: With respect to any Portfolio Asset for any Relevant Test Period, either (a) the meaning of “Cash Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Portfolio Asset, or (b) in the case of any Portfolio Asset with respect to which the related Underlying Instruments do not include a definition of “Cash Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and Collateral Manager in accordance with and subject to the standard of care in performing its duties under this Agreement and the Credit and Collection Policy, and in good faith, provided that, in either case, for any Loan subject to a Recurring Revenue Reclassification Date, any references to the Cash Interest Coverage Ratio as of the date on which such Loan was acquired by the Borrower shall be deemed to mean such ratios determined by the Administrative Agent in its sole discretion as of the Recurring Revenue Reclassification Date.

“Cash Interest Expense”: With respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Change of Control”: Any of the following:

(a)            the creation, imposition or, to the knowledge of the Borrower or the Collateral Manager, threatened imposition of any Lien on any limited liability company membership interest in the Borrower;

(b)            the Borrower LLC Agreement shall fail to be in full force and effect;

(c)            the failure of the Equityholder to directly own in the aggregate 100% of the limited liability company membership interests in the Borrower; or

(d)            the dissolution, termination, liquidation, transfer or other disposition of all or substantially all of the assets of the Collateral Manager or the Equityholder.

“Clean-Up Call Event” shall occur if, at any time during the Harvest Period, either: (a) with respect to the Portfolio Assets in the Portfolio, the number of unique Obligors (including their respective Affiliates) in the Portfolio is 5 or less; or (b) the Advances Outstanding at such time is less than $25,000,000.

“Clean-Up Call Prepayment” has the meaning given to it in Section 2.3(c)(i).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Closing Date”: January 25, 2023.

“Code”: The Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated or issued thereunder.

“Collateral”: All of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts (as defined in the UCC), General Intangibles, Instruments and Investment Property and any and all other property of any type or nature owned by it, including but not limited to:

(a)            all Loans, Permitted Investments and Equity Securities, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any Loans, Permitted Investments or Equity Securities;

(b)            the Accounts and all Cash and Financial Assets credited thereto and all income from the investment of funds therein;

(c)            all Transaction Documents to which the Borrower is a party;

(d)            all funds; and

(e)            all accounts, accessions, profits, income benefits, proceeds, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Borrower described in the preceding clauses.

“Collateral Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Collateral Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Agent”: U.S. Bank, not in its individual capacity, but solely as Collateral Agent, its successor in interest pursuant to Section 7.3 or such Person as shall have been appointed Collateral Agent pursuant to Section 7.5 or Section 7.7.

“Collateral Agent Fee”: The fees, expenses and indemnities of the Collateral Agent and the Securities Intermediary set forth as such in the Collateral Agent and Document Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Collateral Agent and Document Custodian Fee Letter”: The fee schedule provided by the Collateral Agent and acknowledged by the Borrower or the Collateral Manager on its behalf.

“Collateral Agent Termination Notice”: The meaning specified in Section 7.5.

“Collateral Manager”: The meaning specified in the Preamble.

“Collateral Manager Default”: The occurrence of any one or more of the following:

(a)            the Collateral Manager in bad faith willfully violates, or takes any action that it knows breaches, any material provision of any Transaction Document applicable to it (other than a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions);

(b)            the Collateral Manager fails to observe or perform any covenant or agreement applicable to it in any Transaction Document which has a Material Adverse Effect on the Lenders (it being understood and agreed that the Collateral Manager shall have no responsibility for the creditworthiness or continuing eligibility of any Eligible Portfolio Asset) and such failure continues unremedied for a period of 15 days (if such failure can be remedied) after the earlier to occur of (A) a Responsible Officer of the Collateral Manager’s actual knowledge of such failure or (B) its receipt of written notice of such failure;

(c)            any representation, warranty or certification made by the Collateral Manager in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a material adverse effect on any Lender, the Collateral Agent or the Administrative Agent and which continues to be unremedied for a period of 15 days after the earlier to occur of (A) a Responsible Officer of the Collateral Manager’s actual knowledge of such failure or (B) its receipt of written notice of such failure;

(d)            the occurrence of an Event of Default that results primarily from any material breach by the Collateral Manager of its duties under the Transaction Documents and which continues to be unremedied for a period of ten (10) Business Days;

(e)            the Collateral Manager, New Mountain Finance Advisers BDC, L.L.C. and Affiliates collectively fail to maintain at least $3,000,000,000 of assets under its management;

(f)            New Mountain Guardian IV BDC, L.L.C. (or an Affiliate thereof) ceases to be the Collateral Manager unless it is removed pursuant to Section 6.11;

(g)            an Insolvency Event shall occur with respect to the Collateral Manager;

(h)            (A) the occurrence of an act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under the Transaction Documents (as determined pursuant to a final adjudication by a court of competent jurisdiction), (B) the Collateral Manager being indicted for a criminal offense materially related to its business of providing asset management services or (C) any Responsible Officer of the Collateral Manager primarily responsible for the performance by the Collateral Manager of its obligations under the Transaction Documents (in the performance of his or her investment management duties) is indicted for a criminal offense materially related to the business of the Collateral Manager providing asset management services and continues to have responsibility for the performance by the Collateral Manager under the Transaction Documents for a period of 30 days after such indictment;

(i)            any failure by the Collateral Manager to make any payment, transfer or deposit into the Collection Account as required by this Agreement which continues unremedied for a period of two (2) Business Days;

(j)            the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period) with respect to any recourse debt which debt is in excess of $15,000,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such recourse debt;

(k)            the occurrence or existence of any change with respect to the Collateral Manager which the Administrative Agent in its ~~sole~~commercially reasonable discretion determines has a Material Adverse Effect (provided that, the withdrawal of the Collateral Manager’s election to be regulated as a business development company shall not constitute a Material Adverse Effect on the Collateral Manager);

(l)            any Change of Control described in clause (d) of the definition thereof occurs;

(m)            any failure by the Collateral Manager to deliver any Required Reports hereunder on or before the date occurring two (2) Business Days after the date such report is required to be made or given, as the case may be, under the terms of this Agreement;

(n)            the rendering against the Collateral Manager of one or more final judgments, decrees or orders for the payment of money in excess of $15,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(o)            the Equityholder shall fail to maintain at least $15,000,000 of unencumbered liquidity (calculated as the sum (without duplication) of (i) cash or cash equivalents, (ii) assets which satisfy the criteria set forth in the definition of Eligible Portfolio Assets (other than clauses (A) and (B) and except that they are owned by the Equityholder or an Affiliate thereof instead of the Borrower), (iii) committed, undrawn equity capital, (iv) uncalled capital commitments that are in excess of any indebtedness incurred under a subscription facility, in each case which are not subject to any Liens (other than all asset liens or liens in favor of a subscription facility lender) or which otherwise would be considered available for general corporate purposes in the reasonable determination of the Collateral Manager and (v) the Availability); or

(p)            the Collateral Manager has intentionally taken any action which would violate any law, rule or regulation actually known by one or more Responsible Officers of the Collateral Manager to be applicable to the Borrower of any governmental body or agency having jurisdiction over the Borrower, including, without limitation, actions which would violate any law of the jurisdiction of formation of the Borrower or United States federal, state or other applicable securities law.

“Collateral Manager Termination Notice”: The meaning specified in Section 6.11

“Collection Account”: Collectively, the Interest Collection Account and the Principal Collection Account.

“Collection Period”: With respect to the first Payment Date, the period from and including the Closing Date to and including the Determination Date immediately preceding the first Payment Date; and thereafter, the period from but excluding the Determination Date immediately preceding the previous Payment Date to and including the Determination Date immediately preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date).

“Collections”: All cash collections and other cash proceeds of any Collateral, including, without limitation or duplication, any Interest Collections, Principal Collections, collections on Permitted Investments or other amounts received in respect thereof (but excluding any Excluded Amounts).

“Commitment”: With respect to each Lender, the commitment of such Lender to make Advances in accordance herewith in an amount up to (a) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the dollar amount set forth opposite such Lender’s name on Annex B hereto or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as such amounts may be reduced, increased or assigned from time to time pursuant to the terms of this Agreement, and (b) on or after the earlier to occur of the Revolving Period End Date or the Termination Date, zero.

~~“Commitment Reduction Fee”: With respect to any termination in whole or reduction in part of the Facility Amount during the Revolving Period, the sum of:~~

~~(a) the product of (i) the IR Day Adjustment multiplied by (ii) the amount of such reduction multiplied by (iii) the Interest Rate multiplied by (iv) the Applicable Make-Whole Percentage, plus~~

~~(b) the product of (i) the NUF Day Adjustment multiplied by (ii) the amount of such reduction multiplied by (iii) the Non-Usage Fee Rate multiplied by (iv) the Applicable Make-Whole Percentage.~~

~~For the purposes hereof and subject to the last paragraph of this “Commitment Reduction Fee” definition:~~

~~“IR Day Adjustment” means, with respect to any reduction of the Facility Amount, the sum of:~~

~~(x) (i) the number of days (if any) from (and including) the date of such reduction to (but excluding) the Ramp-Up Period End Date divided by (ii) 365 multiplied by (iii) 50% plus~~

~~(y) (i) (A) if the Ramp-Up Period End Date has not occurred prior to the date of such reduction, the number of days in the period from and including the Ramp-Up Period End Date to but excluding the Revolving Period End Date and (B) if such reduction occurs on or after the Ramp-Up Period End Date, the number of days from (and including) the date of such reduction to (but excluding) the Revolving Period End Date (ii) divided by 365 (iii) multiplied by 75%~~

~~“NUF Day Adjustment” means, with respect to any reduction of the Facility Amount, the sum of:~~

~~(x) (i) the number of days (if any) from (and including) the date of such reduction to (but excluding) the Ramp-Up Period End Date divided by (ii) 365 multiplied by (iii) 50% plus~~

~~(y) (i) (A) if the Ramp-Up Period End Date has not occurred prior to the date of such reduction, the number of days in the period from and including the Ramp-Up Period End Date to but excluding the Revolving Period End Date and (B) if such reduction occurs on or after the Ramp-Up Period End Date, the number of days from (and including) the date of such reduction to (but excluding) the Revolving Period End Date (ii) divided by 365 (iii) multiplied by 25%.~~

~~If the number of days remaining from the date of reduction until the Revolving Period End Date is less than 183, then the number of days in clause (y)(i)(B) of the definition of “IR Day Adjustment” and in clause (y)(i)(B) of the definition of “NUF Day Adjustment” shall be deemed to be 183.~~

“Concentration Denominator”: As of any date of determination, the Aggregate Principal Balance of the Eligible Portfolio Assets owned by the Borrower; provided that any time prior to the ~~Ramp-Up Period End~~nine-month anniversary of the Closing Date, the Concentration Denominator shall be deemed to be the quotient of the Maximum Facility Amount divided by the Maximum Advance Rate.

“Concentration Limitations”: As of any date of determination, the following limitations:

(a)            the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are Second Lien Loans does not exceed 10% of the Concentration Denominator;

(b)            the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are Small Cap Loans does not exceed 10% of the Concentration Denominator;

(c)            the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are Non-US Portfolio Assets and Non-Canadian Portfolio Assets does not exceed 10% of the Concentration Denominator;

(d)            the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are not denominated in USD does not exceed 10% of the Concentration Denominator;

(e)            the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are issued by a single Obligor (including its Affiliates) does not exceed 10% of the Concentration Denominator, except that for up to two such single Obligors (and its Affiliates), the Aggregate Principal Balance of all Portfolio Assets in the Portfolio issued by such Obligor (and its Affiliates) may be up to but not exceed 12.5% of the Concentration Denominator;

(f)            the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are issued by all of the Obligors that belong in any single S&P Industry Classification Group (as set forth in Schedule VI hereto) does not exceed 10% of the Concentration Denominator; provided that (x) the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are issued by all of the Obligors that belong to the largest single S&P Industry Classification Groups may represent up to 20% of the Concentration Denominator; and (y) the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are issued by all of the Obligors that belong to the second largest single S&P Industry Classification Groups may represent up to 15% of the Concentration Denominator; provided further that:

(i)            the Aggregate Principal Balance of all Portfolio Assets in the Portfolio which are issued by Obligors that belong in any Specified Industry does not exceed 10.0% of the Concentration Denominator; and

(ii)            the Administrative Agent, may in its sole discretion, look through the S&P Industry Classification Groups to the primary industry in which the customers of the relevant Obligors belong for the purposes of determining whether or not this clause (f) is satisfied;

(g)            the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are PIK Loans does not exceed 5% of the Concentration Denominator;

(h)            the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are Recurring Revenue Loans does not exceed 10% of the Concentration Denominator;

(i)            the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are (i) Recurring Revenue Loans, (ii) Second Lien Loans, (iii) Small Cap Loans and (iv) PIK Loans does not exceed 20% of the Concentration Denominator;

(j)            [reserved];

(k)            the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are Delayed Draw Loans and Revolving Loans does not exceed 10% of the Concentration Denominator;

(l)            the Aggregate Principal Balance of all Recurring Revenue Loans in the Portfolio with respect to which the relevant Obligor’s Debt-to-Recurring Revenue Ratio, as of the relevant Portfolio Asset Trade Date, is greater than or equal to 2.00 to 1.00 does not exceed 5% of the Concentration Denominator;

(m)            the Aggregate Principal Balance of (i) all First Lien Loans (other than Recurring Revenue Loans) in the Portfolio with respect to which the relevant Obligor’s Net Senior Leverage Ratio, as of the relevant Portfolio Asset Trade Date, is greater than or equal to 6.75 to 1.00 plus (ii) all Second Lien Loans in the Portfolio with respect to which the relevant Obligor’s Net Senior Leverage Ratio, as of the relevant Portfolio Asset Trade Date, is greater than or equal to 7.50 to 1.00 does not exceed 10% of the Concentration Denominator; and

(n)            the Aggregate Principal Balance of all Portfolio Assets in the Portfolio that are Eligible Participation Interests does not exceed 10% of the Concentration Denominator,

provided that, notwithstanding any clauses in the foregoing definition of “Concentration Limitations,” if separately agreed to by the Borrower and the Administrative Agent, the Administrative Agent may waive any of the eligibility criteria with respect to a particular Portfolio Asset.

“Conforming Changes”: With respect to the use or administration of Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Agent or the Document Custodian specified on Annex A or such other address within the United States as the Collateral Agent or the Document Custodian may designate from time to time by notice to the Administrative Agent.

“Corresponding Tenor”: With respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Costs of Assignment”: With respect to any Portfolio Asset, the sum (without duplication) of (a) any costs of any purchase, exchange, sale, transfer or assignment transaction with respect to such Portfolio Asset that would be paid by a hypothetical seller in effecting such transaction under the terms of such Portfolio Asset or otherwise actually imposed on such hypothetical seller by any applicable trustee, administrative agent, registrar, borrower or Obligor incurred in connection with any such transaction with respect to such Portfolio Asset (including, without limitation, any amounts reimbursable by such Person in respect of any tax or other governmental charge incurred with respect thereto), (b) any reasonable expenses that would be incurred by a hypothetical seller in connection with any such transaction and (c) any reasonable administrative, legal or accounting fees, costs and expenses (including, without limitation, any fees and expenses of the trustee of or outside counsel to the Obligor on such Portfolio Asset) that would be incurred by a hypothetical seller in connection with any such transaction.

“Covenant Compliance Period”: The period beginning on the Closing Date and ending on the date on which all Commitments have been terminated and the Obligations have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted).

“Cov-Lite Loan”: A Loan (a) which is a Non-Markit Loan and (b) with respect to which the Underlying Instrument does not include any financial covenants with which compliance is determined on an ongoing maintenance basis.

“Cov-Lite Large Cap Loan”: A Cov-Lite Loan with respect to which the LTM EBITDA of the relevant Obligor as of the Inclusion/Amendment Date of such Loan is at least USD 75,000,000 (or if such Cov-Lite Loan is not denominated in U.S. Dollars, the USD Equivalent of 75,000,000).

“Covered Party”: Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Credit and Collection Policy”: The written credit policies and procedures manual of the Collateral Manager set forth on Schedule IV, as such credit and collection policy may be as amended or supplemented from time to time in accordance with Section 5.1(h).

“Current Price”: With respect to any Portfolio Asset as of any date of determination, the net cash proceeds (expressed as a percentage of par) that would be received from the sale of such Portfolio Asset on such date, exclusive of accrued interest and capitalized interest and net of the related Costs of Assignment, as determined by the Administrative Agent in its sole discretion, taking into account available bid side quotes determined by any of Loan Pricing Corporation, MarkIt Partners, TRACE, IDC Bloomberg or any other independent third-party nationally recognized loan pricing service or broker quote; provided that:

(i)            if the Administrative Agent determines in its sole discretion that any such quote is not current or accurate, the Administrative Agent may reject such quote; and

(ii)            the Borrower may dispute such determinations in accordance with the “Dispute Rights” mechanism provided in Annex C here~~in~~to and following the resolution of such dispute, the Current Price for such Portfolio Asset shall be the Current Price as determined pursuant to Annex C.

“Daily Simple SOFR”: For any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion which shall be consistent with the then-prevailing market conventions and shall not be adverse to the interests of the Borrower.

“Debt-to-Recurring Revenue Ratio”: With respect to any Recurring Revenue Loan for any Relevant Test Period, either (a) the meaning of “Debt-to-Recurring Revenue Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Debt-to-Recurring Revenue Ratio” or comparable definition, “total indebtedness” (as defined in the Underlying Instruments or comparable definition thereof) of the applicable Obligor divided by Recurring Revenue, as calculated by the Collateral Manager in accordance with and subject to the standard of care in performing its duties under this Agreement and the Credit and Collection Policy, and in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the related Underlying Instruments; provided that, in the event such information necessary to calculate the Debt-to-Recurring Revenue Ratio is unavailable, the Debt-to-Recurring Revenue Ratio shall be a ratio calculated by the Collateral Manager in accordance with and subject to the standard of care in performing its duties under this Agreement and the Credit and Collection Policy.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Right”: The meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Obligation”: Any Portfolio Asset as to which one or more of the following has occurred:

(a) a default as to the payment of principal and/or interest and/or capitalized interest (without regard to any notice requirement or grace period) (provided that such default may continue for a period of up to five Business Days from the date of such default if the Collateral Manager has certified to the Administrative Agent that the payment failure is not due to credit-related reasons);

(b) (i) any other default with respect to such Portfolio Asset that (x) in the reasonable opinion of the Collateral Manager or (y) after the occurrence and during the continuation of an Event of Default, the reasonable opinion of the Administrative Agent, will likely result in a default as to the payment of principal and/or interest on such Portfolio Asset under the Underlying Instrument (whether upon any acceleration thereof or otherwise) or (ii) a default under such Portfolio Asset, together with the election by any Person or group of Persons authorized to exercise any rights or remedies by the applicable Underlying Instruments (including, without limitation, the Borrower) to enforce any of their respective rights or remedies (including, without limitation, acceleration of the Portfolio Asset) pursuant to the applicable Underlying Instruments;

(c) a default as to the payment of principal and or interest (without regard to any notice requirement or grace period) on any other material obligation of any Obligor on such Portfolio Asset that is senior or pari passu in right of payment to such Portfolio Asset and such default would, upon the satisfaction of such notice requirement or the termination of such grace period, constitute a default, event of default or similar condition or event (howsoever described) under the terms of the instrument or agreement pursuant to which such Portfolio Asset was issued or created;

(d) an Insolvency Event has occurred with respect to any obligor on such Portfolio Asset;

(e) there has been effected any amendment, waiver or restructuring during the continuance of an Event of Default without the consent of the Administrative Agent;

(f) events described in clause (a), (d) or (e) of the definition of “Material Modification” unless otherwise consented to in writing by the Administrative Agent in its sole discretion;

(g) such Portfolio Asset is an Eligible Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Eligible Participation Interest; or

(h) such Portfolio Asset is an Eligible Participation Interest in a Portfolio Asset that would, if such Portfolio Asset were a Portfolio Asset, constitute a “Defaulted Obligation”,

provided that, in each of the cases set forth in clauses (a) through (d) above and clause (f) above, such Portfolio Asset will only constitute a Defaulted Obligation for so long as such default has not been cured or waived (excluding any waiver granted by the Collateral Manager, the Equityholder, the Borrower or any entity which controls, is controlled by or under common control with any of the foregoing (whether such control is de jure or de facto) unless the Administrative Agent has consented to such waiver).

“Delayed Draw Loan”: A Loan that requires one or more future advances to be made by the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that, such Loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

“Determination Date”: The last day of each calendar month; provided that, with respect to the Termination Date, the Determination Date shall be the Termination Date.

“DIP Loan”: Any Loan (i) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (ii) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (iii) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).

“Discretionary Sale”: The meaning specified in Section 2.14.

“Discretionary Sale Date”: With respect to any Discretionary Sale, the Business Day on which such Discretionary Sale occurs.

“Disruption Event”: The occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to fund any Advance based on the then current Benchmark, (b) any Lender shall have notified the Administrative Agent of a determination by such Lender that the then current Benchmark does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (c) any Lender shall have notified the Administrative Agent of the inability of such Lender, as applicable, to make, fund or maintain any Advance based on the then current Benchmark.

“Document Custodian”: U.S. Bank National Association, not in its individual capacity, but solely as Document Custodian, its successor in interest pursuant to Section 13.3 or such Person as shall have been appointed Document Custodian pursuant to Section 13.5 or Section 13.6.

“Document Custodian Fee”: The fees, expenses and indemnities of the Document Custodian set forth as such in the Collateral Agent and Document Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.

“Dollars”: Means, and the conventional “$” or “U.S.$” signifies, the lawful currency of the United States.

“EBITDA”: With respect to the Relevant Test Period with respect to the related Portfolio Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the related Underlying Instruments, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the principal Obligor on such Portfolio Asset and any parent or subsidiary that is obligated pursuant to the Underlying Instruments for such Portfolio Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) unallocated depreciation and amortization for such Relevant Test Period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) and any other item the Borrower and the Administrative Agent mutually deem to be appropriate; provided that, with respect to any Obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available.

“Elevation Date”: With respect to each Loan in which an Eligible Participation Interest is granted under to the Borrower, the date on which the legal assignment thereof to the Borrower pursuant to the applicable Underlying Instrument has become effective and such Loan has settled into the Borrower.

“Eligible Portfolio Asset”: Each Portfolio Asset (A) for which the Administrative Agent and the Document Custodian have received (or, in accordance with clause (b) of the definition of “Required Portfolio Asset Documents”, the Document Custodian will receive) the related Required Portfolio Asset Documents; and (B) that satisfies each of the following eligibility requirements (unless the Administrative Agent in its sole discretion agrees to waive any such eligibility requirement with respect to such Portfolio Asset), in each case, as of any date of determination, including, but not limited to, the trade date for the relevant purchase or acquisition thereof (such trade date, the “Portfolio Asset Trade Date”):

(a)            such Portfolio Asset is (i) a First Lien Loan or (ii) a Second Lien Loan, in each case, or an Eligible Participation Interest therein;

(b)            such Portfolio Asset is (i) denominated in USD, EUR or GBP, and (ii) is neither convertible by the related Obligor thereon or thereof into, nor payable in, any other currency;

(c)            the acquisition of such Portfolio Asset will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act;

(d)            such Portfolio Asset does not constitute a DIP Loan;

(e)            the primary Underlying Asset for such Portfolio Asset is (i) not a lease and (ii) is not secured primarily by real property;

(f)            such Portfolio Asset is in the form of and is treated as indebtedness of the related Obligor for United States federal income tax purposes;

(g)            as of the date such Portfolio Asset is first included as part of the Collateral hereunder, such Portfolio Asset is not delinquent in payment after taking into account any applicable grace or cure period;

(h)            such Portfolio Asset and any Underlying Assets comply in all material respects with all Applicable Laws;

(i)            such Portfolio Asset is eligible under its Underlying Instruments (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to be sold to the Borrower and to have a security interest therein granted to the Administrative Agent, as agent for the Secured Parties;

(j)            such Portfolio Asset, together with the Underlying Instruments related thereto, (i) is, to the knowledge of the Borrower following the Borrower’s completion of customary due diligence, in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, subject to customary bankruptcy, insolvency and equity limitations, (ii) is not subject to any litigation, dispute or offset as of its Portfolio Asset Trade Date or, to the knowledge of the Collateral Manager, on any subsequent date, and (iii) contains provisions substantially to the effect that the Obligor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Borrower or any assignee thereof except as required by law;

(k)            such Portfolio Asset (i) was originated and underwritten, or purchased and re-underwritten, by the Borrower or any of its Affiliates in accordance with the Credit and Collection Policy and (ii) is fully documented;

(l)            (i) the Borrower has good and marketable title to, and is the sole owner of, such Portfolio Asset, and (ii) the Borrower has granted to the Administrative Agent a valid and perfected first-priority (subject to Permitted Liens) security interest in the Portfolio Asset and Underlying Instruments, for the benefit of the Secured Parties;

(m)            such Portfolio Asset, and any payment made with respect to such Portfolio Asset, is not subject to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis (subject only to customary carve-outs);

(n)            (x) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance by the Borrower of such Portfolio Asset and (y) all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the borrowing or performance by the related Obligor of such Portfolio Asset (unless the failure to do so could not be reasonably expected to have a material adverse effect), in each case have been duly obtained, effected or given and are in full force and effect;

(o)            such Portfolio Asset and the Underlying Instruments related thereto, are eligible to be sold, assigned or transferred to the Borrower, and neither the sale, transfer or assignment of such Portfolio Asset to the Borrower, nor the granting of a security interest hereunder to the Administrative Agent, violates, conflicts with or contravenes in any material respect any Applicable Law or any contractual or other restriction, limitation or encumbrance binding on the Borrower;

(p)            such Portfolio Asset requires the related Obligor to pay customary maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the related, underlying collateral of such Portfolio Asset;

(q)            as of the Portfolio Asset Trade Date, such Portfolio Asset has a legal final maturity not more than (i) 7.0 years, with respect to a First Lien Loan and (ii) 8.0 years with respect to a Second Lien Loan, in each case, after the Portfolio Asset Trade Date;

(r)            the Underlying Instruments for such Portfolio Asset do not contain a confidentiality provision that would prohibit the Administrative Agent or any Secured Party from obtaining all necessary information with regard to such Portfolio Asset, so long as the Administrative Agent or such Secured Party, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments;

(s)            such Portfolio Asset requires (i) periodic payments of accrued and unpaid interest in cash (x) in a minimum amount of (A) if such Portfolio Asset has a floating interest rate based on the Benchmark, such Benchmark rate plus 2% per annum, (B) if such Portfolio Asset has a floating interest rate based on the Prime Rate, the Prime Rate, or (C) if such Portfolio Asset has a fixed interest rate, 6% per annum and (y) on a current basis no less frequently than quarterly and (ii) a fixed amount of principal payable in cash no later than its stated maturity; provided, that, for the avoidance of doubt no obligation which provides for or permits payments of interest on the principal amount thereof on the basis of a Structured Coupon shall be permitted under this clause (s);

(t)            if such Portfolio Asset is a registration-required obligation within the meaning of Section 163(f)(2) of the Code, such Portfolio Asset is Registered;

(u)            such Portfolio Asset is not (i) a Participation Interest (other than an Eligible Participation Interest) or (ii) a Synthetic Security;

(v)            all information provided by the Borrower or the Collateral Manager with respect to the Portfolio Asset is true, correct and complete in all material respects as of the date such information is provided;

(w)            such Portfolio Asset (A) is not an Equity Security and (B) does not provide for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Collateral or attached with a warrant to purchase an Equity Security;

(x)            such Portfolio Asset (i) is not a Defaulted Obligation and (ii) does not constitute Margin Stock;

(y)            such Portfolio Asset is not (i) a Delayed Draw Loan or (ii) a Revolving Loan, (provided that this clause (y) shall be deemed not to apply to any Delayed Draw Loan or any Revolving Loan if the Unfunded Equity Exposure Amount of such Delayed Draw Loan or Revolving Loan, as applicable, is deposited in the Unfunded Exposure Account);

(z)            the Obligor of which is an Eligible Obligor;

(aa)     such Portfolio Asset is not an obligation whose repayment is subject to substantial non credit related risk as determined by the Collateral Manager in accordance with and subject to the standard of care in performing its duties under this Agreement and the Credit and Collection Policy;

(bb)     such Portfolio Asset is not an obligation that is the subject of an exchange or conversion offer and has not been called for redemption or tender into any other security or property that does not satisfy this definition of “Eligible Portfolio Asset”;

(cc)     such Portfolio Asset is not an obligation by which its terms provide for an increase or decrease in the per annum interest rate payable thereon solely as a function of the passage of time (other than as a result of any change in any underlying index on which such rate is based);

(dd)     such Portfolio Asset is not a letter of credit and does not otherwise include or support a letter of credit;

(ee)     such Portfolio Asset is not secured exclusively by accounts receivable, inventory, machinery, equipment and fixed assets;

(ff)     such Portfolio Asset is not a Prohibited Industry Portfolio Asset;

(gg)     the Obligor with respect to such Portfolio Asset is not (i) a Person that is (x) listed or referred to on any applicable Sanctions list maintained by any relevant Sanctions Authority, including but not limited to the OFAC’s list of Specially Designated Nationals; (y) located in or incorporated under the laws of a country or territory targeted by country-wide or territory-wide Sanctions enforced or administered from time to time by any relevant Sanctions Authority (as at the date of this Agreement, Cuba, Iran, North Korea, Syria or the Crimea, Donetsk People’s Republic, or Luhansk People’s Republic regions of Ukraine); or (z) otherwise subject to applicable Sanctions based on direct or indirect ownership or control, individually or in the aggregate, by any Person meeting any of the criteria set forth in clauses (x) or (y); or (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated in the list of “High-Risk Jurisdictions subject to a Call for Action” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns; or (v) an Affiliate of any Person meeting any of the criteria set forth in clauses (i) through (iv) above;

(hh)     such Portfolio Asset is not a construction loan or a project finance loan;

(ii)            such Portfolio Asset is not a Zero Coupon Obligation, chattel paper or an interest only Loan;

(jj)     the Portfolio Asset is (i) governed by a credit agreement or (ii) issued pursuant to an indenture or similar instrument and is offered pursuant to an offering circular or prospectus;

(kk)     no selection procedure adverse to the interests of any of the Lenders or the Administrative Agent in any material respect was utilized in the selection of such Portfolio Asset for inclusion as a Portfolio Asset, taking into account the eligibility criteria and Concentration Limitations set forth herein;

(ll)     such Portfolio Asset is not a Structured Finance Obligation;

(mm)     such Portfolio Asset is (i) a Liquid Loan, (ii) an Illiquid Loan, or (iii) a Recurring Revenue Loan or (iv) an Eligible Participation Interest in any of clauses (i), (ii) or (iii) in this clause (mm);

(nn)     such Portfolio Asset is not a Cov-Lite Loan, unless such obligation is a Cov-Lite Large Cap Loan;

(oo)            as of the Portfolio Asset Trade Date, the Purchase Price of such Portfolio Asset (expressed as a percentage of par and computed without reference to any accrued interest) on the Portfolio Asset Trade Date is not less than the greater of (i) 70% and (ii) 80% of the S&P/LSTA US Leveraged Loan 100 Index;

(pp)     the Assigned Value of such Portfolio Asset (expressed as a percentage of par and computed without reference to any accrued interest) is not less than 70% of the S&P/LSTA US Leveraged Loan 100 Index;

(qq)     as of the Portfolio Asset Trade Date, if such Portfolio Asset is a First Lien Liquid Loan (or an Eligible Participation Interest therein), it either has a Moody’s Rating of not less than “B3” or an S&P Rating of not less than “B-”, provided that if such Portfolio Asset has both a Moody’s Rating and an S&P Rating, then such Moody’s Rating is not less than “B3” and such S&P Rating is not less than “B-”;

(rr)     as of the Portfolio Asset Trade Date, if such Portfolio Asset is a Second Lien Liquid Loan (or an Eligible Participation Interest therein), it either has a Moody’s Rating of not less than “Caa2” or an S&P Rating of not less than “CCC”, provided that if such Portfolio Asset has both a Moody’s Rating and an S&P Rating, then such Moody’s Rating is not less than “Caa2” and such S&P Rating is not less than “CCC”;

(ss)     such Portfolio Asset is not an ABL Loan (or a Participation Interest therein);

(tt)     as of the Portfolio Asset Trade Date, the LTM EBITDA of the relevant Obligor is at least $25,000,000, provided that this clause (tt) is deemed to be satisfied with respect to a Recurring Revenue Loan;

(uu)     such Portfolio Asset satisfies such other eligibility criteria as may be mutually agreed upon by the Administrative Agent and the Borrower prior to the applicable Advance Date; and

(vv)     (i) if such a Portfolio Asset is a First Lien Loan (other than a Recurring Revenue Loan) (or an Eligible Participation Interest in such First Lien Loan (other than a Recurring Revenue Loan)), the relevant Obligor has a Net Senior Leverage Ratio, as of the Portfolio Asset Trade Date, less than 8.00 to 1.00, (ii) if such a Portfolio Asset is a Second Lien Loan (or an Eligible Participation Interest in such Second Lien Loan), the relevant Obligor has a Total Leverage Ratio, as of the Portfolio Asset Trade Date, less than 8.00 to 1.00 and (iii) if such a Portfolio Asset is a Recurring Revenue Loan (or an Eligible Participation Interest therein), the relevant Obligor has a Debt-to-Recurring Revenue Ratio, as of the Portfolio Asset Trade Date, less than 3.00 to 1.00, provided that, notwithstanding any clauses in the foregoing definition of “Eligible Portfolio Asset,” if separately agreed to by the Borrower and the Administrative Agent, the Administrative Agent may waive any of the eligibility criteria with respect to a particular Portfolio Asset.

“Eligible Obligor”: Any Obligor:

(a)            that is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b)            that is not a Governmental Authority;

(c)            that is not an Affiliate of the Borrower, the Equityholder or the Collateral Manager;

(d)            that is not the subject of an Insolvency Event and, as of the Portfolio Asset Trade Date, such Obligor has not, to the Borrower’s knowledge after completion of customary due diligence, experienced a material adverse change in its financial condition since the date the related Portfolio Asset was underwritten by the Borrower or its Affiliate; and

(e)            that has its Principal Place of Business in any of the G7 Countries.

“Eligible Participation Interest”: A Participation Interest in a Loan originated by a bank or financial institution that, at the time of acquisition, or the Borrower’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Loan were it acquired directly, (ii) the Selling Institution is a lender on the Loan, (iii) the aggregate participation in the Loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such Loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the Loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of the Borrower’s acquisition, (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the Loan or commitment that is the subject of the Loan participation and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for Loan participation transactions among institutional market participants, provided, in each case, that each such Participation Interest shall cease to constitute an “Eligible Participation Interest” for the purposes of this Agreement or any other Transaction Document on the earlier of (x) its respective Elevation Date and (y) the 45th calendar day (or such later date as may be determined by the Administrative Agent in its sole and absolute discretion) following the relevant Portfolio Asset Trade Date. For the avoidance of doubt, Eligible Participation Interests shall not include any sub-participation interest in any Loan.

“Equityholder”: The meaning specified in the Preamble.

“Equity Security”: (i) Any equity security or any other security that is not eligible for purchase by the Borrower as a Loan (or a Participation Interest) and (ii) any security purchased as part of a “unit” with a Loan and that itself is not eligible for purchase by the Borrower as a Loan (or a Participation Interest).

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower.

“Euro”, “EUR” or “€”: Such coin or currency of the European Union as at the time shall be legal tender for all debts, public and private.

“Event of Default”: The meaning specified in Section 9.1.

“Excepted Persons”: The meaning specified in Section 12.13(a).

“Excess Concentration Amount”: At any time in respect of which any one or more of the Concentration Limitations are exceeded, the portions (calculated without duplication) of each Portfolio Asset that cause such Concentration Limitations to be exceeded, as calculated by the Collateral Manager and certified in writing (which writing may be in the form of an email) to the Administrative Agent (with a copy to the Collateral Agent); provided that any such portion expressly approved by the Administrative Agent for inclusion in each Borrowing Base shall not constitute part of the Excess Concentration Amount.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: Any amount received in the Collection Account with respect to any Portfolio Asset included as part of the Collateral, (i) which amount is attributable to the reimbursement of payment by the Borrower or any Affiliate (other than from amounts on deposit in the Collection Account) of any Tax, fee or other charge imposed by any Governmental Authority on such Portfolio Asset or on any Underlying Assets or (ii) which amount was deposited into the Collection Account in error.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or a Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exposure Amount Shortfall”: The meaning specified in Section 2.2(e).

“Facility Attachment Ratio”: With respect to any Eligible Portfolio Asset, as of any date of determination, an amount equal to (a) if such Eligible Portfolio Asset is a First Lien Loan (or any Participation Interest in such Loan), the product of (i) the First Out Attachment Ratio, (ii) the applicable Advance Rate and (iii) the Assigned Value, and (b) if such Eligible Portfolio Asset is a Second Lien Loan (or any Participation Interest in such Loan), the sum of (i) the Net Senior Leverage Ratio and (ii) the product of (A) the Total Leverage Ratio less the Net Senior Leverage Ratio, (B) the applicable Advance Rate and (C) the Assigned Value.

“Facility Amount”: On the Closing Date, USD 250,000,000, as such amount may vary from time to time pursuant to Sections 2.1(c) and 2.3 hereof; provided that on or after the earlier to occur of the Revolving Period End Date or the Termination Date, the Facility Amount shall mean the Advances Outstanding.

“Facility Maturity Date”: The two-year anniversary of the Revolving Period End Date.

“FATCA”: Sections 1471 through 1474 of the Code, as in effect on the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing the foregoing.

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate”: For any day, a per annum rate equal to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent for such day (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Last Out Loan”: A Loan which satisfies the definition of First Lien Loan except that such Loan is subordinated in application of proceeds pursuant to a specified priority of payments to other senior secured loans of the same Obligor until such other senior secured loans are paid in full; provided that, notwithstanding the foregoing, such Loan would not constitute a “First Lien Last Out Loan”, but would instead constitute a First Lien Loan, for so long as the relevant subordination of such Loan does not exceed the related Obligor’s EBITDA (based on the most recently available quarterly financial statements of such Obligor).

“First Lien Loan”: A Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) that is secured by a pledge of collateral, which security interest is validly perfected and first priority (subject to Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof) under Applicable Law, (iii) the Collateral Manager determines in good faith that the value of the collateral securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral and (iv) is not secured solely or primarily by common stock or other equity interests.

“First Lien Illiquid Loan”: Any First Lien Loan that is not a Liquid Loan.

“First Lien (Large Cap) Loan”: A First Lien Illiquid Loan with respect to which the LTM EBITDA of the relevant Obligor as of the Inclusion/Amendment Date of such Loan is at least USD 50,000,000 (or if such First Lien Illiquid Loan is not denominated in U.S. Dollars, the USD Equivalent of 50,000,000).

“First Lien Liquid Loan”: Any First Lien Loan that is a Liquid Loan.

“First Lien (Middle Market) Loan”: A First Lien Illiquid Loan with respect to which the LTM EBITDA of the relevant Obligor as of the Inclusion/Amendment Date of such Loan is at least USD 25,000,000 (or if such First Lien Illiquid Loan is not denominated in U.S. Dollars, the USD Equivalent of 25,000,000) but less than USD 50,000,000 (or if such First Lien Illiquid Loan is not denominated in U.S. Dollars, the USD Equivalent of 50,000,000).

“First Out Attachment Ratio”: With respect to any Eligible Portfolio Asset, as of any date of determination, an amount equal to the “senior net leverage ratio” or any comparable term relating to any “first out” senior secured Indebtedness in the Underlying Instruments for such Portfolio Asset; provided that if the “senior net leverage ratio” or such comparable term is not defined in the Underlying Instruments, then the First Out Attachment Ratio shall be the ratio of such “first out” senior secured Indebtedness (less Unrestricted Cash) to EBITDA, as calculated by the Collateral Manager in good faith using information from calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Underlying Instruments. For the avoidance of doubt, “first out” senior secured Indebtedness refers to all or any portion of such Portfolio Asset that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the relevant Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings.

“Fitch”: Fitch Ratings, Inc. or any successor thereto.

“Foreign Lender”: A Lender that is not a U.S. Person.

“Funding Date”: With respect to any Advance, the date on which such Advance is made, which shall be the second Business Day following the Business Day of receipt by the Administrative Agent and Lender of a Funding Notice and other required deliveries in accordance with Section 2.2.

“Funding Notice”: A notice in the form of Exhibit A-1 requesting an Advance, including the items required by Section 2.2.

“G7 Countries”: Any of the United States, Canada, France, Germany, Italy, Japan and the United Kingdom

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“GBP”, “£”, and “Sterling”: Such coin or currency of the United Kingdom as at the time shall be legal tender for all debts, public and private.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Harvest Period”: The period commencing on and including the Revolving Period End Date and ending on and including the Facility Maturity Date.

~~“Harvest Period Reduction Fee”: With respect to any reduction of the Facility Amount at any time during the Harvest Period and pursuant to Section 2.3(a), an amount equal to (i) the amount of such reduction (other than a Harvest Period No-Fee Reduction) multiplied by (ii) the Interest Rate multiplied by (iii) the number of days remaining until (but excluding) the Facility Maturity Date divided by (iv) 365 multiplied by (v) the Applicable Make-Whole Percentage.~~

~~“Harvest Period No-Fee Reduction”: shall mean a reduction in the Facility Amount as a direct result of and in an amount equal to the net cash proceeds received by the Borrower either (i) from the application of any scheduled or unscheduled prepayment(s), redemption(s) or amortization(s) of principal with respect to one or more Portfolio Assets occurring after the Revolving Period End Date or (ii) from any action taken by the Borrower solely due to, and as a direct result of, any prepayment, redemption or amortization described in clause (i) to cause the Concentration Limitations to be satisfied.~~

“Highest Required Investment Category”: (i)  With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one (1) month instruments, “Aa2” and “P-1” for three (3) month instruments, “Aa3” and “P-1” for six (6) month instruments and “Aa2” and “P-1” for instruments with a term in excess of six (6) months, (ii) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments, and (iii) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“Illiquid Loan”: A Loan which is not a Liquid Loan.

“Illiquid Portfolio Asset”: A Portfolio Asset that is an Illiquid Loan or a Participation Interest in an Illiquid Loan.

“Inclusion Date”: With respect to any substitution or contribution of a Portfolio Asset to the Borrower pursuant to the Sale Agreement or any other acquisition by the Borrower, the Portfolio Asset Trade Date for such substitution, contribution or acquisition, as applicable.

“Inclusion/Amendment Date”: With respect to any Portfolio Asset, the later of (a) the Inclusion Date for such Portfolio Asset and (b) the most recent Amendment Date for such Portfolio Asset.

“Increased Costs”: Any amounts that an Affected Party has notified the Borrower pursuant to Section 2.12(d) are required to be paid by the Borrower to an Affected Party pursuant to Section 2.12.

“Indebtedness”: With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) above.

“Indemnified Amounts”: The meaning specified in Section 10.1(a).

“Indemnified Parties”: The meaning specified in Section 10.1(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (a) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person (other than the payment of any amounts as compensation for actual services rendered), and (b) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

“Independent Manager”: The meaning specified in Section 4.1(u)(xxv).

“Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Ineligible Assignee”: Any private investment company, investment firm, investment partnership, private equity fund or other private equity investment vehicle.

“Ineligible Portfolio Asset”: Any Portfolio Asset as of any date of determination, other than a Portfolio Asset:

(a)            that at the time of purchase satisfies the conditions set forth in Section 2.14);

(b)            that satisfies the definition of “Eligible Portfolio Asset”; and

(c)            that satisfies the definition of “Concentration Limitations”, provided that a Portfolio Asset shall constitute an Ineligible Portfolio Asset as a result of a violation of the definition of “Concentration Limitations” only with respect to the portion of such Portfolio Asset that (together with the equivalent and equal portions of any other Portfolio Assets which are members of the relevant category) causes the failure by the Borrower to satisfy any of the clauses or sub-clauses of the definition of “Concentration Limitations”, allocated across Portfolio Assets by the Administration Agent (in the case where a Portfolio Asset violates or causes the violation of more than one of the prongs to the definition of “Concentration Limitations”), provided that, notwithstanding any clauses in the foregoing definition of “Ineligible Portfolio Asset,” (i) if separately agreed to by the Collateral Manager and the Administrative Agent, the Administrative Agent may deem any Portfolio Asset that would otherwise constitute an Ineligible Portfolio Asset not to be treated as an Ineligible Portfolio Asset hereunder and (ii) with respect to any Portfolio Asset that would, as of its Portfolio Asset Trade Date, be an Ineligible Portfolio Asset but for the operation of clause (i) in this proviso, if any of the conditions stipulated by the Administrative Agent for the purposes of deeming such Portfolio Asset not to be an Ineligible Portfolio Asset is not satisfied on any date of determination, such Portfolio Asset shall constitute an “Ineligible Portfolio Asset”.

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest”: For each Accrual Period, the sum of the amounts determined (with respect to each day during such Accrual Period) in accordance with the following formula:

IR x P x 1
              D

where:

IR	=	the Interest Rate for such day;

P	=

(i)  for each day during the period commencing on and including the Closing Date to but excluding the ~~Ramp-Up Period End~~first-month anniversary of the Closing Date, the greater of (x) the Advances Outstanding on such day and (y) ~~50~~0% of the Maximum Facility Amount; ~~and~~

(ii) for each day ~~from~~ during the period commencing on and including the ~~Ramp-Up Period End Date,~~first-month anniversary of the Closing Date to but excluding the sixth-month anniversary of the Closing Date: the greater of (x) the Advances Outstanding on such day and (y) ~~75~~25% of the Maximum Facility Amount;

(iii) for each day during the period commencing on and including the sixth-month anniversary of the Closing Date to but excluding the ninth-month anniversary of the Closing Date: the greater of (x) the Advances Outstanding on such day and (y) 50% of the Maximum Facility Amount;

(iv) for each day during the period commencing on and including the ninth-month anniversary of the Closing Date to but excluding the Revolving Period End Date: the greater of (x) the Advances Outstanding on such day and (y) 80% of the Maximum Facility Amount; and

(v) for each day during the period commencing on and including the Revolving Period End Date: the Maximum Facility Amount; and

D	=	360 days (or, to the extent the Interest Rate for such day is determined pursuant to the proviso of the definition thereof, 365 or 366 days, as applicable).

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collections”: All payments of interest, late fees, amendment fees, prepayment fees and premiums, extension fees, consent fees and waiver fees on Portfolio Assets and Permitted Investments, including any payments of accrued interest received on the sale of Portfolio Assets or Permitted Investments and all payments of principal (including principal prepayments) on Permitted Investments purchased with the proceeds described in this definition, in each case, received in cash by or on behalf of the Borrower, the Collateral Agent or the Securities Intermediary; provided that, Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Portfolio Asset and (y) interest received in respect of a Portfolio Asset (including in connection with any sale thereof), which interest was purchased with Principal Collections and (z) any amounts received in respect of any Defaulted Obligation will constitute Principal Collections (and not Interest Collections) until the aggregate of all Collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding Principal Balance of such Portfolio Asset at the time it became a Defaulted Obligation; thereafter, any such amounts will constitute Interest Collections.

“Interest Collection Account”: A collective reference to each Securities Account (and any sub-account) created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account” for the deposit of USD, EUR and GBP (as applicable) in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Interest Rate”: With respect to any day, a rate per annum equal to (a) the applicable Benchmark for such day plus (b) the Applicable Spread for such day; provided that, for any day after the occurrence and during the continuance of a Disruption Event, the “Interest Rate” on that portion of the Advances Outstanding owing to the affected Lender accruing at the applicable Benchmark shall mean a rate per annum equal to (x) the Base Rate for such day plus (y) the Applicable Spread for such day.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Portfolio Assets and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Portfolio Assets.

“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.

“IRS”: The United States Internal Revenue Service.

“Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit I to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by Section 2.1(c).

“Lenders”: The meaning specified in the Preamble, including UBS AG London Branch, and each financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower as contemplated by Section 2.1(c).

“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person.

“Liquid Loan”: A Loan which is the subject of at least two independent bid quotations as reported on IDC, Markit or BBG (or any successor nationally recognized loan pricing service designated by the Collateral Manager by notice to the Administrative Agent and the Collateral Agent).

“Liquid Portfolio Asset”: A Portfolio Asset that is a Liquid Loan or a Participation Interest in a Liquid Loan.

“Loan”: Any loan which represents an obligation of the relevant Obligor that is (a) sourced or originated by the Seller or any of its Affiliates and which the Borrower acquires or (b) which the Borrower originates or acquires from a third party in the ordinary course of its business; provided that, any such loan is similar to those typically made to a commercial client or syndicated, sold or participated to a commercial bank or institutional loan investor or other financial institution in the ordinary course of business.

“Loan Register”: The meaning specified in Section 5.3(n).

“Make-Whole Fee”: With respect to any reduction of the Facility Amount at any time during the Revolving Period and pursuant to Section 2.3(a), an amount equal to (i) the amount of such reduction multiplied by (ii):

(a)            if the reduction occurs on or prior to the 12-month anniversary of the Closing Date, 6%;

(b)            if the reduction occurs after the 12-month anniversary of the Closing Date but prior to the 24-month anniversary of the Closing Date, 4%; and

(c)            if the reduction occurs after the 24-month anniversary of the Closing Date but prior to the Revolving Period End Date, 2%.

“Mandatory Sale”: The meaning specified in Section 2.14.

“Margin Stock”: “Margin Stock” as defined under Regulation U.

“Material Action”: The meaning specified in the Borrower LLC Agreement.

“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Portfolio Assets generally or any material portion of the Portfolio Assets, (c) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower or the Collateral Manager to perform its obligations under any Transaction Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Administrative Agent’s or the other Secured Parties’, lien on the Collateral.

“Material Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing a Portfolio Asset executed or effected on or after the date on which the Borrower acquired such Portfolio Asset that:

(a)            (i) reduces, delays or forgives any or all of the principal amount of such Portfolio Asset as and when due or (ii) extends or delays (A) the stated maturity date of such Portfolio Asset or (B) the required or scheduled amortization for such Portfolio Asset, and such extension or delay has not been approved by the Administrative Agent in its sole reasonable discretion;

(b)            waives one or more interest payments, or permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Portfolio Asset (other than any such waiver that occurs without any further action in accordance with the terms of the applicable Underlying Instrument);

(c)            contractually or structurally subordinates such Portfolio Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Portfolio Asset;

(d)            substitutes, alters or releases (other than as permitted by such Underlying Instruments) all or a material portion of the Underlying Assets securing such Portfolio Asset, and each such substitution, alteration or release, as determined in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Portfolio Asset; or

(e)            amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio”, “Total Leverage Ratio”, “Cash Interest Coverage Ratio”, “Recurring Revenue”, “Debt-to-Recurring Revenue Ratio”, “Permitted Liens” or “Indebtedness” (or any respective comparable definition in its Underlying Instruments, including any adjustment to EBITDA or Adjusted EBITDA or similar definition) or the definition of any component thereof (including any adjustment to EBITDA or Adjusted EBITDA or similar definition) in a manner that, in the sole discretion of the Administrative Agent, is materially adverse to the Administrative Agent or any Lender; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may waive any Material Modification resulting from such implementation pursuant to this clause (e).

“Maximum Advance Rate”: On any date of determination, 67.5%.

“Maximum Facility Amount”: USD 250,000,000, as such amount may vary from time to time pursuant to Section 2.1(c); provided that on any date of determination after the Revolving Period End Date, the Maximum Facility Amount shall be deemed to be the Advances Outstanding as of such date.

“Measurement Date”: Each of the following: (i) the Closing Date; (ii) each date on which the Administrative Agent, by notice to the Borrower, adjusts the Assigned Value of a Portfolio Asset following the occurrence of a Value Adjustment Event with respect thereto; (iii) each Determination Date, (iv) the date of each Transaction and (v) the date of each Sale, acquisition of a Portfolio Asset, reinvestment of Principal Collections, and/or substitution.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Net Senior Leverage Ratio”: With respect to any Portfolio Asset for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Portfolio Asset, or (b) in the case of any Portfolio Asset with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Portfolio Asset) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and Collateral Manager in accordance with and subject to the standard of care in performing its duties under this Agreement and the Credit and Collection Policy, and in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the related Underlying Instruments, provided that, in either case, for any Portfolio Asset subject to a Recurring Revenue Reclassification Date, any references to the Net Senior Leverage Ratio as of the date on which such Portfolio Asset was acquired by the Borrower shall be deemed to mean such ratios determined by the Administrative Agent in its sole discretion as of the Recurring Revenue Reclassification Date.

“Non-Canadian Portfolio Asset”: A Portfolio Asset where the Principal Place of Business of the relevant Obligor is not Canada.

“Non-Markit Loan”: Any Loan for which prices are not reported on Markit or BBG (or any successor nationally recognized loan pricing service designated by the Administrative Agent).

“Non-US Portfolio Asset”: A Portfolio Asset where the Principal Place of Business of the relevant Obligor is not the United States.

“Non-Usage Fee”: A fee with respect to each Accrual Period in an amount equal to the sum for each day during such Accrual Period of (x) the product of (a) the Unused Facility Amount as of the close of business on such day multiplied by (b) the Non-Usage Fee Rate with respect to such day divided by (y) 365.

“Non-Usage Fee Rate”: 0.50% per annum.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the Borrower has not requested a promissory note from the related Obligor.

“Notice of Exclusive Control”: The meaning specified in the Securities Account Control Agreement.

“Obligations”: The unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Advances and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Document Custodian or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Transaction Documents) or otherwise.

“Obligor”: With respect to any Portfolio Asset, any Person or Persons obligated to make payments pursuant to or with respect to such Portfolio Asset, including any guarantor thereof.

“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“OLB”: For any Portfolio Asset as of any date of determination, an amount equal to the product of (x) the Assigned Value of such Portfolio Asset as of such date of determination, and (y) the Principal Balance of such Portfolio Asset outstanding as of such date of determination.

For purposes of calculating the OLB (and any related determination), (i) the trade date (and not the settlement date) with respect to any acquisition or disposition of a Portfolio Asset shall be used to determine whether and when such acquisition or disposition has occurred, (ii) such calculation shall exclude the aggregate amount of all Cash representing the Purchase Price for Portfolio Assets that are the subject of any binding commitment of the Borrower to purchase and with respect to which the relevant settlement date has not yet occurred, (iii) such calculation shall include the aggregate amount of all Cash representing the sale price for Portfolio Assets that are the subject of any binding commitment of the Borrower to sell and with respect to which the relevant settlement date has not yet occurred, and (iv) any amounts that are not denominated in USD (including, without limitation, any Cash or Permitted Investment) shall be converted into USD using the spot rate determined by the Administrative Agent.

“Operating Lease Implementation”: The implementation by an Obligor of IFRS 16/ASC 842.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion.

“Original Cash Interest Coverage Ratio”: With respect to any Portfolio Asset, the Cash Interest Coverage Ratio for such Loan on the date of the related Inclusion/Amendment Date.

“Original Net Senior Leverage Ratio”: With respect to any Portfolio Asset, the Net Senior Leverage Ratio for such Portfolio Asset on the related Inclusion/Amendment Date.

“Original Total Leverage Ratio”: With respect to any Portfolio Asset, the Total Leverage Ratio for such Portfolio Asset on the related Inclusion/Amendment Date.

“Other Connection Taxes”: With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Advance or Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document or any other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of Advances hereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a request by the Borrower).

“Participation Interest”: A participation interest in (e.g., an equitable assignment or other beneficial but not record ownership of) a Loan.

“Participant Register”: The meaning specified in Section 12.16(b).

“Payment Date”: The tenth Business Day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing in March 2023.

“Payment Duties”: The meaning specified in Section 7.2(b)(vii).

“Payment Recipient”: The meaning specified in Section 11.10(a).

“Pension Plans”: The meaning specified in Section 4.1(w).

“Permitted Investments”: Negotiable instruments or securities or other investments (which may include obligations, deposits, instruments, investments and securities of or with the Collateral Agent or any Affiliate of the Collateral Agent, or of or with issuers for which the Collateral Agent or an Affiliate of the Collateral Agent provides services or receives compensation) that (i) except in the case of time deposits and investments in money market funds, are represented by instruments in registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (ii) as of any date of determination, mature by their terms on or prior to the Business Day preceding the next Payment Date, (iii) have payments thereon to the Borrower that are not subject to any withholding tax unless the obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis and (iv) evidence:

(f)            direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(g)            demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that, at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from any Rating Agency in the Highest Required Investment Category granted by such Rating Agency;

(h)            commercial paper, or other short-term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by any Rating Agency;

(i)            demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively, and if rated by Fitch, from Fitch of “F-1+”; or

(j)            time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each of Moody’s, S&P and Fitch (if rated by Fitch);

provided that, notwithstanding the foregoing clauses (a) through (e), unless the Borrower and the Collateral Manager have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Borrower or the Collateral Manager to the Collateral Agent (on which the Collateral Agent may rely) that the advice specified in this definition has been received by the Borrower and the Collateral Manager), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Agent shall have no obligation to oversee or monitor compliance with the foregoing.

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as bank’s, securities intermediary’s, materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Transaction Documents and (d) Liens expressly permitted under the Securities Account Control Agreement.

“Person”: An individual, partnership, corporation, company, limited liability company, limited liability partnership, joint stock company, trust (including a statutory or business trust), estate, unincorporated association, sole proprietorship, joint venture, nonprofit corporation, group, sector, government (or any agency, instrumentality or political subdivision thereof), territory or other entity or organization.

“PIK Loan”: A Loan which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan for up to 24 calendar months prior to such Loan requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received; provided that a Loan that would otherwise constitute a “PIK Loan” shall be deemed to be an Ineligible Portfolio Asset if the portion of such Loan that is accruing interest required to be paid in Cash pursuant to the terms of the related Underlying Instruments is accruing at an interest rate, (i) if such Loan is subject to a floating rate, less than the applicable benchmark or index plus 4.00% or (ii) if such Loan is subject to a fixed rate, less than 4.00%.

“Portfolio”: At any time, all Portfolio Assets, Cash and Permitted Investments held by the Borrower at such time.

“Portfolio Asset”: A Loan (or an Eligible Participation Interest therein) or any portion thereof that on its Portfolio Asset Trade Date satisfies the definition of “Eligible Portfolio Asset”. Unless the context otherwise requires, all references to a “Portfolio Asset” will refer to a Loan (or Eligible Participation Interest therein) or portion thereof held by the Borrower.

“Portfolio Asset Checklist”: An electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Document Custodian, for each Portfolio Asset, of all Required Portfolio Asset Documents to be included within the respective Portfolio Asset File, which shall specify whether such document is an original or a copy.

“Portfolio Asset File”: For each Portfolio Asset, the following documents or instruments, as set forth on the related Portfolio Asset Checklist:

(a)            copies of each of the Required Portfolio Asset Documents;

(b)            to the extent applicable to such Portfolio Asset, the final copies for any related subordination agreement, intercreditor agreement, or similar instruments, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto; and

(c)            either (i) copies of any financing statements under the UCC, if any, and any related continuation statements, each showing the Obligor as debtor and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Collateral Manager to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing.

“Portfolio Asset List”: The Portfolio Asset List provided by the Borrower to the Administrative Agent, the Collateral Agent and the Document Custodian, in the form of Schedule III hereto, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.

“Portfolio Asset Tape”: The portfolio asset tape to be delivered by the Collateral Manager in connection with each Borrowing Base Certificate, which tape shall include (but not be limited to) the aggregate OLB of all Portfolio Assets and, with respect to each Portfolio Asset, the following information:

(a)            name of the related Obligor;

(b)            calculation of the Net Senior Leverage Ratio for the most recent Relevant Test Period;

(c)            calculation of the Cash Interest Coverage Ratio for the most recent Relevant Test Period;

(d)            calculation of the Total Leverage Ratio for the most recent Relevant Test Period;

(e)            collection status (number of days past due);

(f)            portfolio asset status (whether in default (and the number of days such default is outstanding) or on non-accrual status);

(g)            scheduled maturity date;

(h)            portfolio asset rate of interest (and reference rate, if applicable);

(i)            floating rate floor (if applicable);

(j)            Advance Value;

(k)            Principal Balance;

(l)            Purchase Price;

(m)            Moody’s Obligor rating (if available);

(n)            S&P Obligor rating (if available);

(o)            whether such Portfolio Asset has been subject to a Value Adjustment Event (and of what type);

(p)            whether such Portfolio Asset has been subject to any waiver, amendment, restatement, supplement or other modification (and whether such action constitutes a Material Modification);

(q)            the date on which such Portfolio Asset was acquired or originated by the Borrower;

(r)            maintenance capital expenditures and cash taxes paid by the related Obligor during the applicable Relevant Test Period or, if either are unavailable, a good faith approximation by the Collateral Manager; provided that, the information required under this clause (r) shall only be updated annually or as otherwise requested by the Administrative Agent;

(s)            payment frequency;

(t)            Obligor’s domicile;

(u)            Obligor’s Principal Place of Business;

(v)            financial reporting failure (yes or no);

(w)            EBITDA for the applicable Relevant Test Period (and the date as of which such calculation was made);

(x)            revenue for the applicable Relevant Test Period (and the date as of which such calculation was made) as calculated and delivered by the related Obligor or, if not calculated and delivered by such Obligor, as calculated by the Collateral Manager in its commercially reasonable determination;

(y)            aggregate gross debt (and the date as of which such calculation was made), as calculated and delivered by the related Obligor or, if not calculated and delivered by such Obligor, as calculated by the Collateral Manager in its commercially reasonable determination;

(z)            the “as of” date, with respect to the financials used for such Obligor;

(aa)     Loan type;

(bb)     tranche size;

(cc)     whether such Loan (or Participation Interest therein) is a Delayed Draw Loan or a Revolving Loan;

(dd)     an indication as to whether each such Portfolio Asset is an Eligible Participation Interest (including the name of the applicable Selling Institution); and

(ee)     a list of all Participation Interests for which the Elevation Date has not occurred and which continue to be held by the Borrower as of the close of business on the immediately preceding Business Day (as shall be identified to the Collateral Agent by the Borrower or the Collateral Manager acting on its behalf).

“Portfolio Asset Trade Date”: The meaning set forth in the definition of “Eligible Portfolio Asset”.

“Prime Rate”: The Federal Reserve Bank Prime Loan Rate US or such other rate announced by UBS from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by UBS or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Balance”: With respect to (a) any item of Collateral (other than a Delayed Draw Loan or a Revolving Loan), the outstanding principal amount of such Collateral (excluding any capitalized interest) and (b) any Delayed Draw Loan or a Revolving Loan, the outstanding principal of such Delayed Draw Loan or a Revolving Loan (excluding any capitalized interest), plus (except as expressly set forth herein) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Delayed Draw Loan or a Revolving Loan; provided that, in each case, for purposes of determining the Principal Balance of any non-USD denominated Loan on any date of determination, the Principal Balance of such Loan shall be converted into USD using the spot rate determined by the Administrative Agent.

“Principal Collections”: All amounts received by the Borrower, the Collateral Agent or the Securities Intermediary in respect of the Portfolio Assets, Permitted Investments and Equity Securities that are not Interest Collections to the extent received in cash by or on behalf of the Borrower, the Collateral Agent or the Securities Intermediary.

“Principal Collection Account”: A collective reference to each Securities Account (and any sub-account) created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account” for the deposit of USD, EUR and GBP (as applicable) in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Principal Place of Business”: In relation to any Obligor, the country in which, in the Administrative Agent’s good faith estimate, the largest portion of such Obligor’s operations are located or from which the largest portion of its revenue is derived, in each case directly or through subsidiaries.

“Pro Rata Share”: With respect to a Lender, the percentage obtained by dividing the amount of the Commitment of (or, after the Revolving Period End Date, the Advances Outstanding owing to) such Lender (as determined pursuant to the definition of Commitment) by the Facility Amount.

“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Prohibited Industry Portfolio Asset”: A Portfolio Asset for which the relevant Obligor is primarily or directly involved in (or for which the proceeds received by the relevant Obligor is used to finance):

(a)            any of the payday loan, assault weapon, firearms manufacturing, gambling (including online or telephonic gambling, but excluding hospitality and/or resorts development or management), adult entertainment related or licensed marijuana related industries and any other industry which involves any activity that the Administrative Agent reasonably believes is or would be illegal in any jurisdiction within any of Switzerland, the United States or the United Kingdom if it were carried out there (regardless of where the activity is actually carried out); or

(b)            any industry which involves any activity which the Administrative Agent either (x) is notified by a Governmental Authority or (y) acting in a commercially reasonable manner and in good faith, determines, in each case, could result in the Administrative Agent’s involvement in any capacity in the transactions contemplated by this Agreement or any of the Transaction Documents violating any law, rule or regulation applicable to the Administrative Agent.

“Purchase Price”: With respect to any Portfolio Asset, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Portfolio Asset were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Portfolio Asset (exclusive of any interest, Accreted Interest and original issue discount) divided by (ii) the Principal Balance of such Portfolio Asset outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest and original issue discount); provided that, if the ratio of clause (i) to clause (ii) above with respect to a Portfolio Asset (which is originated less than 3 months prior to the acquisition thereof by the Borrower in the secondary market) is equal to 97% or higher, such Portfolio Asset shall be deemed to have a Purchase Price of 100%.

“QFC”: The meaning assigned to the term “qualified financial contract” in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Institution”: A depository institution, bank or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term issuer rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term issuer rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term issuer rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term issuer rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC.

“Ramp-Up Period End Date”: The six-month anniversary of the Closing Date, or such later date as mutually agreed by the Administrative Agent and the Borrower (or the Collateral Manager on its behalf) in writing.

“Rating Agency”: Each of S&P, Fitch and Moody’s.

“Recipient”: (a) The Administrative Agent, and (b) any Lender, as applicable.

“Recurring Revenue”: With respect to any Recurring Revenue Loan, the meaning of “Recurring Revenue” or any comparable definition in the related Underlying Instruments relating to recurring maintenance or support revenues, subscription revenues, and recurring revenues attributable to software licensed or sold (excluding one-time license revenues) in the Underlying Instruments for such Loan.

“Recurring Revenue Loan”: A Loan that (i) has a related Obligor organized under the law of the United States and is denominated in Dollars, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law, (iii) has a related Obligor that is principally engaged in an enterprise software business that derives revenue primarily under contractual agreements and/or selling software as a service, (iv) is structured or underwritten based on a multiple of the related Obligor’s Recurring Revenue, (v) contains, in its Underlying Instrument, a Recurring Revenue Loan Covenant Flip Scheduled Date (which date is no later than the 3 year anniversary of the date on which the Borrower acquired such Loan); provided that the Administrative Agent may re-designate such Loan as a First Lien Loan or a Second Lien Loan in its sole discretion if the recurring revenue covenants in the related Underlying Instruments are replaced (whether by amendment or by operation of such Underlying Instruments) with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) (a “Recurring Revenue Reclassification Date”), (vi)  contains, in its Underlying Instrument, liquidity covenant(s) required to be complied by the related Obligor and (vii) has a Recurring Revenue Loan Cash Liquidity Amount that, as of the Portfolio Asset Trade of such Loan, is sufficient to meet all the relevant Obligor’s financial covenants (including, without limitation, the liquidity covenant(s)) under the Underlying Instrument of such Loan.

“Recurring Revenue Loan Cash Liquidity Amount”: With respect to any Recurring Revenue Loan, the meaning of “Unrestricted Cash” or any comparable definition in the related Underlying Instruments, or, if no such definition is defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any Lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments); provided that cash held in reserve accounts for the purpose of meeting interest payments on indebtedness may be included at the sole discretion of the Administrative Agent.

“Recurring Revenue Loan Covenant Flip Scheduled Date”: With respect to any Recurring Revenue Loan, as of its date of acquisition by the Borrower, the scheduled date upon which the covenants for such Loan are to be replaced with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) as specified in the original Underlying Instruments for such Loan.

“Recurring Revenue Loan Deterioration Event”: With respect to a Recurring Revenue Loan, the occurrence of any of the following:

(a)            the Debt-to-Recurring Revenue Ratio for any Relevant Test Period (x) increases by 0.25x as compared to the Debt-to-Recurring Revenue Ratio calculated/reported on the date such Loan (i) was first acquired by the Borrower or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to a Value Adjustment Event and (y) is greater than 1.25x;

(b)            Recurring Revenue Loan Cash Liquidity Amount for any Relevant Test Period for such Recurring Revenue Loan (x) declines to less than or equal 80.0% of the amount calculated/reported on the date such Loan (i) was first acquired by the Borrower or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to a Value Adjustment Event or (y) the applicable Obligor of which lacks sufficient liquidity, as determined by the Collateral Manager in a commercially reasonable manner, to fund its operations; or

(c)            either (1) the recurring revenue covenants for such Loan fail to be replaced with traditional cash flow leverage lending covenants by the Recurring Revenue Loan Covenant Flip Scheduled Date or (2) the Recurring Revenue Loan Covenant Flip Scheduled Date is extended.

“Recurring Revenue Reclassification Date”: The meaning specified in the definition of Recurring Revenue Loan.

“Reference Time”: With respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in accordance with the Conforming Changes.

“Reinvestment Notice”: Each notice required to be delivered by the Borrower pursuant to Section 2.14(d) in respect of any reinvestment, in the form of Exhibit A-3.

“Register”: The meaning specified in Section 12.16(b).

“Registered”: With respect to any registration-required obligation within the meaning of Section 163(f)(2) of the Code, a debt obligation that was issued after July 18, 1984 and that is in registered form within the meaning of Section 5f.103-1(c) of the Treasury Regulations.

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any successor regulation.

“Related Parties”: With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Test Period”: With respect to any Portfolio Asset, the relevant test period for the calculation of Net Senior Leverage Ratio, Total Leverage Ratio or Cash Interest Coverage Ratio, as applicable, for such Portfolio Asset in accordance with the related Underlying Instruments or, if no such period is provided for therein, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Portfolio Asset; provided that, with respect to any Portfolio Asset for which the relevant test period is not provided for in the related Underlying Instruments, if four (4) consecutive fiscal quarters have not yet elapsed since the closing date of the relevant Underlying Instruments, “Relevant Test Period” shall initially include the period from such closing date to the end of the fourth fiscal quarter thereafter, and shall subsequently include each period of the last four (4) consecutive reported fiscal quarters of such Obligor.

“Repayment Notice”: Each notice required to be delivered by the Borrower pursuant to Section 2.3 in respect of any reduction in the Facility Amount or repayment of Advances Outstanding, in the form of Exhibit A-2.

“Reportable Event”: The meaning specified in Section 4.1(w).

“Reporting Date”: The date that is the tenth Business Day of each calendar month, with the first Reporting Date occurring in March 2023.

“Required Advance Reduction Amount”: As of any date of determination, an amount equal to the greater of (a)(i) Advances Outstanding on such day minus (ii) the Borrowing Base on such day and (b) zero.

“Required Lenders”: (i) The Administrative Agent and (ii) the Lenders representing an aggregate of more than 50% of (a) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the aggregate Commitments of the Lenders then in effect and (b) thereafter, the outstanding Advances; provided that, for the purposes of determining the Required Lenders, in the event that a Lender fails to provide funding for an Advance hereunder for which all conditions precedent have been satisfied, such Lender, as applicable, shall not constitute a Required Lender hereunder (and the Commitment of such Lender, as applicable, shall be disregarded for purposes of determining whether the consent of the Required Lenders has been obtained); provided further that, for the purposes of determining the Required Lenders, if at any time there is a second Lender Group representing at least 25% of (x) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the aggregate Commitments of the Lenders then in effect and (y) thereafter, the outstanding Advances, then at least two unaffiliated non-Defaulting Lenders shall be required to constitute “Required Lenders”. For the purposes hereof, “Lender Group” means, collectively, a Lender and any of its Affiliates which is a Lender under this Agreement.

“Required Minimum Equity Amount”: As of any date of determination by the Administrative Agent, an amount equal to:

(a) during the period commencing on and including the Closing Date and ending on but excluding the ~~three~~nine-month anniversary of the Closing Date (such date, the “~~Three~~Nine Month Date”), the product of (i) 50% multiplied by (ii) the Base RMEA;

(b) during the period commencing on and including the ~~Three~~Nine Month Date and ending on but excluding the Revolving Period End Date, the product of (i) ~~100~~85% multiplied by (ii) the Base RMEA; and

(c) during the Harvest Period, the product of (i) 85% multiplied by (ii) the Base RMEA.

“Required Portfolio Asset Documents”: For each Portfolio Asset, the following documents or instruments:

(a)            unless such Portfolio Asset is a Noteless Loan, the original executed promissory note (or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity from the applicable Secured Party to the Administrative Agent); and

(b)            (i) unless such Portfolio Asset is a Noteless Loan, an unbroken chain of endorsements from each prior holder of such promissory note to the applicable Secured Party, (ii) executed copies of an unbroken chain of assignment and assumption agreements, transfer documents or instruments relating to such Portfolio Asset evidencing the assignment of such Portfolio Asset from each prior third party owner thereof to the applicable Secured Party, (iii) an executed assignment and assumption agreement, transfer document or instrument relating to such Portfolio Asset evidencing the assignment of such Portfolio Asset to the applicable Secured Party that, to the extent required by the Underlying Instruments, is counter-signed by the applicable underlying administrative agent, (iv) a copy of the loan register held by the administrative agent for such Portfolio Asset showing that the applicable Secured Party is the lender of record with respect to such Portfolio Asset, (v) a copy of the executed credit or loan agreement to which the applicable Secured Party was an original signatory (which includes such Secured Party’s commitment) and (vi) if such Portfolio Asset is a Participation Interest, an executed copy of the relevant participation agreement evidencing the sale of such Participation Interest to the Borrower.

“Required Reports”: Collectively, the Borrowing Base Certificate, the financial statements of Obligors and the Equityholder and the annual statements as to compliance and the annual Independent public accountant’s report.

“Responsible Officer”: With respect to any Person, any duly authorized officer, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding.

“Revenue Recognition Implementation”: The implementation by an Obligor of IFRS 15/ASC 606.

“Review Criteria”: The meaning specified in Section 7.2(b)(i).

“Revolving Loan”: Any Loan (other than a Delayed Draw Loan, but including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower.

“Revolving Period”: The period commencing on (and including) the Closing Date and ending on (but excluding) the day preceding the earlier to occur of the Revolving Period End Date or the Termination Date.

“Revolving Period End Date”: The earlier to occur of (a) January 25, 2026 and (b) the Revolving Period Termination Date.

“Revolving Period Termination Date”: The date of the declaration of the Termination Date pursuant to Section 9.2(a).

“RIC Distribution”: Any distribution made by the Borrower to the Equityholder solely to enable the Equityholder to make distributions to its shareholders in order to maintain its status as a “regulated investment company” (“RIC”) within the meaning of Section 851(a) of the Code or avoid corporate income or excise taxes associated with such status; provided, such amount shall not exceed an amount that would be necessary for the Borrower (i) to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain the Borrower’s eligibility to be taxed as a RIC for any such taxable year, (ii) to reduce to zero (0) for any such taxable year its liability for federal income taxes imposed on (A) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (B) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) to avoid federal excise taxes for such calendar year (or for the previous calendar year) imposed by Section 4982 of the Code (or any successor thereto), in each case, determined as if the Borrower were a RIC; provided further that, written notification of any proposed RIC Distribution shall have been provided to the Administrative Agent at least ten (10) Business Days prior to the proposed distribution date.

“S&P”: S&P Global Ratings (or its successors in interest).

“S&P Industry Classification Group”: The meaning set forth in Schedule VI hereto.

“S&P Rating”: With respect to any Portfolio Asset, as of any date of determination, if there is an borrower credit rating of the borrower of such Portfolio Asset by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Portfolio Asset pursuant to a form of guaranty approved by S&P for use in connection with this transaction, then the S&P Rating shall be such rating, or if there is no such rating by S&P, then the credit estimate provided by S&P.

“Sale”: A Discretionary Sale or any other disposition or sale of any Portfolio Asset.

“Sale Agreement”: The Loan Sale Agreement, dated as of the Closing Date, between the Seller, as seller, and the Borrower, as purchaser, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Sale Proceeds”: With respect to any Portfolio Asset, all proceeds received as a result of the sale of such Portfolio Asset, net of all out-of-pocket expenses of the Borrower, the Collateral Manager and the Collateral Agent incurred in connection with any such sale.

“Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; (e) Switzerland; or (f) any other Governmental Authorities with jurisdiction over the Borrower, the Collateral Manager, the Equityholder, the Seller or any of their respective Subsidiaries.

“Sanctions Authority”: Each entity referred to in clauses (a) through (e) to the definition of “Sanction”.

“Sanctioned Person”: Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-SDN List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the direct or indirect ownership or control of such legal entity by Sanctioned Person(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.

“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Portfolio Asset, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.

“Second Lien Illiquid Loan”: Any Second Lien Loan that is also an Illiquid Loan.

“Second Lien Liquid Loan”: Any Second Lien Loan that is also a Liquid Loan.

“Second Lien (Large Cap) Loan”: A Second Lien Illiquid Loan with respect to which the LTM EBITDA of the relevant Obligor as of the Inclusion/Amendment Date of such Loan is at least USD 50,000,000 (or if such Second Lien Illiquid Loan is not denominated in U.S. Dollars, the USD Equivalent of 50,000,000).

“Second Lien Loan”: Any Loan that (x)(i) is secured by a pledge of collateral which security interest is validly perfected and second priority security under Applicable Law (subject to Liens permitted by the applicable Underlying Instruments), (ii) is either pari passu or second priority in right of payment with the Indebtedness of the holders of the first priority security interest, (iii) pursuant to an intercreditor agreement between the Borrower and the holder of such first priority security interest, the amount of Indebtedness covered by such first priority security interest is limited in terms of aggregate outstanding amount or percent of outstanding principal, and (iv) is not secured solely or primarily by common stock or other equity interest; or (y) a First Lien Last Out Loan.

“Second Lien (Middle Market) Loan”: A Second Lien Illiquid Loan with respect to which the LTM EBITDA of the relevant Obligor as of the Inclusion/Amendment Date of such Loan is less than USD 50,000,000 (or if such Second Lien Illiquid Loan is not denominated in U.S. Dollars, the USD Equivalent of 50,000,000) but greater than or equal to USD 25,000,000 (or if such Second Lien Illiquid Loan is not denominated in U.S. Dollars, the USD Equivalent of 25,000,000).

“Secured Party”: (i) Each Lender, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Document Custodian and (v) the Securities Intermediary.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement”: The Account Control Agreement, dated as of the date hereof, among the Borrower, as the pledgor, the Administrative Agent and U.S. Bank National Association, as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”: A Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity. The initial Securities Intermediary under the Securities Account Control Agreement shall be U.S. Bank National Association, acting in its capacity as securities intermediary.

“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Seller”: The meaning specified in the Preamble.

“Selling Institution”: The entity obligated to make payments to the Borrower under the terms of an Eligible Participation Interest.

“Services and Indemnity Agreement”: The Services and Indemnity Agreement, dated as of the date hereof, between the Borrower and Michael Bondar.

“Small Cap Loan”: A Loan with respect to which the LTM EBITDA of the relevant Obligor as of the Inclusion/Amendment Date of such Loan is less than USD 25,000,000 (or if such Loan is not denominated in U.S. Dollars, the USD Equivalent of 25,000,000).

“SOFR”: with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Special Purpose Provisions”: The meaning specified in the Borrower LLC Agreement.

“Specified Industry”: Any of the following: (i) the “Financial Intermediaries” S&P Industry Classification Group, (ii) the “Nonferrous metals/minerals” S&P Industry Classification Group, (iii) the “Oil, Gas & Consumable Fuels” S&P Industry Classification Group, (iv) the “Multiline Retail” and “Specialty Retail” S&P Industry Classification Groups in the aggregate, and (v) the “Electric Utilities”, “Gas Utilities”, “Multi-Utilities” and “Water Utilities” S&P Industry Classification Groups in the aggregate.

“Structured Coupon”: A coupon which is calculated (i) by reference to the forward movement of one or more indices, spot rates or prepayment speeds or (ii) based on the principal amount of the related obligation which principal amount is divided into separate pieces (each such separate piece is, typically, referred to as “Components”); each such Component provides for payments of interest on the principal amount of such Component at a per annum rate equal to (a) a fixed rate or (b) a floating rate (subject to any applicable floor). For the avoidance of doubt, obligations that accrue interest based upon a Structured Coupon are frequently referred to as “Combination Notes” or a similar term.

“Structured Finance Obligation”: Any debt obligation secured directly by, or representing ownership of, a pool of consumer receivables, auto loans, auto leases, equipment leases, home or commercial mortgages, corporate debt or sovereign debt obligations, including collateralized bond obligations, collateralized loan obligations, mortgage-backed securities or any similar security or other asset backed security or similar investment or equipment trust certificate or trust certificate of the type generally considered to be a repackaged security.

“Substitutions”: The meaning specified in Section 2.14.

“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Subsidiary”: As to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Taxes”: Any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR”: With respect to any Advance for any day during an Accrual Period, the Term SOFR Reference Rate for a tenor of one month on such day, as such rate is published by the Term SOFR Administrator at 6:00 a.m. on the Term SOFR Determination Date for such Accrual Period; provided, however, that if as of 5:00 p.m. on the Term SOFR Determination Date the Term SOFR Reference Rate for the foregoing tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator; provided that if Term SOFR as so determined shall ever be less than zero, then Term SOFR shall be deemed to be zero for purposes of this Agreement.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Date”: With respect to each Accrual Period, the day that is two (2) Business Days prior to the first day of such Accrual Period.

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Termination Date”: The earliest of (a) the date of the termination in whole of the Facility Amount pursuant to Section 2.3(a), (b) the Facility Maturity Date and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

“Total Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Total Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Total Leverage Ratio” or comparable definition, the ratio of (i) the total Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and Collateral Manager in accordance with and subject to the standard of care in performing its duties under this Agreement and the Credit and Collection Policy, and in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the related Underlying Instruments, provided that, in either case, for any Loan subject to a Recurring Revenue Reclassification Date, any references to the Total Leverage Ratio as of the date on which such Loan was acquired by the Borrower shall be deemed to mean such ratios determined by the Administrative Agent in its sole discretion as of the Recurring Revenue Reclassification Date.

“Transaction Documents”: This Agreement, the Sale Agreement, the Securities Account Control Agreement, any Joinder Supplement, the Collateral Agent and Document Custodian Fee Letter and the Services and Indemnity Agreement.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(l8) of the UCC.

“Underlying Assets”: With respect to a Portfolio Asset, any property or other assets designated and pledged as collateral to secure repayment of such Portfolio Asset, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Assignment Agreement”: Any assignment and acceptance, assignment and assumption, joinder or other assignment agreement, the form of which is specified under the applicable Underlying Instruments for use when assigning the related Portfolio Asset.

“Underlying Instruments”: With respect to any Portfolio Asset, the loan agreement, credit agreement or other similar agreement, pursuant to which a Portfolio Asset (or if such Portfolio Asset is a Participation Interest, the relevant Loan relating thereto) or Permitted Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Portfolio Asset or Permitted Investment or of which the holders of such Portfolio Asset or Permitted Investment are the beneficiaries.

“United States”: The United States of America.

“Unfunded Exposure Account”: A collective reference to each Securities Account (and any sub-account) created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account” for the deposit of USD, EUR and GBP (as applicable) in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Unfunded Exposure Amount”: On any date of determination, with respect to any Loan, the aggregate amount (without duplication) of all (i) unfunded commitments and (ii) all standby or contingent commitments associated with such Loan.

“Unfunded Exposure Equity Amount”: On any date of determination, an amount equal to the sum, for each Loan, of (a) the Unfunded Exposure Amount for such Loan minus (b) the product of (i) the Unfunded Exposure Amount for such Loan, (ii) the Advance Rate for such Loan and (iii) the Assigned Value of such Loan.

“Upfront Fee”: The meaning specified in Section 2.11(b).

“Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Portfolio Asset, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“Unused Facility Amount”: ~~At~~On any dat~~im~~e, (a) the Facility Amount minus (b) the greater of (i) the Advances Outstanding ~~at~~on such dat~~im~~e and (ii~~) (x)~~):

(1) on any date prior to the ~~Ramp-Up Period End Date,~~ first-month anniversary of the Closing Date, 0% of the Maximum Facility Amount;

(2) on any date on or after the first-month anniversary of the Closing Date but prior to the sixth-month anniversary of the Closing Date, 25% of the Maximum Facility Amount;

(3) on any date on or after the sixth-month anniversary of the Closing Date but prior to the ninth-month anniversary of the Closing Date, 50% of the Maximum Facility Amount;

~~and (y)~~

(4) on any date on or after the ninth-month anniversary of the Closing Date but prior to the Revolving Period End Date, 80% of the Maximum Facility Amount; and

(5) on any date on and after the ~~Ramp-Up~~Revolving Period End Date, ~~75% of~~ the Maximum Facility Amount.

“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“USD”: Dollars.

“USD Equivalent”: For all amounts that are not denominated in USD, and with respect to any date of determination, the total of such amounts converted to a corresponding U.S. Dollar amount as determined by the Administrative Agent, by reference to (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Collateral Agent, including through customary banking channels (and including, without limitation, any spot rate published by the Collateral Agent or any Affiliate of the Collateral Agent) or (y) for all other purposes, the applicable currency-Dollar spot rate determined by the Administrative Agent by reference to the applicable currency-Dollar spot rate that appears on the Bloomberg screen for such currency on such date of determination.

“U.S. Bank”: The meaning specified in the Preamble.

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided that such day is also a Business Day.

“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate”: The meaning assigned to such term in Section 2.13(g).

“Value Adjustment Event”: With respect to any Portfolio Asset, the occurrence of any one or more of the following events after the Portfolio Asset Trade Date of such Portfolio Asset:

(a)            (i) solely with respect to any First Lien Loan, the Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (A) greater than 4.50 to 1.00 and (B) greater than 0.5 higher than the Original Net Senior Leverage Ratio and (ii) solely with respect to any Second Lien Loan, the Total Leverage Ratio of the related Obligor with respect to such Loan is (A) greater than 5.00 to 1.00 and (B) greater than 0.5 higher than the Original Total Leverage Ratio; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may retroactively adjust the Net Senior Leverage Ratio or the Total Leverage Ratio for any Portfolio Asset as determined on the related Portfolio Asset Trade Date;

(b)            the Cash Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Portfolio Asset is (i) less than 1.50 to 1.00 and (ii) less than 85% of the Original Cash Interest Coverage Ratio (or, if applicable, the Cash Interest Coverage Ratio as of the related Recurring Revenue Reclassification Date); provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may retroactively adjust the Cash Interest Coverage Ratio for any Portfolio Asset as determined on the related Portfolio Asset Trade Date;

(c)            solely with respect to Recurring Revenue Loans, the occurrence of any Recurring Revenue Loan Deterioration Event;

(d)            non-payment by the relevant Obligor of any principal, interest and/or capitalized interest or such Portfolio Asset otherwise becomes a Defaulted Obligation;

(e)            the occurrence of a Material Modification with respect to such Portfolio Asset;

(f)            the failure to deliver quarterly reports, any financial statements (including unaudited financial statements or, if applicable with respect to annual reports, audited financial statements) to the Administrative Agent sufficient to calculate the Net Senior Leverage Ratio, the Total Leverage Ratio or the Cash Interest Coverage Ratio of the related Obligor by the date that is no later than fourteen(14) calendar days after receipt of the same by the Borrower, the Collateral Manager or any of their Affiliates;

(g)            any determination by the Collateral Manager, the Equityholder or any of their respective Affiliates that such Portfolio Asset is on non-accrual, is written off or is charged off, in each case, in accordance with the Credit and Collection Policy of the Collateral Manager;

(h)            the occurrence or non-occurrence of any event that may be set out as conditions to be satisfied as part of the approval process or waiver by the Administrative Agent, acting in its sole and absolute discretion, to permit any Portfolio Asset to be deemed to satisfy the eligibility criteria set out in the definition of “Eligible Portfolio Asset” or the limitations set out in the definition of “Concentration Limitations”, that in each case, would otherwise not satisfy the eligibility criteria in the definition of “Eligible Portfolio Asset” or the limitations set out in the definition of “Concentration Limitations”, as applicable; and

(i)            any interest on a PIK Loan is deferred and is added to the principal amount of such Loan,

provided that, notwithstanding any clauses in the foregoing definition of “Value Adjustment Event”, if separately agreed to by the Collateral Manager and the Administrative Agent, the Administrative Agent may, in its sole discretion, waive any Value Adjustment Event.

“Volcker Rule”: Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weighted Average Advance Rate”: As of any date of determination with respect to all Eligible Portfolio Assets on such date, (a) the sum of the products for each Eligible Portfolio Asset of (i) such Eligible Portfolio Asset’s Advance Rate and (ii) such Eligible Portfolio Asset’s OLB minus the portion, if any, of such Eligible Portfolio Asset’s OLB included in the Excess Concentration Amount divided by (b) the Aggregate OLB on such date minus the Excess Concentration Amount, provided that the Weighted Average Advance Rate for the Portfolio shall not, at any time, exceed the Maximum Advance Rate.

“Withholding Agent”: The Borrower, the Collateral Agent and the Administrative Agent.

“Zero Coupon Obligation”: A debt obligation that does not bear interest for all or part of the period that it is outstanding or that provides for periodic payments in cash less frequently than quarterly or that pays interest only at its stated maturity.

Section 1.2.     Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3.     Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4.     Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a)            the singular number includes the plural number and vice versa;

(b)            reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c)            reference to any gender includes each other gender;

(d)            reference to day or days without further qualification means calendar days;

(e)            reference to any time means New York, New York time;

(f)            reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(g)            reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(h)            if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;

(i)            reference to any delivery or transfer to the Securities Intermediary or the Document Custodian with respect to the Collateral in this Agreement means delivery or transfer to the Securities Intermediary or the Document Custodian, as applicable, for the benefit of the Administrative Agent on behalf of the Secured Parties;

(j)            the word “including” is not limiting and means “including without limitation;”

(k)            the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise;

(l)            references herein to the knowledge or actual knowledge of a Person shall mean the actual knowledge following due inquiry of a Responsible Officer of such Person;

(m)            for purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 12.1;

(n)            unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, Borrower and Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) Borrower shall provide to Administrative Agent a written reconciliation in form and substance reasonably satisfactory to Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles;

(o)            unless otherwise expressly provided for herein, all monetary calculations (other than for USD) under this Agreement shall be the USD Equivalent of such amount, as applicable; and

(p)            any direction or other instruction from the Borrower or the Collateral Manager on its behalf required hereunder relating to the sale, disposition or other transfer of Collateral may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Borrower or the Collateral Manager on which the Collateral Agent and the Securities Intermediary may rely.

ARTICLE II.

THE FACILITY

Section 2.1.     Advances.

(a)            During the Revolving Period, the Borrower may, at its option, request the Lenders to make advances of funds (each, an “Advance”) under this Agreement pursuant to a Funding Notice, in an aggregate amount up to the Availability as of the proposed Funding Date of the Advance; provided, however, that no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the earlier to occur of the Revolving Period End Date or the Termination Date.

(b)            Following the receipt of a Funding Notice during the Revolving Period, subject to the terms and conditions hereinafter set forth, the Lenders shall fund such Advance. Notwithstanding anything to the contrary herein, no Lender shall be obligated to make any Advance if, immediately prior to such Advance or immediately after giving effect to such Advance, (i) an Event of Default or Default has occurred or would result therefrom or (ii) the aggregate Advances Outstanding have exceeded the Borrowing Base or would exceed the Borrowing Base.

(c)            The Borrower may, with the written consent of the Administrative Agent, add additional Persons as Lenders and increase the Commitments hereunder; provided that, the Commitment of any Lender may only be increased with the prior written consent of such Lender and the Administrative Agent. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent and the Borrower (with a copy to the Collateral Agent) a Joinder Supplement and a representation letter in the form of Exhibit I. Upon such increase, Annex B hereto shall be deemed to be revised to reflect such increase in such Lender’s Commitment. The Facility Amount and the Maximum Facility Amount shall each be increased by the amount of the aggregate Commitments so increased under this Section 2.1(c).

Section 2.2.     Procedures for Advances by the Lenders.

(a)            Subject to the limitations set forth herein, the Borrower may request an Advance from the Lenders by delivering to the Lenders at certain times the information and documents set forth in this Section 2.2.

(b)            No later than 11:00 a.m. on the second Business Day prior to the proposed Funding Date, the Borrower (or the Collateral Manager on its behalf) shall deliver:

(i)            to the Administrative Agent and the Collateral Agent a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof;

(ii)            to the Administrative Agent a description of the Obligor and the Portfolio Asset(s) to be funded by the proposed Advance;

(iii)            to the Administrative Agent a wire disbursement and authorization form, to the extent not previously delivered; and

(iv)            to the Administrative Agent and the Collateral Agent a duly completed Funding Notice which shall (a) specify the desired amount of such Advance, which amount must be at least equal to $1,000,000 (or, in the case of any Advance to be applied to fund any draw under a Delayed Draw Loan or Revolving Loan, such lesser amount as may be required to fund such draw), to be allocated to each Lender in accordance with its Pro Rata Share, (b) specify the proposed Funding Date of such Advance, (c) specify the Portfolio Asset(s) to be financed on such Funding Date (including the appropriate file number, Obligor, original loan balance, OLB, Assigned Value and Purchase Price for each Portfolio Asset) and, with respect to any Delayed Draw Loan or Revolving Loan, the amount to be deposited in the Unfunded Exposure Account in connection with the acquisition of such Loan(s) pursuant to Section 2.2(e) and (d) include a representation that all conditions precedent for an Advance described in Article III hereof have been met (except as otherwise provided in Section 2.2(e)). Each Funding Notice shall be irrevocable. If any Funding Notice is received by the Administrative Agent and each Lender after 11:00 a.m. on the second Business Day prior to the Business Day for which such Advance is requested or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent and each Lender at 9:00 a.m. on the next Business Day.

(c)            On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) and upon satisfaction of the applicable conditions set forth in Article III, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) an amount equal to the Availability on such Funding Date.

(d)            On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(e)            Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) an Event of Default or (ii) the Revolving Period End Date, if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall (the “Exposure Amount Shortfall”). Following receipt of a Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested), the Lenders shall fund such Exposure Amount Shortfall in accordance with Section 2.2(b) as if the Revolving Period were still in effect and notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.2), except that no Lender shall make any Advance to the extent that, after giving effect to such Advance, the Advances Outstanding would exceed the Borrowing Base.

Section 2.3.     Reduction of the Facility Amount; Optional Repayments; Clean-Up Call Prepayment.

(a)            The Borrower shall be entitled at its option to terminate the Facility Amount in whole or reduce in part the portion of the Facility Amount that exceeds the sum of the Advances Outstanding, accrued Interest and Breakage Costs; provided that

(i)            the Borrower shall provide a Repayment Notice to the Administrative Agent (with a copy to the Collateral Agent) at least (x) ten (10) Business Days prior to such termination of the Facility Amount in whole and (y) three (3) Business Days prior to such reduction of the Facility Amount in part;

(ii)            any partial reduction of the Facility Amount shall be in an amount equal to $5,000,000 and in integral multiples of $500,000 in excess thereof;

(iii)            the amount of Advances Outstanding does not exceed the Borrowing Base immediately prior to such reduction and will not, immediately after giving effect to the reduction, result in the Advances Outstanding exceeding the Borrowing Base (as determined and confirmed in writing by the Administrative Agent to the Borrower prior to the proposed reduction date);

(iv)            no Event of Default or Default has occurred and is continuing and no Event of Default or Default will occur immediately after giving effect to the reduction;

(v)            ~~in the case of such termination or reduction on or prior to the Revolving Period End Date,~~ [reserved]; and

~~(i)~~            the Borrower shall pay to the Administrative Agent the applicable ~~Commitment Reduction Fee in accordance with Section 2.7 or Section 2.8, as applicable; and~~

(vi)            ~~in the case of such termination or reduction during the Harvest Period, the Borrower shall pay to the Administrative Agent the applicable Harvest Period Reduction~~Make-Whole Fee in accordance with Section 2.7 or Section 2.8, as applicable.

Any request for a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable.

The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a).

(b)            The Borrower shall be entitled at its option, at any time, to reduce Advances Outstanding; provided that (i) the Borrower shall provide a Repayment Notice to the Administrative Agent (with a copy to the Collateral Agent) at least five (5) Business Days prior to such reduction, (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that the Required Advance Reduction Amount is equal to zero) shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof, and (iii) each of the conditions in Sections 2.3(a)(iii) and (iv) is satisfied. In connection with any such reduction of Advances Outstanding, (1) the Administrative Agent will promptly notify each Lender of its receipt of such Repayment Notice and of the amount of such Lender’s portion of such prepayment, and (2) the Borrower shall deliver to the Administrative Agent (for distribution to each Lender) funds sufficient to repay such Advances Outstanding together with all accrued Interest and any Breakage Costs; provided that, the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay the related accrued Interest and Breakage Costs, if any, in full. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.3(b) to the pro rata reduction of the Advances Outstanding, to the payment of accrued Interest on the amount of the Advances Outstanding to be repaid and to the payment of any Breakage Costs. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable.

(c)            Clean-Up Call Event

(i)            Without limiting Sections 2.3(a) and 2.3(b), if a Clean-Up Call Event occurs during the Harvest Period, the Borrower shall, if requested by the Administrative Agent, by no later than 5 Business Days following the date on which a Clean-Up Call Event occurs, prepay all Obligations in full (a “Clean-Up Call Prepayment”).

(ii)            A Clean-Up Call Prepayment shall not be subject to Section 2.7 or 2.8.

Section 2.4.     Determination of Interest and Non-Usage Fee.

The Administrative Agent shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) and the Non-Usage Fee (including any previously accrued and unpaid Non-Usage Fee) to be paid by the Borrower on each Payment Date for the related Accrual Period and shall advise the Collateral Manager and the Collateral Agent thereof on the third Business Day prior to such Payment Date.

To the extent that (a) any excess Interest has been paid by the Borrower prior to the Amendment Effective Date (such amount, the “Excess Interest Payment”), and (b) any Non-Usage Fee was due and payable by the Borrower but has not been received by the Lenders prior to the Amendment Effective Date (such amount, the “Unpaid Non-Usage Fee”), the Administrative Agent may, in its sole discretion and acting in a commercially reasonable manner, either (i) promptly transfer the Amendment Adjustment Amount to the Borrower or (ii) apply the Amendment Adjustment Amount toward, and set off against, the calculation of any Interest and/or Non-Usage Fee, in each case, that subsequently becomes due and payable by the Borrower. For the purposes of this paragraph, “Amendment Adjustment Amount” means the positive difference between the Excess Interest Payment minus the Unpaid Non-Usage Fee.

Section 2.5.     [Reserved].

Section 2.6.     Principal Repayments and reduction of Required Advance Reduction Amount.

(a)            Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and the Lenders.

(b)            At the Borrower’s option in its sole discretion, it may take any of the following actions at any time to reduce the Required Advance Reduction Amount:

(i)            depositing Cash into the Principal Collection Account;

(ii)            repaying Advances Outstanding in accordance with Section 2.3(b); and/or

(iii)            posting additional Eligible Portfolio Assets as Collateral (identified and traded in within 2 Business Days following the date the Required Advance Reduction Amount is greater than zero and settled within 20 calendar days following the date the Required Advance Reduction Amount is greater than zero).

Section 2.7.     Settlement Procedures.

(a)            On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the latest Borrowing Base Certificate (and the Collateral Agent shall make payment from the Interest Collection Account to the extent of Available Funds, in reliance on the information set forth in such Borrowing Base Certificate) to the following Persons, the following amounts in the following order of priority:

(1)            (A) firstly, to the applicable Governmental Authority for any Tax owing by the Borrower; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(1)(A), Section 2.7(b)(1)(A) and Section 2.8(1)(A) shall not exceed $25,000 per annum; and (B) secondly, pro rata to the Collateral Agent, the Securities Intermediary and the Document Custodian, as applicable, in an amount equal to any accrued and unpaid Collateral Agent Fees and the Document Custodian Fees; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(1)(B), Section 2.7(b)(1)(B) and Section 2.8(1)(B) shall not exceed $200,000 per annum;

(2)            to the Collateral Manager, in an amount equal to any accrued and unpaid expenses; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(2), Section 2.7(b)(2) and Section 2.8(2) shall not exceed $100,000 per annum;

(3)            pro rata to each Lender, in an amount equal to (A) such Lender’s share of the Interest for the related Accrual Period and any accrued and unpaid Interest for previous Accrual Periods, (B) such Lender’s pro rata share of the Non-Usage Fee for the related Accrual Period and any unpaid Non-Usage Fees for previous Accrual Periods and (C) any unpaid Breakage Costs with respect to such Lender;

(4)            pro rata to the Administrative Agent and each Lender, all fees and other amounts (other than the principal of Advances Outstanding), including any Increased Costs and Upfront Fee, ~~Commitment Reduction Fees, Harvest Period Reduction~~Make-Whole Fees and Administrative Expenses, then due to each such Person under this Agreement;

(5)            pro rata to each Lender, if the Required Advance Reduction Amount is greater than zero, an amount necessary to reduce the Required Advance Reduction Amount to zero;

(6)            pro rata to each Lender, in an amount equal to any accrued and unpaid ~~Commitment Reduction Fee and accrued and unpaid Harvest Period Reduction~~Make-Whole Fee;

(7)            (i) prior to the Revolving Period End Date, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Equity Amount, and (ii) after the end of the Revolving Period, to the Unfunded Exposure Account in an amount equal to Exposure Amount Shortfall;

(8)            firstly, to the Collateral Agent, the Securities Intermediary and the Document Custodian, to pay any unpaid amounts to the extent not paid pursuant to Section 2.7(a)(1)(B) as a result of the limitation set forth therein, and secondly, pro rata to each applicable party, to pay all other accrued and unpaid Administrative Expenses and Taxes;

(9)            (A) during a Default, to remain in the Interest Collection Account or (B) otherwise, to be distributed as a RIC Distribution (subject to Section 5.2(n)); and

(10)            unless a Default has occurred and is continuing, any remaining amounts shall, subject to Section 5.2(n), be distributed to (or as directed by) the Borrower (to be used for any purpose, including distribution to the Equityholder).

(b)            On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the latest Borrowing Base Certificate (and the Collateral Agent shall make payment from the Principal Collection Account to the extent of Available Funds, in reliance on the information set forth in such Borrowing Base Certificate) to the following Persons, the following amounts in the following order of priority:

(1)            (A) firstly, to the extent not paid pursuant to Section 2.7(a)(1)(A), to the applicable Governmental Authority for any Tax owing by the Borrower; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(A), this Section 2.7(b)(1)(A) and Section 2.8(1)(A) shall not exceed $25,000 per annum; and (B) secondly, to the extent not paid pursuant to Section 2.7(a)(1)(B), pro rata to the Collateral Agent, the Securities Intermediary and the Document Custodian, in an amount equal to any accrued and unpaid Collateral Agent Fees and Document Custodian Fees; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(B), this Section 2.7(b)(1)(B) and Section 2.8(1)(B) shall not exceed $200,000 per annum;

(2)            to the extent not paid pursuant to Section 2.7(a)(2), to the Collateral Manager, in an amount equal to any accrued and unpaid expenses; provided that, the aggregate amount payable pursuant to Section 2.7(a)(2), this Section 2.7(b)(2) and Section 2.8(2) shall not exceed $100,000 per annum;

(3)            to the extent not paid pursuant to Section 2.7(a)(3), pro rata to each Lender, in an amount equal to (A) such Lender’s share of the Interest for the related Accrual Period and any accrued and unpaid Interest for previous Accrual Periods, (B) such Lender’s share of the Non-Usage Fee for the related Accrual Period and any unpaid Non-Usage Fees for previous Accrual Periods and (C) any unpaid Breakage Costs with respect to such Lender;

(4)            to the extent not paid pursuant to Section 2.7(a)(4), pro rata to the Administrative Agent and each Lender, all other fees and other amounts (other than the principal of Advances Outstanding), including any Increased Costs and Upfront Fee, ~~Commitment Reduction Fee, Harvest Period Reduction~~Make-Whole Fees and Administrative Expenses, then due to each such Person under this Agreement;

(5)            to the extent not paid pursuant to Section 2.7(a)(5), pro rata to each Lender, if the Required Advance Reduction Amount is greater than zero, an amount necessary to reduce the Required Advance Reduction Amount to zero;

(6)            to the extent not paid pursuant to Section 2.7(a)(6), pro rata to each Lender, in an amount equal to any accrued and unpaid ~~Commitment Reduction Fee and accrued and unpaid Harvest Period Reduction~~Make-Whole Fee;

(7)            during the Revolving Period, as directed by the Collateral Manager, to (A) repay Advances Outstanding, and/or (B) return cash to the Principal Collection Account for application in accordance with the terms hereof;

(8)            to the extent not paid pursuant to Section 2.7(a)(7), to the Unfunded Exposure Account in an amount equal to (i) prior to the Revolving Period End Date, necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Equity Amount, and (ii) after the end of the Revolving Period, the Exposure Amount Shortfall;

(9)            after the end of the Revolving Period, to the Lenders to pay the Advances Outstanding as follows: (x) if the Payment Date occurs during the period commencing on and including the 24th calendar month before the Facility Maturity Date and ending on but excluding the 12th calendar month before the Facility Maturity Date, to the repayment of principal of Advances Outstanding in an amount equal to at least 75% of the aggregate Principal Collections then standing to the credit of the Principal Collection Account, and (y) if the Payment Date occurs during the period commencing on and including the 12th calendar month before the Facility Maturity Date and ending on the Facility Maturity Date, to the repayment of principal of Advances Outstanding in an amount equal to 100% of the aggregate Principal Collections then standing to the credit of the Principal Collection Account;

(10)            to the extent not paid pursuant to Section 2.7(a)(8), firstly, to the Collateral Agent, the Securities Intermediary and the Document Custodian, to pay any unpaid amounts to the extent not paid pursuant to Section 2.7(b)(1)(B) as a result of the limitation set forth therein, and secondly, pro rata to each applicable party to pay all other Administrative Expenses and Taxes;

(11)            (A) during a Default, to remain in the Principal Collection Account or (B) otherwise, to be distributed as a RIC Distribution (subject to Section 5.2(n)); and

(12)            unless a Default has occurred and is continuing, any remaining amounts shall, subject to Section 5.2(n), be distributed to (or as directed by) the Borrower (to be used for any purpose, including distribution to the Equityholder).

(c)            The Collateral Manager may, with the consent of the Administrative Agent, in its sole discretion, direct the Collateral Agent to make a payment (and any such direction shall only constitute a deemed certification from the Collateral Manager that any such conditions relating to such payment have been satisfied if the Collateral Manager includes or attaches (in an email attachment or otherwise) the Administrative Agent’s consent in such direction or the Administrative Agent’s consent to the Collateral Manager is copied to the Collateral Agent) to the Borrower from the Principal Collection Account on any Business Day other than a Payment Date if, (i) both immediately prior and after giving effect to such payment the Availability is greater than zero and no Default or Event of Default has occurred and is continuing, (ii) immediately after giving effect to such payment, there shall be sufficient amounts in the Principal Collection Account to satisfy in full all payments under Sections 2.7(b)(1) to 2.7(b)(11)on the next succeeding Payment Date.

(d)            Subject to the satisfaction of the applicable conditions set forth in Section 2.14, the Collateral Manager may direct the Collateral Agent to withdraw funds on deposit in the Principal Collection Account on any Business Day in order to reinvest such funds in Eligible Portfolio Assets to be pledged hereunder.

(e)            In the event that the Borrower is prevented from making a RIC Distribution by the terms of this Agreement, the Borrower may request the ability to make a RIC Distribution from the Administrative Agent and the Administrative Agent will consider such request in good faith.

Section 2.8.     Alternate Settlement Procedures.

On each Payment Date following the occurrence of and during the continuation of an Event of Default, the Collateral Manager (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Agent to pay pursuant to the latest Borrowing Base Certificate (and the Collateral Agent shall make payment from the Collection Account to the extent of Available Funds, in reliance on the information set forth in such Borrowing Base Certificate) to the following Persons, the following amounts in the following order of priority:

(1)            (A) firstly, to the applicable Governmental Authority for any Tax owing by the Borrower; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(A), Section 2.7(b)(1)(A) and this Section 2.8(1)(A) shall not exceed $25,000 per annum; and (B) secondly, pro rata to the Collateral Agent, the Securities Intermediary and the Document Custodian, as applicable, in an amount equal to any accrued and unpaid Collateral Agent Fees and Document Custodian Fees; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(B), Section 2.7(b)(1)(B) and this Section 2.8(1)(B) shall not exceed $200,000 per annum;

(2)            to the Collateral Manager, in an amount equal to any accrued and unpaid expenses; provided that, the aggregate amount payable pursuant to Section 2.7(a)(2), Section 2.7(b)(2) and this Section 2.8(2) shall not exceed $100,000 per annum;

(3)            pro rata to each Lender, in an amount equal to (A) such Lender’s share of the Interest for the related Accrual Period and any accrued and unpaid Interest for previous Accrual Periods, (B) such Lender’s share of the Non-Usage Fee for the related Accrual Period and any unpaid Non-Usage Fees for previous Accrual Periods and (C) any unpaid Breakage Costs with respect to such Lender;

(4)            pro rata to the Administrative Agent and each Lender, all other fees and other amounts (other than the principal of Advances Outstanding) including any Increased Costs and Upfront Fee, ~~Commitment Reduction Fees, Harvest Period Reduction~~Make-Whole Fees and Administrative Expenses, then due to each such Person under this Agreement;

(5)            if and to the extent approved by the Administrative Agent, to the Unfunded Exposure Account in an amount equal to Exposure Amount Shortfall;

(6)            pro rata to the Lenders to pay the Advances Outstanding and any accrued and unpaid ~~Commitment Reduction Fees and accrued and unpaid Harvest Period Reduction~~Make-Whole Fees;

(7)            firstly, to the Collateral Agent, the Securities Intermediary and the Document Custodian, to pay any unpaid amounts to the extent not paid pursuant to Section 2.8(a)(1)(B) as a result of the limitation set forth therein, and secondly, pro rata to each applicable party, to pay all other Administrative Expenses and Taxes; and

(8)            (A) so long as such Event of Default is continuing, to remain in the Collection Account or (B) otherwise, any remaining amounts shall be distributed to (or as directed by) the Borrower (to be used for any purpose, including distribution to the Equityholder).

Section 2.9.     Collections and Allocations.

(a)            Collections. The Collateral Manager shall promptly identify any collections received as being on account of Interest Collections or Principal Collections and shall transfer, or cause to be transferred, all Collections received to the appropriate Collection Account within two Business Days after such Collections are received. The Collateral Manager shall include a statement as to the amount of Principal Collections and Interest Collections on deposit on each Reporting Date in the Borrowing Base Certificate delivered pursuant to Section 5.1(p).

(b)            Excluded Amounts. With the prior written consent of the Administrative Agent, the Collateral Manager may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent and each Lender.

(c)            Initial Deposits. On each Funding Date, the Collateral Manager will instruct the related Obligor to deposit all Collections with respect to Collateral being acquired by the Borrower on such date into the Collection Account.

(d)            Investment of Funds. Unless a Collateral Manager Default or an Event of Default has occurred and is continuing, to the extent there are uninvested amounts deposited in the Collection Account, all such amounts shall be invested in Permitted Investments selected by the Collateral Manager on each Payment Date (or pursuant to standing instructions provided by the Collateral Manager); provided that, if a Collateral Manager Default or an Event of Default has occurred and is continuing, to the extent there are uninvested amounts in the Collection Account, all such amounts may be invested in Permitted Investments selected by the Administrative Agent (or pursuant to standing instructions provided by the Administrative Agent). All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the applicable Collection Account and shall be applied on each Payment Date pursuant to the provisions of Section 2.7 or Section 2.8 (as applicable). If no Permitted Investment is selected by the Collateral Manager or the Administrative Agent, as applicable, all amounts in the Accounts shall remain uninvested.

(e)            Unfunded Exposure Account.

(i)            Amounts on deposit in the Unfunded Exposure Account may be withdrawn (A) by the Collateral Agent pursuant to Section 2.9(e)(ii) to fund any draw requests of the relevant Obligors under any Delayed Draw Loan or Revolving Loan or (B) if the amount on deposit in the Unfunded Exposure Account exceeds the Aggregate Unfunded Exposure Amount, by the Borrower (or the Collateral Manager on the Borrower’s behalf) to make a deposit into the Principal Collection Account to the extent of such excess.

(ii)            After the end of the Revolving Period, any draw request made by an Obligor under a Delayed Draw Loan or Revolving Loan, along with wiring instructions for the applicable Obligor, shall be forwarded by the Collateral Manager (on the Borrower’s behalf) to the Collateral Agent (with a copy to the Administrative Agent) along with an instruction to the Collateral Agent to withdraw the applicable amount from the Unfunded Exposure Account. Upon receipt of, and in accordance with, such instruction, the Collateral Agent shall fund such draw request directly from the Unfunded Exposure Account.

(f)            All income earned on the funds invested and allocable to the Accounts is legally owned by the Borrower (and for U.S. federal income tax purposes, owned by the Equityholder). The Borrower is required to provide to the Collateral Agent (i) an IRS Form W-9 of its sole owner for U.S. federal tax purposes no later than the date hereof, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation upon the reasonable request of the Collateral Agent as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes and (b) to permit the Collateral Agent to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Borrower. The Borrower is further required to report to the Collateral Agent comparable information upon any change in the legal or beneficial ownership of the income allocable to the Accounts. U.S. Bank, both in its individual capacity and in its capacity as Collateral Agent, shall have no liability to the Borrower or any other person in connection with any tax withholding amounts paid, or retained for payment, to a governmental authority from the Accounts arising from the Borrower’s failure to timely provide an accurate, correct and complete IRS Form W-9 of its sole owner for U.S. federal tax purposes or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Collateral Agent having first received (x) instructions with respect to the investment of such funds, and (y) the forms and other documentation required by this paragraph.

Section 2.10.     Payments, Computations, Etc.

(a)            Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Collateral Manager hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower or the Collateral Manager, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts (other than Advances) not paid or deposited when due hereunder at 5.25% per annum above the Prime Rate, payable on demand; provided that, such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to the Base Rate which shall each be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed.

(b)            Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs then due pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full.

(c)            If any Advance requested by the Borrower is not effectuated as a result of the Borrower’s actions or failure to fulfill any condition under Section 3.2, as the case may be, on the date specified therefor, the Borrower shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance, but excluding the Applicable Spread.

(d)            Any and all payments made by the Borrower under the Transaction Documents shall be made in Dollars. Any Collections on deposit in the Principal Collection Account denominated in EUR or in GBP (or in such other currencies as may be agreed to by the Collateral Agent, the Administration Agent and the Borrower) may be converted by the Collateral Agent as directed (which direction may be in the form of an email and may be a standing direction) by (i) prior to the occurrence of a Default, Event of Default or Collateral Manager Default, the Collateral Manager and (ii) on or after the occurrence of a Default, Event of Default or Collateral Manager Default, the Administrative Agent into Dollars on any Business Day (other than a Payment Date) pursuant to the definition of “USD Equivalent”.

All risks and expenses incident to such conversion are the responsibility of the Borrower and the Collateral Agent shall have no responsibility for fluctuations in exchange rates affecting any Collections or conversion thereof and no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

Section 2.11.     Fees.

(a)            The Collateral Manager on behalf of the Borrower shall pay or cause to be paid in accordance with Sections 2.7 and 2.8, on each Payment Date, the applicable Non-Usage Fee.

(b)            The Borrower shall pay or cause to be paid to the Administrative Agent a fee in an amount equal to the product of (x) the Facility Amount as of the Closing Date and (y) 0.50% (the “Upfront Fee”).

(c)            The Collateral Agent, the Securities Intermediary and the Document Custodian shall be entitled to receive the Collateral Agent Fee and the Document Custodian Fee, as applicable, in accordance with Sections 2.7 and 2.8.

(d)            The Borrower shall pay to each of Dechert LLP as counsel to the Administrative Agent and Nixon Peabody LLP as counsel to the Collateral Agent and the Document Custodian on the Closing Date, their respective reasonable estimated fees and out-of-pocket expenses through the Closing Date, and shall pay all additional reasonable fees and out-of-pocket expenses of Dechert LLP and Nixon Peabody LLP required to be paid by the Borrower hereunder and on the immediately following Payment Date after its receipt of an invoice therefor in accordance with the terms of Section 2.7 or Section 2.8, as applicable.

Section 2.12.     Increased Costs; Capital Adequacy; Illegality.

(a)            If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case, adopted, made or implemented after the Closing Date, shall (a) subject any Affected Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (c) impose any other condition (other than Taxes) affecting the ownership interest in the Collateral conveyed to the Lenders hereunder or any Affected Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under any other Transaction Document, then on the later of the next Payment Date and 30 days after receipt by the Borrower of demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b)            If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive, treaty or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive, treaty or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, in each case, adopted, made or implemented after the Closing Date, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the later of the next Payment Date and 30 days after receipt by the Borrower of demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

(c)            If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12 that occurs after the Closing Date, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then on the later of the next Payment Date and 30 days after receipt of a statement describing such costs in reasonable detail, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d)            In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Collateral Manager a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent manifest error, provided, however, that no Affected Party shall be requested to disclose confidential or price-sensitive information or any other information, to the extent prohibited by law.

(e)            If a Disruption Event as described in clause (a) of the definition of “Disruption Event” with respect to any Lender occurred, such Lender shall in turn so notify the Borrower, whereupon all Advances Outstanding of the affected Lender in respect of which Interest accrues at the Benchmark shall immediately be converted into Advances Outstanding in respect of which Interest accrues at the Base Rate in accordance with the definition of “Interest Rate”.

(f)            Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation. Notwithstanding anything to the contrary in this Section 2.12, the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.12 for any amounts incurred more than nine (9) months prior to the date that such Affected Party notifies the Borrower of such Affected Party’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine (9) month period shall be extended to include the period of such retroactive effect.

(g)            Each Lender agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.13 provided that, no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender, be disadvantageous to such Lender. In no event will Borrower be responsible for increased amounts referred to in this Section 2.12 which relates to any other entities to which Lenders provide financing.

(h)            Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been introduced after the Closing Date, thereby constituting a change for which a claim for increased costs or additional amounts may be made hereunder with respect to the Affected Parties, regardless of the date enacted, adopted or issued.

Section 2.13.     Taxes.

(a)            Defined Terms. For purposes of this Section 2.13, the term “applicable law” includes FATCA.

(b)            Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Indemnification by the Borrower. The Borrower shall indemnify each Recipient, on the later of the next Payment Date and 30 days after receipt of a certificate referred to in the next succeeding sentence, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.16(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)            Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Collateral Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent as will enable the Borrower, the Collateral Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.13(g)(ii)(1), 2.13(g)(ii)(2) and 2.13(g)(ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing:

(1)            any Lender that is a U.S. Person shall deliver to the Borrower, the Collateral Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Administrative Agent), whichever of the following is applicable:

i.            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

ii.            executed copies of IRS Form W-8ECI;

iii.            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

iv.            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(3)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower, the Collateral Agent or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)            if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Collateral Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent as may be necessary for the Borrower, the Collateral Agent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Collateral Agent and the Administrative Agent in writing of its legal inability to do so.

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.14.     Discretionary Sales, Mandatory Sale, Acquisitions, Reinvestments and Substitutions.

(a)            Discretionary Sales.

Subject to Section 2.14(b) below, Borrower shall be permitted to sell or dispose of Portfolio Assets (each such sale or disposition, a “Discretionary Sale”) subject to the following conditions (as shall be deemed certified upon the delivery by the Borrower or the Collateral Manager on its behalf of any direction or other instruction to the Collateral Agent in connection with such Discretionary Sale):

(i)            no Default or Event of Default has occurred and is continuing and, immediately after giving effect to such Discretionary Sale, no Default or Event of Default shall have occurred;

(ii)            immediately after giving effect to such Discretionary Sale, the Required Advance Reduction Amount shall be (x) zero or (y) subject to the prior consent of the Administrative Agent (in its sole discretion), an amount less than the Required Advance Reduction Amount immediately prior to giving effect to such Discretionary Sale;

(iii)            (A) the Borrower shall be deemed to have certified to the Administrative Agent and the Collateral Agent that the representations and warranties contained in Section 4.1 and Section 4.2 hereof, (B) the Collateral Manager shall be deemed to have certified to the Administrative Agent and the Collateral Agent that the representations and warranties contained in Section 4.3 hereof, and (C) the Seller shall be deemed to have certified to the Administrative Agent and the Collateral Agent that the representations and warranties contained in Section 4.5 hereof, in each case, shall continue to be correct in all material respects following any sale or substitution, except to the extent any such representation or warranty relates to an earlier date;

(iv)            the Borrower shall have delivered a Borrowing Base Certificate to the Administrative Agent (with a copy to the Collateral Agent);

(v)            such Discretionary Sale shall be made by the Collateral Manager, on behalf of the Borrower, to an unaffiliated third party purchaser in a transaction (i) reflecting arm’s length market terms and (ii) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to the Discretionary Sale (other than that the Borrower has good title thereto, free and clear of all Liens and has the right to sell the related Portfolio Asset), provided that the Borrower may make a Discretionary Sale to (A) an Affiliate of the Borrower reflecting arm’s length market terms or (B) to the Seller pursuant to any exercise of the Seller’s mandatory repurchase obligation under Section 7.1 of the Sale Agreement;

(vi)            on the related Discretionary Sale Date, the Administrative Agent, each Lender and the Collateral Agent, as applicable, shall have received, as applicable, in immediately available funds, an amount equal to the sum of (a) an amount sufficient to reduce the Advances Outstanding such that, after giving effect to the transfer of the Portfolio Assets that are the subject of such Discretionary Sale, the Required Advance Reduction Amount will be equal to zero plus (b) an amount equal to all unpaid Interest then due and owing to the extent reasonably determined by the Administrative Agent and the Lenders to be attributable to that portion of the Advances Outstanding to be repaid in connection with the Discretionary Sale plus (c) an aggregate amount equal to the sum of all other Obligations then due and owing to the Administrative Agent, each applicable Lender, the Affected Parties and the Indemnified Parties, as applicable, under this Agreement and the other Transaction Documents (or such lesser amount as consented to by the Administrative Agent pursuant to clause (ii) above);

(vii)            on the related Discretionary Sale Date, the proceeds (net of (x) amounts payable pursuant to Section 2.14(a)(vi) and (y) transactional expenses) from such Discretionary Sale shall be sent directly to the Collection Account, and the Borrower shall notify the Administrative Agent and the Collateral Agent of any amount to be deposited into the Collection Account in connection with such sale;

(viii)            the aggregate OLB of all Portfolio Assets which are sold by the Borrower in connection with a Discretionary Sale during any 12-month rolling period shall not exceed 20% of the highest Aggregate OLB at any point during such 12-month period (or such lesser number of months as shall have elapsed from the Closing Date as of such date); provided that, (a) any Discretionary Sale may be excluded from such 20% limitation with the prior written consent of the Administrative Agent and (b) any Discretionary Sale made pursuant to clause (B) of Section 2.14(a)(v) shall be excluded from such 20% limitation; provided, further, that the Borrower may make Discretionary Sales of Portfolio Assets exceeding such 20% limitation if (x) all proceeds from such Discretionary Sales are applied pursuant to Section 2.7(b) to reduce Advances Outstanding and (y) the Facility Amount is concurrently reduced pursuant to Section 2.3(a) by an amount equal to the proceeds of such Discretionary Sales;

(ix)            no adverse selection procedures were employed by the Borrower or the Collateral Manager in selecting such Portfolio Asset for sale or disposition;

(x)            any repayment of Advances Outstanding in connection with any sale or disposition of Portfolio Assets hereunder shall comply with the requirements set forth in Section 2.3;

(xi)            the Borrower shall pay an amount equal to all accrued and unpaid costs and expenses (including, without limitation, reasonable legal fees) of the Administrative Agent, the Lenders and the Collateral Agent in connection with any such sale or disposition (including, but not limited to, expenses incurred in connection with the release of the Lien of the Administrative Agent on behalf of the Secured Parties and any other party having an interest in the Portfolio Asset in connection with such sale, substitution or repurchase);

(xii)            the Borrower shall, not later than ten (10) Business Days prior to the date of such sale or disposition, deliver to the Administrative Agent, the Collateral Agent and each Lender a certificate and evidence to the reasonable satisfaction of such parties (which satisfaction shall be confirmed in writing by the Administrative Agent and each Lender) that the Borrower shall have sufficient funds on or prior to the date of such sale to pay the outstanding Obligations in full pursuant to Section 2.8 (which funds may be derived from completion of such Discretionary Sale); and

(xiii)            if the Portfolio Asset is sold or disposed for a price less than the Assigned Value of such Portfolio Asset as of the date of such sale, the Administrative Agent shall have provided its prior written consent to such sale in its sole discretion.

(b)            Mandatory Sales.

If any Portfolio Asset fails, at any time after its Portfolio Asset Trade Date, to satisfy any of the following clauses in the definition of “Eligible Portfolio Asset”: (f); (g); (i); (j); (l); (m); (n); (o); (r); (t); (x); (z); (ff); or (gg), then Borrower shall (1) have executed an assignment and acceptance or such other similar documentation substantially in the form required under the Underlying Instrument, have delivered such documentation to the applicable agent and/or the applicable obligor with respect to such Portfolio Asset for its consent in accordance with the provisions of the Underlying Instrument with respect thereto, and (2) use commercially reasonable efforts to effect the settlement of such assignment and acceptable as soon as possible, and by no later than 30 calendar days after such Portfolio Asset fails to satisfy any of the foregoing clauses in the definition of “Eligible Portfolio Asset”.

(c)            Any sale or other disposition of all or a portion of a Portfolio Asset shall be effected by the transfer by assignment by the Borrower of full record and beneficial ownership of such Portfolio Asset or the relevant portion thereof being transferred (such portion consisting of an unvarying percentage of the Principal Balance of such Portfolio Asset and all related claims for interest, fees and other amounts).

(d)            Acquisitions and Reinvestments.

Each reinvestment of Principal Collections and acquisition of any Portfolio Asset by the Borrower (whether pursuant to Section 2.7(d) or from the proceeds of any Advance) shall be subject to the further conditions precedent that:

(i)            the Revolving Period End Date or the Termination Date shall not have occurred;

(ii)            with respect to any reinvestment of Principal Collections permitted by Section 2.7(d), the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Agent), no later than 3:00 p.m. one (1) Business Day prior to the day of any such reinvestment:

(1)            a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate, executed by the Collateral Manager and the Borrower; and

(2)            a certificate of assignment substantially in the form of Exhibit F containing such additional information as may be reasonably requested by the Administrative Agent and each Lender or, with respect to any Portfolio Asset with respect to which the Borrower is not party to any Underlying Instrument other than the relevant credit agreement, an assignment agreement or indenture note purchase agreement in accordance with the requirements set forth in clause (a) of the definition of “Required Portfolio Asset Documents”; and

(3)            (i) a Portfolio Asset File with respect to each Portfolio Asset proposed to be acquired by the Borrower and (ii) a faxed or an emailed copy of the duly executed original promissory notes for each Portfolio Asset in respect of which a promissory note is issued (or, in the case of any Noteless Loan, a fully executed assignment agreement and, in the case of any Portfolio Asset that is a Participation Interest, a fully executed participation agreement), and, if any Portfolio Asset are closed in escrow, a written certification from the closing attorneys of such Portfolio Asset confirming the possession of the Required Portfolio Asset Documents and that all documentary conditions to such Portfolio Asset have been satisfied;

(iii)            upon each acquisition by the Borrower of a Portfolio Asset, (a) all of the Borrower’s right, title and interest to such Portfolio Asset shall be subject to the Lien granted to the Administrative Agent pursuant to this Agreement and (b) such Portfolio Asset shall be Delivered to the Securities Intermediary on behalf of the Administrative Agent;

(iv)            to the extent any Portfolio Assets being acquired by the Borrower are being purchased from the Seller, the Collateral Manager or any of their Affiliates, a true sale opinion and a non-consolidation opinion with respect to each Portfolio Asset, in form and substance acceptable to the Administrative Agent (it being acknowledged and agreed that the opinions delivered by Schulte Roth & Zabel LLP on the Closing Date is acceptable to the Administrative Agent and satisfies the requirements of this Section 2.14(d)(iv) so long as such sales are made in accordance with the facts described in such opinions and pursuant to the Sale Agreement);

(v)            any acquisition of such Portfolio Asset and the purchase price thereof shall be (a) for fair market value, (b) on terms no less favorable to the Borrower than would be the case if such Person were not an Affiliate or as otherwise expressly permitted in this Agreement, (c) effected in accordance with all Applicable Laws, and (d) no adverse selection procedures shall be employed by the Borrower (or the Collateral Manager on behalf of the Borrower) in selecting such Portfolio Asset, for acquisition, and, in the case of an acquisition from or financed in whole or in part by an Affiliate of the Collateral Manager or the Equityholder, is approved by the Administrative Agent in a written consent and shall be effected on terms no less favorable to the Borrower than would be the case if such Person were not an Affiliate of the Collateral Manager, provided that the Administrative Agent shall have no responsibility to oversee compliance with this Section 2.14(a)(v) by the other parties; and

(vi)            such Portfolio Asset is, as of the date of acquisition by the Borrower, an Eligible Portfolio Asset.

Upon the satisfaction of the applicable conditions set forth in this Section 2.14(d) (as certified by the Borrower to the Administrative Agent and the Collateral Agent), the Collateral Agent (following direction by the Administrative Agent) will release funds from the Principal Collection Account to be applied to acquire the relevant Portfolio Asset in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Principal Collection Account on such day.

(e)            Substitutions.

The Borrower (x) may, during the Revolving Period, sell any Portfolio Asset and replace (or direct any Borrower Subsidiary to replace) such Portfolio Asset with another Portfolio Asset (each such sale and replacement, a “Substitution”) and (y) shall, to the extent a Substitution is required under the Sale Agreement, effect a Substitution, in each case so long as (as shall be deemed certified upon the delivery by the Borrower or the Collateral Manager on its behalf of any direction or other instruction to the Collateral Agent in connection with such Substitution):

(i)            no Default or Event of Default has occurred and is continuing and, immediately after giving effect to such Substitution, no Default or Event of Default shall have occurred;

(ii)            each substitute Portfolio Asset acquired or funded by the Borrower in connection with a Substitution shall be an Eligible Portfolio Asset;

(iii)            100% of the proceeds from the sale of the Portfolio Asset(s) to be replaced in connection with such Substitution are either applied by the Borrower to acquire the substitute Portfolio Asset(s) or deposited in the Collection Account, (iv) all conditions precedent set forth in Section 2.14(a) (Discretionary Sales), Section 2.14(c) and Section 2.14(d) (Acquisitions and Reinvestments) have been satisfied with respect to each substitute Portfolio Asset to be acquired or funded by the Borrower in connection with such Substitution; and

(iv)            immediately after giving effect to such Substitution, the Advances Outstanding will not exceed the Borrowing Base; provided that, notwithstanding anything to the contrary set forth in this Section 2.14(e), in the event that such an excess shall have existed immediately prior to giving effect to such Substitution, the Borrower may effect a Substitution so long as, immediately after giving effect to such Substitution and any other sale or transfer substantially contemporaneous therewith, such excess is eliminated in its entirety.

Section 2.15.     Assignment of the Sale Agreement.

The Borrower hereby collaterally assigns to the Administrative Agent, for the benefit of the Secured Parties, all of the Borrower’s right, title and interest in and to, but none of its obligations under, the Sale Agreement and any UCC financing statements filed under or in connection therewith. In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Administrative Agent for the benefit of the Secured Parties its right to indemnification under the Sale Agreement. The Borrower confirms that the Administrative Agent, on behalf of the Secured Parties, at any time upon the occurrence and during the continuance of an Event of Default, shall have the right to enforce the Borrower’s rights and remedies under the Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties.

Section 2.16.     Effect of Benchmark Transition Event.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)            Conforming Changes.  In connection with the implementation of any Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c)            Notices. The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to the below and (v) the commencement or conclusion of any Benchmark Unavailability Period.

Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Accrual Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Accrual Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(d)            Standards for Decisions and Determinations. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.16 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.16.

(e)            Benchmark Unavailability Period. For any determination of interest hereunder or under any other Transaction Document during a Benchmark Unavailability Period with respect to a given Benchmark, the principal amount of Advances which bear interest on such Benchmark, shall instead bear interest determined in relation to the Base Rate, computed as otherwise described herein; provided, however, that no such determination of interest shall take effect during any applicable Accrual Period.

ARTICLE III.

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1.     Conditions to Closing and Initial Advance.

None of the Lenders, the Administrative Agent, the Collateral Agent or the Document Custodian shall be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied in the sole discretion of, or waived in writing by, the Administrative Agent:

(a)            Each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to the Administrative Agent.

(b)            The Administrative Agent shall have received reasonably satisfactory evidence that the Borrower, the Equityholder and the Collateral Manager have obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby.

(c)            The Borrower, the Equityholder and the Collateral Manager shall each have delivered to the Administrative Agent a certification in the form of Exhibit D.

(d)            The Borrower, the Equityholder and the Collateral Manager shall each have delivered to the Administrative Agent a certificate as to whether such entity is Solvent in the form of Exhibit C.

(e)            The Collateral Manager shall have delivered to the Administrative Agent certification that no Default, Event of Default, Change of Control or Collateral Manager Default has occurred and is continuing.

(f)            The Administrative Agent shall have received, with a counterpart for each Lender, (i) the executed legal opinion or opinions of Schulte Roth & Zabel LLP counsel to the Borrower and the Equityholder, covering, among other things, (A) enforceability, grant and perfection of the security interests on the Collateral, (B) true sale with respect to the Sale Agreement, and (C) non-consolidation of the Borrower with the Equityholder, in each case in form and substance reasonably acceptable to the Administrative Agent and (ii) the executed legal opinion or opinions of Nixon Peabody LLP, counsel to the Collateral Agent, the Document Custodian and the Securities Intermediary, in form and substance reasonably acceptable to the Administrative Agent.

(g)            The Administrative Agent and each Lender shall have received copies of the Credit and Collection Policy.

(h)            The Administrative Agent and the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(i)            The UCC-1 financing statements naming (1) the Borrower as debtor and the Administrative Agent as secured party, and (2) the Seller as debtor, the Administrative Agent as assignee secured party and the Borrower as assignor secured party are in proper form for filing in the filing office of the appropriate jurisdiction and shall have been filed (or will be concurrently filed on the Closing Date or within one (1) Business Day thereafter) and, when filed, together with the Securities Account Control Agreement, are effective to perfect the Administrative Agent’s security interest in the Collateral such that the Administrative Agent’s security interest in the Collateral ranks senior to that of any other creditors of the Borrower, Equityholder or Seller (whether now existing or hereafter acquired), subject only to Permitted Liens.

(j)            The Administrative Agent shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower, the Equityholder and the Collateral Manager (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person except, as to this sub-clause (ii), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect.

(k)            The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and the Equityholder, and bankruptcy and pending lawsuits with respect to the Borrower and the Equityholder and the results of such search shall be satisfactory to the Administrative Agent.

(l)            The Administrative Agent and the Lenders shall have received the fees (including fees, disbursements and other charges of the Administrative Agent) to be received on the Closing Date referred to herein to the extent invoiced prior to the Closing Date.

(m)            The Equityholder shall have raised at least $245,000,000 in capital commitments from the investors of the Equityholder.

(n)            Each Portfolio Asset that the Borrower purchased or committed to purchase on or prior to the Closing Date, or upon its Portfolio Asset Trade Date (i) constitutes an Eligible Portfolio Asset and (ii) to the extent applicable to purchases occurring on or prior to the Closing Date, will satisfy the other requirements of Section 2.14.

(o)            All Obligors on all Portfolio Assets as of the Closing Date (or the applicable agent appointed under the relevant Underlying Instrument to receive payments) have been directed to deposit all payments made or received under the relevant Underlying Instrument in respect of such Portfolio Assets directly to the Collection Account.

Section 3.2.     Conditions Precedent to All Advances.

(a)            [reserved];

(b)            On the date of any Advance, the following shall be true and correct and the Borrower and the Collateral Manager shall have certified in the related Borrower’s Notice that all conditions precedent to the requested Advance have been satisfied and shall thereby be deemed to have certified that:

(i)            The representations and warranties contained in Section 4.1 and Section 4.2 are true and correct in all respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is made as of a specific date);

(ii)            No event has occurred, or would result from such Advance or from the application of proceeds thereof, that constitutes an Event of Default, Default or Collateral Manager Default;

(iii)            On and as of such day, after giving effect to such Advance, the Availability is greater than or equal to zero;

(iv)            On and as of such day, the Borrower and the Collateral Manager each has performed all of the covenants and agreements contained in this Agreement to be performed by such Person on or prior to such day; and

(v)            No Applicable Law prohibits or enjoins the making of such Advance by any Lender or the proposed reinvestment of Principal Collections.

(c)            The Revolving Period End Date or the Termination Date shall not have occurred;

(d)            On the date of such Advance, the Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably require;

(e)            The Borrower and Collateral Manager shall have delivered to the Administrative Agent all reports required to be delivered as of the date of such Advance including, without limitation, all deliveries required by Section 2.2;

(f)            The Borrower shall have paid all fees then required to be paid and, without duplication of Section 2.11(d), shall have reimbursed the Lenders, the Collateral Agent, the Document Custodian and the Administrative Agent for all fees, costs and expenses then required to be paid of closing the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable attorney fees and any other legal and document preparation costs incurred by the Lenders, the Collateral Agent, the Document Custodian and the Administrative Agent;

(g)            [reserved];

(h)            Prior to the date of such Advance, the Borrower (or the Collateral Manager on its behalf) shall have delivered to the Administrative Agent an updated Portfolio Asset List, which list shall (i) include all of the Portfolio Assets proposed to be acquired by the Borrower and/or to be subject to such Advance, and (ii) upon approval by the Administrative Agent, constitute an updated Schedule III to this Agreement and be incorporated and made part of this Agreement as of the Funding Date for such Advance.

(i)            On or prior to the date of the initial Advance, the Administrative Agent shall have received evidence satisfactory to it in its sole discretion that at least the Required Minimum Equity Amount (which may include capital contributions in Cash, securities or Loans) has been deposited by the Equityholder into the Principal Collection Account or has been credited to the Collateral Account; and

(j)            With respect to the initial Advance, the Administrative Agent shall have received evidence reasonably satisfactory to it of the establishment of each of the Accounts (including Accounts denominated in GBP and EUR). For the avoidance of doubt, such evidence shall not be deemed to be reasonably satisfactory to the Administrative Agent if the operational set-up for the relevant Accounts is not sufficiently completed prior to the relevant Funding Notice of such Advance.

The failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Advance (which has not been waived by the Administrative Agent) shall give rise to a right of the Administrative Agent, which right may be exercised at any time on the demand of the Administrative Agent, to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the Lenders an amount equal to the Advances made during any such time that any of the foregoing conditions precedent were not satisfied.

Section 3.3.     Custodianship; Transfer of Portfolio Assets and Permitted Investments.

(a)            The Securities Intermediary or the Document Custodian, as applicable, shall hold all Certificated Securities (whether Portfolio Assets or Permitted Investments) and Instruments in physical form delivered to it as Collateral in accordance with the terms hereof at the Corporate Trust Office or as otherwise specified in Section 5.5(c). Any successor Securities Intermediary or Document Custodian shall be a state or national bank or trust company which is not an Affiliate of the Borrower or the Seller and which is a Qualified Institution.

(b)            Each time that the Borrower (or the Collateral Manager on behalf of the Borrower) shall direct or cause the acquisition of any Portfolio Asset or Permitted Investment, the Borrower shall (or the Collateral Manager on behalf of the Borrower), if such Portfolio Asset or Permitted Investment has not already been transferred in accordance with its Underlying Instruments (including obtaining any necessary consents) to the Securities Intermediary or the Document Custodian, as applicable, cause the transfer of such Portfolio Asset or Permitted Investment in accordance with its Underlying Instruments (including obtaining any necessary consents) to the Securities Intermediary or the Document Custodian, as applicable, to be held in accordance with the terms of this Agreement and the Securities Account Control Agreement. The security interest of the Administrative Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Administrative Agent, be released.

(c)            The Borrower (or the Collateral Manager on behalf of the Borrower) shall cause all Portfolio Assets (to the extent evidenced by an Instrument) or Permitted Investments acquired by the Borrower to be transferred to the Securities Intermediary and the Document Custodian, as applicable, and shall cause all Portfolio Assets and Permitted Investments acquired by the Borrower to be delivered to the Securities Intermediary or the Document Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Administrative Agent a valid security interest in each Portfolio Asset and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower (whether now existing or hereafter acquired)):

(i)            in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it Indorsed to the Securities Intermediary or the Document Custodian, as applicable, or in blank by an effective Indorsement or registered in the name of the Administrative Agent and by (A) delivering such Instrument or Security Certificate to the Securities Intermediary or the Document Custodian, as applicable, at the Corporate Trust Office and (B) causing the Securities Intermediary or the Document Custodian, as applicable, to maintain (on behalf of the Administrative Agent) continuous possession of such Instrument or Security Certificate at the Corporate Trust Office or as otherwise specified (except as otherwise permitted pursuant to this Agreement, including Section 7.8 or Section 7.9);

(ii)            in the case of an Uncertificated Security, by (A) causing the Administrative Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;

(iii)            in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to a Securities Account in the name of the Borrower pursuant to the Securities Account Control Agreement; and

(iv)            in the case of General Intangibles (including any Portfolio Asset or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Administrative Agent as secured party and covering the Portfolio Asset or Permitted Investment (as the case may be) as the collateral at the filing office of the Secretary of State of the State of Delaware.

(d)            The security interest of the Administrative Agent in any Collateral disposed of in a transaction permitted by this Agreement shall, immediately and without further action on the part of the Administrative Agent, be released and the Securities Intermediary or the Document Custodian, as applicable, shall immediately release such Collateral to, or as directed by, the Borrower.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1.     Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a)            Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral.

(b)            Due Qualification. The Borrower is (i) duly qualified to do business and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or to have obtained such licenses or approvals could not reasonably be expected to have a Material Adverse Effect.

(c)            Power and Authority; Due Authorization; Execution and Delivery. The Borrower (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party and the transfer and assignment of an ownership and security interest in the Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by the Borrower.

(d)            Binding Obligation. Each Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e)            No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) in any material respect conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s certificate of formation, operating agreement or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation or (iii) violate any Applicable Law in any material respect.

(f)            Agreements. The Borrower is not a party to any agreement or instrument or subject to any limited liability company restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Borrower is not in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such defaults could reasonably be expected to result in a Material Adverse Effect.

(g)            No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Borrower is a party or (iii) that could reasonably be expected to have Material Adverse Effect.

(h)            All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of each Transaction Document to which the Borrower is a party have been obtained.

(i)            Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Borrower.

(j)            Solvency. The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Borrower is a party do not and will not render the Borrower not Solvent.

(k)            Taxes.

(i)            [Reserved].

(ii)            The Borrower is and has always been a “disregarded entity” of a U.S. Person for U.S. federal income tax purposes.

(iii)            The Borrower has filed or caused to be filed all U.S. federal and other material tax and information returns that are required to be filed by it and has paid or made adequate provisions for the payment of all U.S. federal and other material Taxes and all material assessments made against it or any of its property (other than any amount of Tax that is not yet due or the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower or the Equityholder, as applicable), and no U.S. federal or other material tax lien (other than a Permitted Lien in respect of Taxes) has been filed and, to the Borrower’s knowledge, no claim is being asserted with respect to any such Tax, fee or other charge (other than any claim the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower or the Equityholder, as applicable).

(l)            Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the transfer of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U. The foregoing shall not restrict the receipt by the Borrower of any Equity Security as a result of a workout or restructuring of any Obligor of a Loan.

(m)            Security Interest.

(i)            This Agreement creates a valid and continuing security interest (as defined in the UCC as in effect from time to time in the State of New York) in the Collateral in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC and is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii)            the Collateral is comprised of “instruments”, “security entitlements”, “general intangibles”, “certificated securities”, “uncertificated securities”, “securities accounts”, “investment property” and “proceeds” (each as defined in the applicable UCC) and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations under Section 4.1(m)(i);

(iii)            with respect to Collateral that constitutes Security Entitlements:

(1)            all of such Security Entitlements have been credited to one of the Accounts and the securities intermediary for each Account has agreed to treat all assets credited to such Account as Financial Assets within the meaning of the UCC as in effect from time-to-time in the State of New York;

(2)            the Borrower has taken all steps necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC as in effect from time-to-time in the State of New York) with respect to each Account; and

(3)            the Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Administrative Agent. The Borrower has not instructed the securities intermediary of any Account to comply with the entitlement order of any Person other than the Administrative Agent; provided that, until the Administrative Agent delivers a Notice of Exclusive Control, the Borrower and the Collateral Manager may cause cash in the Accounts to be invested in Permitted Investments, and the proceeds thereof to be distributed in accordance with this Agreement.

(iv)            all Accounts constitute “securities accounts” as defined in the Section 8-501(a) of the UCC as in effect from time-to-time in the State of New York;

(v)            the Borrower owns and has good and marketable title to (and, with respect to assets securing any Collateral, a valid security interest in) the Collateral free and clear of any Lien (other than Permitted Liens) of any Person;

(vi)            the Borrower has received all consents and approvals required by the terms of any Portfolio Asset to the granting of a security interest in the Portfolio Assets hereunder to the Administrative Agent, on behalf of the Secured Parties;

(vii)            the Borrower has taken all necessary steps to authorize the Administrative Agent to file all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the Borrower’s jurisdiction of organization;

(viii)            other than the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of any collateral included in the Collateral other than any financing statement (A) in favor of the Administrative Agent, (B) relating to the security interest, if any, granted to the Borrower under the Sale Agreement or (C) that has been terminated and/or fully and validly assigned to the Administrative Agent or the Borrower on or prior to the date hereof. There are no judgments against the Borrower that would constitute an Event of Default;

(ix)            all original executed copies of each underlying promissory note that constitute or evidence each Portfolio Asset that is evidenced by a promissory note has been or, subject to the delivery requirements contained herein, will be delivered to the Document Custodian;

(x)            the Borrower has received, or subject to the delivery requirements contained herein will receive, a written report from the Document Custodian that the Document Custodian or its agent is holding each underlying promissory note (if any) that evidence all Portfolio Assets evidenced by a promissory note solely on behalf of the Administrative Agent for the benefit of the Secured Parties;

(xi)            none of the underlying promissory notes (if any) that constitute or evidence the Portfolio Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent on behalf of the Secured Parties;

(xii)            with respect to Collateral that constitutes an Uncertificated Security, the Borrower has caused the Administrative Agent to gain “control” of such Collateral pursuant to Section 8-106(c) of the UCC and such control remains effective; and

(xiii)            in the case of an Uncertificated Security, by (A) causing the Administrative Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective.

(n)            Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Borrower or the Seller to the Administrative Agent or any Lender in connection with this Agreement are true, complete and correct in all material respects.

(o)            Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Delaware. The Borrower’s Federal Employer Identification Number is that of the Equityholder and is correctly set forth on Exhibit D. The Borrower has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location within the four (4) months preceding the Closing Date (or, if less, the period of time since its formation).

(p)            Collection Account. The Collection Accounts (including any sub accounts thereof) are the only accounts to which Collections on the Collateral are sent.

(q)            Legal Name. The Borrower’s exact legal name is New Mountain Guardian IV SPV, L.L.C.

(r)            Sale Agreement. The Sale Agreement (together with each assignment agreement to be delivered pursuant thereto, each participation agreement to be delivered pursuant thereto and each Underlying Assignment Agreement) is the only agreement pursuant to which the Borrower has purchased or will purchase, or acquire by way of contribution, Collateral from the Seller or any Affiliate of the Seller, except as otherwise provided in Section 2.3 of the Sale Agreement.

(s)            Value Given. The Borrower shall have given reasonably equivalent value to (i) the Seller in consideration for the transfer to the Borrower of the Collateral pursuant to the Sale Agreement and (ii) the applicable third party seller of Collateral in consideration for the transfer to the Borrower of the Collateral, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(t)            Accounting. The Borrower accounts for the transfers to it of interests in Collateral as sales for legal (other than tax) purposes on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(u)            Special Purpose Entity. The Borrower has not and shall not:

(i)            engage in any business or activity other than the purchase, receipt and management of Collateral, the transfer and pledge of Collateral under the Transaction Documents and such other activities as are incidental thereto;

(ii)            acquire or own any assets other than (a) the Collateral, (b) Permitted Investments and (c) incidental property as may be necessary for the operation of the Borrower and the performance of its obligations under the Transaction Documents, including, without limitation, capital contributions which it may receive from the Equityholder;

(iii)            merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (other than in accordance with the provisions hereof), without in each case first obtaining the prior written consent of the Administrative Agent, or except as permitted by this Agreement, change its legal structure or jurisdiction of formation;

(iv)            fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent, amend or modify (other than in accordance with the terms hereof and thereof), terminate or fail to comply with the provisions of, its operating agreement, or fail to observe limited liability company formalities;

(v)            own any Subsidiary or make any Investment in any Person (other than Permitted Investments) without the consent of the Administrative Agent;

(vi)            except as permitted by this Agreement, commingle its assets with the assets of any of its Affiliates, or of any other Person;

(vii)            incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Advances owed to the Lenders and a termination of all the Commitments;

(viii)            become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

(ix)            fail to maintain its bank accounts separate and apart from those of any other Person, other than as expressly provided in the Transaction Documents;

(x)            enter into any contract or agreement with any Person, except (a) the Transaction Documents, (b) the documents specifically contemplated by the Borrower LLC Agreement, (c) other contracts or agreements that are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s length basis with third parties other than such Person and (d) as otherwise permitted under the Transaction Documents;

(xi)            seek its dissolution or winding up in whole or in part;

(xii)            fail to correct any known misunderstandings regarding the separate identity of the Borrower and the Equityholder or any principal or Affiliate thereof or any other Person;

(xiii)            guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xiv)            fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity of the Person with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xv)            fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvi)            file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(xvii)            except as may be required or permitted by the Code and regulations or other applicable state or local tax law, hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

(xviii)            fail to maintain separate company records and books of account; provided, however, that the Borrower’s assets and liabilities may be included in a consolidated financial statement of the Equityholder so long as the separateness of the Borrower from the Equityholder and the unavailability of the Borrower’s assets and credit to satisfy the debts and other obligations of the Equityholder are disclosed by the Equityholder within all public filings that contain such consolidated financial statements;

(xix)            fail to pay its own liabilities and expenses only out of its own funds;

(xx)            fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations or to pay the salaries of its own employees, if any;

(xxi)            acquire the obligations or securities of its Affiliates or stockholders;

(xxii)            fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space, if any, provided by an Affiliate or services performed by any employee of an Affiliate;

(xxiii)            fail to use separate checks bearing its own name;

(xxiv)            pledge its assets to secure the obligations of any other Person;

(xxv)            (A) fail at any time to have at least one (1) independent manager or director (the “Independent Manager”) who is not currently (a) a manager, officer, employee or Affiliate of the Borrower or the Equityholder or any major creditor, or a manager, officer or employee of any such Affiliate (other than an independent manager or similar position of the Borrower, the Equityholder or an Affiliate), or (b) the beneficial owner of any limited liability company interests of the Borrower or any voting, investment or other ownership interests of any Affiliate of the Borrower or of any major creditor or (B) fail to ensure that all limited liability company action relating to the selection, maintenance or replacement of the Independent Manager are duly authorized by the unanimous vote of the board of managers (including the Independent Manager) except as otherwise permitted pursuant to the Borrower LLC Agreement;

(xxvi)            fail to provide that the unanimous consent of all members or managers (including the consent of the Independent Manager) is required for the Borrower to take any Material Action; and

(xxvii)            take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Schulte Roth & Zabel LLP, dated as of the date hereof upon which the conclusions expressed therein are based.

(v)            1940 Act. The Borrower is not required to register as an “investment company” within the meaning of the 1940 Act.

(w)            ERISA. Except as would not reasonably be expected to constitute a Material Adverse Effect, (i) the present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3 of ERISA which are subject to Title IV of ERISA and maintained by the Borrower, or in which employees of the Borrower are entitled to participate, other than a Multiemployer Plan (the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the most recent annual financial statements reflecting such amounts), (ii) no non-exempt prohibited transactions, failures to satisfy minimum funding standards, withdrawals or reportable events within the meaning of 4043 of ERISA, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, (each a “Reportable Event”) have occurred with respect to any Pension Plans that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability and (iii) no notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan. At all times during the term of the Agreement and on the date of each Transaction, none of the assets of the Borrower (including the Collateral) or guaranteeing person constitutes or will constitute “plan assets” of any employee benefit plan subject to ERISA or any plan subject to Section 4975 of the Code by reason of such an employee benefit plan’s or a plan’s investment in the Borrower or its direct or indirect parent companies or otherwise.

(x)            Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes in any material respect any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(y)            Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral transferred hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two Business Days after receipt as required herein.

(z)            Amendments. No Portfolio Asset has been amended, modified or waived, except for amendments, modifications or waivers, if any, to such Collateral otherwise permitted under Section 6.4(a) and in accordance with the Credit and Collection Policy.

(aa)     Full Payment. As of each Funding Date thereof, the Borrower has no knowledge of any fact which should lead it to expect that any Portfolio Asset will not be repaid by the related Obligor in full.

(bb)     Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Borrower pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct in all material respects.

(cc)     Members of the Borrower. The sole member of the Borrower is a U.S. Person.

(dd)     Sanctions. None of the Borrower nor any Person directly or indirectly Controlling the Borrower (i) is a Sanctioned Person; (ii) is Controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Borrower’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. To each such Person’s knowledge, no investor in such Person is a Sanctioned Person. The Borrower will notify each Lender and Administrative Agent in writing promptly after becoming aware of any breach of this section.

(ee)     Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification is true and correct in all respects as of the Closing Date. The Borrower will notify each Lender and Administrative Agent in writing promptly after becoming aware of any change in such information.

(ff)     No Material Adverse Effect. No event, change or condition has occurred that has had a Material Adverse Effect on the Borrower since the Closing Date.

(gg)     Portfolio Asset List. The information set forth with respect to each Portfolio Asset in Schedule III is correct and, with respect to each Funding Date, Schedule III lists all the Portfolio Assets as of such Funding Date.

The representations and warranties in Section 4.1(m) shall survive the termination of this Agreement and such representations and warranties may not be waived by any party hereto without the consent of the Administrative Agent.

Section 4.2.     Representations and Warranties of the Borrower Relating to the Agreement and the Collateral.

The Borrower hereby represents and warrants, as of the Closing Date and as of each Funding Date:

(a)            Valid Security Interest. This Agreement constitutes a security agreement within the meaning of Section 9-102(a)(73) of the UCC as in effect from time to time in the State of New York. Upon the delivery to the Securities Intermediary and the Document Custodian of all Collateral constituting “instruments” and “certificated securities” (as defined in the UCC as in effect from time to time in the jurisdiction where the applicable Corporate Trust Office is located), the crediting of all Collateral that constitutes Financial Assets (as defined in the UCC as in effect from time to time in the State of New York) to an Account and the filing of the financing statements described in Section 4.1(m) in the jurisdiction in which the Borrower is located, the security interest created hereby shall be a valid and first priority perfected security interest in all of the Collateral (subject to Permitted Liens) in that portion of the Collateral in which a security interest may be created under 9 of the UCC as in effect from time to time in the State of New York.

(b)            Eligibility of Collateral. The Borrower has conducted such due diligence and other review as it considered necessary with respect to each Portfolio Asset held or to be held by the Borrower. As of the Closing Date and each Funding Date, (i) the Portfolio Asset List (as updated from time to time in accordance with Section 3.2(h)) and the information contained in each Funding Notice delivered pursuant to Section 2.2, is an accurate and complete listing in all material respects of all Portfolio Assets included in the Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Portfolio Assets and the amounts owing thereunder is true, correct and complete in all material respects as of the related Funding Date, (ii) each such Portfolio Asset included in the Borrowing Base is an Eligible Portfolio Asset, (iii) each Portfolio Asset included in the Collateral is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance with all Applicable Laws in all material respects and (iv) with respect to each Portfolio Asset included in the Collateral, all material consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the transfer of an ownership interest or security interest in such Collateral to the Administrative Agent as agent for the benefit of the Secured Parties have been duly obtained, effected or given and are in full force and effect.

(c)            No Fraud. Each Portfolio Asset was acquired by the Borrower without any fraud or material misrepresentation.

Section 4.3.     Representations and Warranties of the Collateral Manager.

The Collateral Manager represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a)            Organization and Good Standing. The Collateral Manager has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b)            Due Qualification. The Collateral Manager is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or in good standing or to have obtained such licenses or approvals could not reasonably be expected to have a Material Adverse Effect.

(c)            Power and Authority; Due Authorization; Execution and Delivery. The Collateral Manager (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Collateral Manager is a party have been duly executed and delivered by the Collateral Manager.

(d)            Binding Obligation. Each Transaction Document to which the Collateral Manager is a party constitutes a legal, valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(e)            No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Collateral Manager’s certificate of formation, operating agreement or any Contractual Obligation of the Collateral Manager, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral Manager’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law in any material respect.

(f)            No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Collateral Manager, threatened against the Collateral Manager, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Collateral Manager is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Collateral Manager is a party or (iii) that could reasonably be expected to have Material Adverse Effect.

(g)            All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Collateral Manager of each Transaction Document to which the Collateral Manager is a party have been obtained.

(h)            Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Collateral Manager to the Administrative Agent or any Lender in connection with this Agreement are true, complete and correct in all material respects.

(i)            Collections. The Collateral Manager acknowledges that all Collections received by it or its Affiliates with respect to the Collateral transferred or pledged hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days from receipt as required herein.

(j)            Solvency. The Collateral Manager is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Collateral Manager is a party do not and will not render the Collateral Manager not Solvent.

(k)            Taxes. The Collateral Manager is a U.S. Person and is treated as a corporation for U.S. federal income tax purposes. The Collateral Manager has filed or caused to be filed all U.S. federal and other material tax and information returns that are required to be filed by it (if any).

(l)            ERISA. Except as would not reasonably be expected to constitute a Material Adverse Effect, (i) the present value of all benefits vested under all Pension Plans of the Collateral Manager does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the most recent annual financial statements reflecting such amounts), (ii) no Reportable Events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Collateral Manager to any material tax, penalty or other liability and (iii) no notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan. At all times during the term of the Agreement and on the date of each Transaction, none of the assets of the Collateral Manager or guaranteeing person constitutes or will constitute “plan assets” of any employee benefit plan subject to ERISA or any plan subject to Section 4975 of the Code by reason of such an employee benefit plan’s or a plan’s investment in the Borrower or its direct or indirect parent companies or otherwise.

(m)            1940 Act. The Collateral Manager is regulated as a business development company under the 1940 Act.

(n)            Compliance with Law. The Collateral Manager has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes in any material respect any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(o)            No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Collateral Manager since its formation date.

(p)            Actions of the Collateral Manager. The Collateral Manager acknowledges and agrees that, as of each Funding Date, all of the Portfolio Assets owned by the Borrower as of each such Funding Date (or subject to irrevocable commitments to purchase by the Borrower for settlement (as participations or assignments) after such Funding Date) are owned by way of an assignment (or, as the case may be, a participation) and are as set forth in the Portfolio Asset List (as updated from time to time in accordance with Section 3.2(h)) and hereby consents to the acquisition by the Borrower on such Funding Date (or, in respect of Portfolio Assets with respect to which the Borrower has entered into irrevocable commitments to purchase as of such Funding Date for settlement after such Funding Date) of each Portfolio Asset set forth on the Portfolio Asset List (as updated from time to time in accordance with Section 3.2(h)).

(q)            Sanctions. None of the Collateral Manager nor any Person directly or indirectly Controlling the Collateral Manager (i) is a Sanctioned Person; (ii) is Controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Collateral Manager’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will not cause the Obligations to be repaid with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. The Collateral Manager will notify each Lender and Administrative Agent in writing promptly after becoming aware of any breach of this section.

Section 4.4.     Representations and Warranties of the Collateral Agent.

The Collateral Agent represents and warrants as follows:

(a)            Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b)            Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c)            No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.

(d)            No Violation. The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law as to the Collateral Agent.

(e)            All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f)            Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(g)            Corporate Collateral Agent Requirements; Eligibility. Corporate Collateral Agent Required; Eligibility. The Collateral Agent (including any successor Collateral Agent appointed pursuant to Section 7.5) hereunder (A)(i) is a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) is authorized under such laws to exercise corporate trust powers, (iii) has a combined capital and surplus of at least $200,000,000, (iv) is subject to supervision or examination by federal or state authority, (v) has a long-term issuer rating of at least “Baa1” (or then-equivalent grade) by Moody’s and at least “BBB+” (or then-equivalent grade) by S&P and (vi) has an office within the United States of America or (B) is otherwise acceptable to the Borrower (or the Collateral Manager on its behalf) and the Administrative Agent. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.4(g)  its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time a Responsible Officer of the Collateral Agent has actual knowledge or receives written notice that the Collateral Agent is no longer eligible in accordance with the provisions of this Section 4.4(g), the Collateral Agent shall give prompt notice to the Borrower, the Collateral Manager and the Lenders that it has ceased to be eligible to be the Collateral Agent.

Section 4.5.     Representations and Warranties of the Seller.

The Seller hereby represents and warrants, as of the Closing Date, each date the Borrower acquires any Collateral from the Seller and as of each Funding Date:

(a)            Eligibility of Collateral. The Seller has conducted the due diligence and other review it considered necessary with respect to each Portfolio Asset acquired by the Borrower from the Seller. As of each date the Borrower acquires any Portfolio Asset from the Seller, (i) each such Portfolio Asset included in the Borrowing Base is an Eligible Portfolio Asset and (ii) each such Portfolio Asset included in the Collateral is free and clear of any Lien of any Person (other than Permitted Liens and any Lien which will be released contemporaneously with the acquisition thereof by the Borrower) and in compliance in all material respects with all Applicable Laws.

(b)            No Fraud. Each Portfolio Asset originated by an unaffiliated third party was, to the Seller’s knowledge as of the date of the transfer by the Seller to the Borrower of such Portfolio Asset, originated without any fraud or material misrepresentation.

(c)            Sanctions. None of the Seller nor any Person directly or indirectly Controlling the Seller (i) is a Sanctioned Person; (ii) is Controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Seller’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will not cause the Obligations to be repaid with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. The Seller will notify each Lender and Administrative Agent in writing promptly after becoming aware of any breach of this section.

ARTICLE V.

GENERAL COVENANTS

Section 5.1.     Affirmative Covenants of the Borrower.

The Borrower covenants and agrees with the Lenders that during the Covenant Compliance Period:

(a)            Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof.

(b)            Preservation of Company Existence. The Borrower will (i) preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect and (iii) maintain the Borrower LLC Agreement in full force and effect.

(c)            Performance and Compliance with Collateral. The Borrower will, at its expense, timely and fully perform and comply (or, by exercising its rights thereunder, cause the Seller to perform and comply pursuant to the Sale Agreement) with all provisions, covenants and other promises required to be observed by it under the Collateral, the Transaction Documents and all other agreements related to such Collateral.

(d)            Keeping of Records and Books of Account. The Borrower will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities in all material respects. The Borrower will permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of such person upon reasonable advance notice and during normal business hours and as often as reasonably requested, without unreasonably interfering with such party’s business and affairs and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor, in each case, other than (x) material and affairs protected by the attorney-client privilege and (y) materials which such party may not disclose without violation of confidentiality obligations binding upon it; provided that the right of the Administrative Agent provided herein to visit and inspect the financial records and properties of the Borrower shall be limited to not more than one such visit and inspection in any fiscal year; provided further that, during the continuance of a Collateral Manager Default or an Event of Default, there shall be no limit to the number of such visits and inspections, and after the resolution of such Collateral Manager Default or Event of Default, the number of visits occurring in the current fiscal year shall be deemed to be zero.

(e)            Protection of Interest in Collateral. With respect to the Collateral, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Sale Agreement or directly from the Equityholder or a third party, (ii) (at the Collateral Manager’s expense) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) with respect to the Portfolio Assets and that portion of the Collateral in which a security interest may be perfected by filing and maintaining (at the Collateral Manager’s expense), effective financing statements against the Obligor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, and (iii) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f)            Deposit of Collections.

(i)            The Borrower shall, or shall cause the Collateral Manager to, instruct each Obligor to deliver all Collections to the applicable Collection Account.

(ii)            The Borrower shall promptly (but in no event later than two (2) Business Days after receipt) deposit all Collections received by such party in respect of the Collateral into the appropriate Collection Account as set forth in clause (i) above.

(g)            Special Purpose Entity. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 4.1(u).

(h)            Credit and Collection Policy. The Borrower will (a) comply in all material respects with the Credit and Collection Policy in regard to the Collateral, and (b) furnish to the Administrative Agent prior to its effective date, prompt written notice of any changes in the Credit and Collection Policy. The Borrower will not agree to or otherwise permit to occur any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent; provided that, no consent shall be required from the Administrative Agent in connection with any change mandated by Applicable Law or a Governmental Authority as evidenced by an Opinion of Counsel to that effect delivered to the Administrative Agent.

(i)            Events of Default. Promptly following the Borrower’s knowledge or notice of the occurrence of any Event of Default or Default, the Borrower will provide the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which the Borrower has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(j)            Obligations and Taxes.

(i)            The Borrower shall pay its material Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all U.S. federal and other material Taxes and withholding Tax obligations before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than Permitted Liens) upon such properties or any part thereof and enforce all material indemnities and rights against Obligors in accordance with this Agreement and all rights against the Seller under the Sale Agreement or with respect to any U.S. federal and other material Tax or withholding Tax; provided, that such payment and discharge shall not be required with respect to any such U.S. federal and other Taxes or other obligations so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower and/or the Equityholder, as appropriate, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation or Taxes and enforcement of a Lien.

(ii)            The Borrower will be a “disregarded entity” of a U.S. Person for U.S. federal income tax purposes.

(iii)            The Borrower will file or cause to be filed all material tax and information returns that are required to be filed by it (if any).

(k)            Use of Proceeds. The Borrower will use the proceeds of the Advances only to originate or acquire Portfolio Assets, to fund draws under Delayed Draw Loans and Revolving Loans, to make distributions to its member in accordance with the terms hereof or to pay related expenses (including expenses payable hereunder).

(l)            Beneficial Ownership Regulation. Promptly following any request therefor, the Borrower shall deliver to the Administrative Agent information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.

(m)            Adverse Claims. The Borrower will not create, or participate in the creation of, or permit to exist, any Liens on any of the Accounts other than the Lien created by this Agreement and other Permitted Liens and Liens expressly permitted under the Securities Account Control Agreement.

(n)            Notices. The Borrower will furnish (or cause the Equityholder to furnish) to the Administrative Agent (with copies to the Collateral Agent):

(i)            Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters are received by the Borrower or by its accountants;

(ii)            Representations and Warranties. Promptly after receiving knowledge or notice of the same, the Borrower shall notify the Administrative Agent if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue as of such Funding Date;

(iii)            ERISA. Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA) with respect to the Borrower (or any ERISA Affiliate thereof), a copy of such notice or Borrower, Collateral Manager, the Collateral or any guaranteeing party is or becomes “plan assets” subject to Title I of ERISA or Section 4975 of the Code;

(iv)            Proceedings. As soon as possible and in any event within three (3) Business Days after an executive officer of the Borrower receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower, the Collateral Manager or the Equityholder; provided that, notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower, the Collateral Manager or the Equityholder in excess of $1,000,000 shall be deemed to be material for purposes of this Section 5.1(n);

(v)            Notice of Certain Events. Promptly upon becoming aware thereof, notice of (1) any Collateral Manager Default, (2) any Value Adjustment Event, (3) any Change of Control, (4) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Portfolio Asset which was included in the latest calculation of the Borrowing Base as an Eligible Portfolio Asset shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent on or prior to the related Portfolio Asset Trade Date in respect of such Portfolio Asset) listed in the definition of “Eligible Portfolio Asset”, and (6) of the occurrence of any event of default by an Obligor on any Portfolio Asset (after giving effect to any grace period under the related Underlying Instruments);

(vi)            Organizational Changes. As soon as possible and in any event within fifteen (15) Business Days after the effective date thereof, notice of any change in the name, jurisdiction of organization, organizational structure or location of records of the Borrower or the Equityholder; provided that, the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral;

(vii)            Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, notice of any material change in the accounting policies of the Borrower; and

(viii)            Removal and Resignation of Independent Manager. No less than five (5) Business Days prior to any removal of the Independent Manager of any such removal, and within five (5) Business Days after any resignation of the Independent Manager.

(o)            Contest Recharacterization. The Borrower shall in good faith contest any attempt to recharacterize the treatment of the Portfolio Assets as property of the bankruptcy estate of the Equityholder.

(p)            Payment Date Reporting. The Borrower shall deliver (or shall cause to be delivered) a Borrowing Base Certificate on each Reporting Date, determined as of the immediately preceding Determination Date to the Administrative Agent and the Collateral Agent. Each such Borrowing Base Certificate delivered immediately prior to a Payment Date shall contain instructions to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(q)            Borrower Financial Statements. Unless the Borrower is consolidated with the Equityholder for financial reporting purposes, the Borrower will submit to the Administrative Agent and each Lender, (A) within sixty (60) days after the end of each of its fiscal quarters (excluding the fiscal quarter ending on the date specified in clause (B)), commencing with the first fiscal quarter after the Closing Date, consolidated unaudited financial statements of the Borrower for the most recent fiscal quarter and (B) within one hundred and twenty (120) days after the end of each fiscal year, commencing with the first fiscal year ended after the Closing Date, consolidated audited financial statements of the Borrower, audited by a firm of nationally recognized independent public accountants.

(r)            Equityholder Financial Statements. The Borrower will cause the Equityholder to submit to the Administrative Agent and each Lender, (A) within sixty (60) days after the end of each of its fiscal quarters (excluding the fiscal quarter ending on the date specified in clause (B)), commencing with the first fiscal quarter after the Closing Date, consolidated unaudited financial statements of the Equityholder for the most recent fiscal quarter and (B) within one hundred and twenty (120) days after the end of each fiscal year, commencing with the first fiscal year ended after the Closing Date, consolidated audited financial statements of the Equityholder, audited by a firm of nationally recognized independent public accountants.

(s)            Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the security interests and Liens created or intended to be created hereby. Such security interests and Liens will be created hereunder and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(s). The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(t)            Non-Consolidation. The Borrower shall at all times act in a manner such that each of the assumptions made by Schulte Roth & Zabel LLP in their opinion delivered pursuant to Section 3.1(f)(i)(C) is true and accurate in all material respects. The Borrower shall at all times observe and be in compliance in all material respects with all covenants and requirements in the Borrower LLC Agreement.

(u)            Portfolio Asset Acquisitions. All Portfolio Assets acquired by the Borrower shall be acquired either from the Seller pursuant to the Sale Agreement or from an unaffiliated third party, except as otherwise provided in Section 2.3 of the Sale Agreement.

(v)            Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower shall and each Person directly or indirectly Controlling the Borrower shall: (i) comply with all applicable Anti–Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering.

(w)            Other. The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager or the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or the other Secured Parties under or as contemplated by this Agreement.

(x)            Accounts.

(i)            The Borrower shall, prior to the date of acquisition or holding of each Portfolio Asset, establish and maintain all of the Accounts denominated in the currency of such Portfolio Asset, including, for the avoidance of doubt, to the extent that the Borrower acquires or holds any Portfolio Asset that is denominated in a non-USD currency, the Borrower shall have established and maintained, prior to the date of acquisition or holding of such non-USD denominated Portfolio Asset, all of the Accounts denominated in such non-USD currency.

(ii)            The Borrower shall execute such document and take all such action required by the Administrative Agent to cause each such Account to be subject to the security interest of the Administrative Agent for the benefit of the Secured Parties and each of which shall be maintained with the Securities Intermediary in accordance with the Securities Account Control Agreement.

Section 5.2.     Negative Covenants of the Borrower.

During the Covenant Compliance Period:

(a)            Other Business. The Borrower will not (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents and the Borrower LLC Agreement, (B) the acquisition, ownership and management of the Collateral and (C) the sale or disposition of Portfolio Assets and other Collateral as permitted hereunder, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to the Transaction Documents or (iii) form any Subsidiary or make any Investment in any other Person (other than Permitted Investments).

(b)            Collateral Not to be Evidenced by Instruments. The Borrower will take no action to cause any Portfolio Asset that is not, as of the Closing Date or the related Portfolio Asset Trade Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Portfolio Asset or unless such Instrument is promptly delivered to the Administrative Agent and the Document Custodian, together with an Indorsement in blank, as collateral security for the Obligations.

(c)            Security Interests. Except as otherwise permitted herein or in respect of any Discretionary Sale or other sale permitted hereunder or required under the Sale Agreement, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein. The Borrower will promptly notify the Administrative Agent of the existence of any Lien (other than Permitted Liens) on any Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent, as agent for the Secured Parties in, to and under the Collateral against all claims of third parties; provided that, nothing in this Section 5.2(c) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any of the Collateral.

(d)            Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or all or substantially all of the equity interests of any other Person (other than in connection with the enforcement or collection of any Portfolio Asset or as a result of a workout or restructuring of an Obligor), or sell, transfer, convey or lease all or substantially all of its assets, or sell or assign with or without recourse any Collateral or any interest therein (other than as otherwise permitted pursuant to this Agreement or the Sale Agreement).

(e)            Change of Location of Underlying Instruments. The Borrower shall not, without the prior consent of the Administrative Agent, consent to the Securities Intermediary or the Document Custodian, as applicable, moving any Certificated Securities or Instruments from the offices of the Securities Intermediary or the Document Custodian, as applicable, on the Closing Date (except as otherwise permitted pursuant to this Agreement, including Section 7.8 or Section 7.9), unless the Borrower has given at least thirty (30) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Secured Parties’ first priority perfected security interest (subject to Permitted Liens) continues in effect.

(f)            ERISA Matters. Except as would not reasonably be expected to constitute a Material Adverse Effect, the Borrower will not (a) engage or knowingly permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) permit to exist any failure to satisfy minimum funding standards, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make or knowingly permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result in any liability, or (e) permit to exist any occurrence of any Reportable Event with respect to a Pension Plan. Neither the Borrower, the Collateral Manager, the Collateral or any guaranteeing party will constitute “plan assets” subject to Title I of ERISA or Section 4975 of the Code.

(g)            Borrower LLC Agreement. The Borrower will not amend, modify, waive or terminate (i) any provision of the Borrower LLC Agreement if such amendment, modification, waiver or termination would result in a Default, Event of Default or Material Adverse Effect or (ii) any Special Purpose Provision, in each case without the prior written consent of the Administrative Agent.

(h)            Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the Collateral Manager to make any change, in its instructions to Obligors regarding payments to be made with respect to the Collateral to the Collection Account, unless (x) the change in such instructions is to comply with the terms of the Transaction Documents or (y) the Administrative Agent has consented to such change.

(i)            Extension or Amendment of Collateral. The Borrower will not, except as otherwise permitted in Section 6.4(a), consent to the extension, amendment or other modification of the terms of any Portfolio Asset without the prior written consent of the Administrative Agent.

(j)            Fiscal Year. The Borrower shall not change its fiscal year or method of accounting without providing the Administrative Agent with prior written notice (i) providing a detailed explanation of such changes and (ii) including a pro forma financial statements demonstrating the impact of such change.

(k)            Change of Control. The Borrower shall not enter into any transaction or agreement which results in a Change of Control.

(l)            Sole Ownership. The Borrower shall not have more than one (1) owner of its membership interests during the term of this Agreement.

(m)            Disregarded Entities. The Borrower shall not file any election or take any position to be other than a “disregarded entity” for U.S. tax purposes.

(n)            Restricted Payments. The Borrower shall not make any Restricted Payments unless:

(i)            for so long as no Event of Default or Default has occurred and is continuing or would result therefrom, such Restricted Payments are made using (x) amounts on deposit in the Interest Collection Account that would have been distributed pursuant to Section 2.7(a)(10) on the immediately preceding Payment Date but for the existence of a Default, (y) amounts on deposit in the Principal Collection Account that would have been distributed pursuant to Section 2.7(b)(12) on the immediately preceding Payment Date but for the existence of a Default and (z) amounts on deposit in the Collection Account that would have been distributed pursuant to Section 2.8(8) on the immediately preceding Payment Date but for the existence of an Event of Default;

(ii)            such Restricted Amounts are amounts the Borrower receives in accordance with Section 2.7, Section 2.8 or any other provision of any Transaction Document which expressly requires or permits payments to be made to or amounts to be reimbursed to the Borrower, including, for the avoidance of doubt, any amounts for purposes of making a RIC Distribution pursuant to Section 2.7(a)(9) and Section 2.7(b)(11); and.

(iii)            (A) the Administrative Agent has confirmed in writing to the Borrower (with a copy to the Collateral Agent) that such proposed withdrawal, distribution or transfer (taking into account any equity contribution made by the Equityholder on the applicable withdrawal, distribution or transfer settlement date as a condition precedent to such withdrawal, distribution or transfer) would not result in the Advances Outstanding, immediately after giving effect thereto, exceeding the Borrowing Base and (B) in the case of a distribution or transfer of a Portfolio Asset pursuant to sub-clause (i)(y) above, unless the settlement date of the proposed transfer is the same date on which the Administration Agent provides the applicable confirmation described in sub-clause (A) above, the Administrative Agent has received the relevant transfer documentation providing that occurrence of the settlement date of such transfer shall be conditional upon on such confirmation.

(o)            Compliance with Sanctions. None of the Borrower nor any Person directly or indirectly Controlling the Borrower will, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. The Borrower shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing promptly after becoming aware of any breach of this section.

Section 5.3.     Affirmative Covenants of the Collateral Manager.

The Collateral Manager covenants and agrees with the Lenders that during the Covenant Compliance Period:

(a)            Compliance with Law. The Collateral Manager will comply in all material respects with all Applicable Law, including those with respect to the Collateral or any part thereof.

(b)            Preservation of Company Existence. The Collateral Manager will (i) preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)            Performance and Compliance with Collateral. The Collateral Manager will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral and will do nothing to impair the rights of the Administrative Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral.

(d)            Keeping of Records and Books of Account.

(i)            The Collateral Manager will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain in all material respects all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(ii)            The Collateral Manager shall permit the Administrative Agent or its designated representatives to visit the offices of the Collateral Manager during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Collateral Manager having knowledge of such matters; provided that the right of the Administrative Agent provided herein to visit and inspect the financial records and properties of the Collateral Manager shall be limited to not more than one (1) such visit and inspection in any fiscal year; provided further that after the occurrence of a Collateral Manager Default or an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Collateral Manager Default or Event of Default, the number of visits occurring in the current fiscal year shall be deemed to be zero.

(iii)            The Collateral Manager will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral with a legend, acceptable to the Administrative Agent, describing the pledge of the Collateral by the Borrower to the Administrative Agent as agent for the Secured Parties hereunder.

(e)            Preservation of Security Interest. The Collateral Manager (at its own expense) will authorize the Administrative Agent to file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Administrative Agent, as agent for the Secured Parties in, to and under the Portfolio Assets and proceeds thereof and that portion of the Collateral in which a security interest may be perfected by filing (subject to Permitted Liens).

(f)            Credit and Collection Policy. The Collateral Manager will (i) comply in all material respects with the Credit and Collection Policy in regard to the Collateral, and (ii) furnish to the Administrative Agent prior to its effective date, prompt written notice of any changes in the Credit and Collection Policy. The Collateral Manager will not agree to or otherwise permit to occur any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent; provided that, no consent shall be required from the Administrative Agent in connection with any change mandated by Applicable Law or a Governmental Authority as evidenced by an Opinion of Counsel to that effect delivered to the Administrative Agent. Compliance by the Collateral Manager with this covenant shall be deemed to constitute compliance by the Borrower with its corresponding obligations under Sections 5.1(h).

(g)            Events of Default. Promptly following the Collateral Manager’s knowledge or notice of the occurrence of any Event of Default or Default, the Collateral Manager will provide the Administrative Agent (with a copy to the Collateral Agent) with written notice of the occurrence of such Event of Default or Default of which the Collateral Manager has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Collateral Manager setting forth the details of such event and the action that the Collateral Manager proposes to take with respect thereto.

(h)            Taxes.

(i)            The Collateral Manager shall pay its material Indebtedness and other obligations promptly and in accordance with their terms and timely pay and discharge promptly when due all U.S. federal and other material Taxes and withholding Tax obligations before the same shall become delinquent or in default, as well as all material lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than Permitted Liens) upon such properties or any part thereof and enforce all material indemnities and rights against Obligors and the Collateral Manager with respect to any U.S. federal and other material Tax or withholding Tax; provided, that such payment and discharge shall not be required with respect to any such U.S. federal and other Taxes or other obligations so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Collateral Manager shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation or Taxes and enforcement of a Lien. The Collateral Manager shall file or cause to be filed all U.S. federal and other material Tax and information returns required to be filed by it.

(ii)            The Collateral Manager will be a U.S. Person and will be treated as a corporation for U.S. federal income tax purposes.

(i)            Other. The Collateral Manager will promptly furnish to the Administrative Agent such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or Secured Parties under or as contemplated by this Agreement.

(j)            Proceedings. The Collateral Manager will furnish to the Administrative Agent (with a copy to the Collateral Agent), as soon as possible and in any event within three (3) Business Days after the Collateral Manager receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower, the Collateral Manager or the Equityholder; provided that, notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower, the Collateral Manager or the Equityholder in excess of $1,000,000 shall be deemed to be material for purposes of this Section 5.3(j).

(k)            Deposit of Collections. The Collateral Manager shall promptly (but in no event later than two (2) Business Days after receipt) deposit into the Collection Account any and all Collections received by the Borrower or the Collateral Manager.

(l)            Required Notices. The Collateral Manager will furnish to the Administrative Agent (with a copy to the Collateral Agent), promptly upon becoming aware thereof, notice of (1) any Collateral Manager Default, (2) any Value Adjustment Event, (3) any Change of Control, (4) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Portfolio Asset which was included in the latest calculation of the Borrowing Base as an Eligible Portfolio Asset shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent on or prior to the related Portfolio Asset Trade Date in respect of such Portfolio Asset) listed in the definition of “Eligible Portfolio Asset” or (6) the occurrence of any event of default by an Obligor on any Portfolio Asset (after giving effect to any grace period under the related Underlying Instruments).

(m)            Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, the Collateral Manager will provide to the Administrative Agent notice of any material change in the accounting policies of the Collateral Manager.

(n)            Loan Register. The Collateral Manager will maintain, or cause to be maintained, with respect to each Noteless Loan with respect to which the Collateral Manager or an Affiliate thereof acts as administrative agent (or a comparable capacity), a register (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the principal amount of such Noteless Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan received from the related Obligor, (y) the date of origination of such Noteless Loan and (z) the maturity date of such Noteless Loan. At any time such a Noteless Loan is included in the Collateral, the Collateral Manager shall deliver to the Borrower, the Administrative Agent and the Collateral Agent a copy of the related Loan Register, together with a certificate of a Responsible Officer of the Collateral Manager certifying to the accuracy of such Loan Register as of the date of acquisition of such Noteless Loan by the Borrower, all of which information may be included in the applicable Borrowing Base Certificate.

(o)            Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Collateral Manager, each Person directly or indirectly Controlling the Collateral Manager and each Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any Related Party of the foregoing shall: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not cause the Borrower to use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not cause the Borrower to fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(p)            Sanctions. The Collateral Manager shall promptly notify the Administrative Agent and the Lenders in writing of any breach of any representation, warranty or covenant relating to Sanctions or Sanctioned Persons by itself or by the Borrower.

(q)            BDC Status. The Collateral Manager will use its best efforts to continue to be regulated as a business development company under the 1940 Act.

Section 5.4.     Negative Covenants of the Collateral Manager.

During the Covenant Compliance Period:

(a)            Mergers, Acquisition, Sales, etc. The Collateral Manager will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or all or substantially all of the equity interests of any other Person, or sell, transfer, convey or lease all or substantially all of its assets, or sell or assign with or without recourse any Collateral or any interest therein (other than as otherwise permitted pursuant to this Agreement).

(b)            Change of Location of Underlying Instruments. The Collateral Manager shall not, without the prior consent of the Administrative Agent, consent to the Securities Intermediary or the Document Custodian, as applicable, moving any Certificated Securities or Instruments from the offices of the Securities Intermediary or the Document Custodian, as applicable, on the Closing Date (except as otherwise permitted pursuant to this Agreement, including Section 7.8 or Section 7.9), unless the Collateral Manager has given at least thirty (30) days’ written notice to the Administrative Agent and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent as agent for the Secured Parties in the Collateral (subject to Permitted Liens).

(c)            Change in Payment Instructions to Obligors. The Collateral Manager will not make any change in its instructions to Obligors regarding payments to be made with respect to the Collateral to the Collection Account, unless (x) the change in such instructions is to comply with the terms of the Transaction Documents or (y) the Administrative Agent has consented to such change.

(d)            Extension or Amendment of Collateral. The Collateral Manager will not, except as otherwise permitted in Section 6.4(a), consent on behalf of the Borrower to the extension, amendment or modification to the terms of any Portfolio Asset without the prior written consent of the Administrative Agent.

(e)            Members of the Borrower. The Collateral Manager shall not permit any Person which is not a “United States Person” within the meaning Section 7701(a)(30) of the Code to own any membership interests in the Borrower.

(f)            Bankruptcy. The Collateral Manager will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or Insolvency Laws.

(g)            Compliance with Sanctions. None of the Collateral Manager nor any Person directly or indirectly Controlling the Collateral Manager will, directly or, to the knowledge of the Collateral Manager, indirectly, cause the Borrower to use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. The Collateral Manager shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Collateral Manager will notify each Lender and the Administrative Agent in writing promptly after becoming aware of any breach of this section.

Section 5.5.     Affirmative Covenants of the Collateral Agent and the Document Custodian.

During the Covenant Compliance Period:

(a)            Compliance with Law. (i) The Collateral Agent will comply in all material respects with all Applicable Law. (ii) The Document Custodian will comply in all material respects with all Applicable Law.

(b)            Preservation of Existence. (i) The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. (ii) The Document Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)            Location of Underlying Instruments. Subject to Section 13.8, the Underlying Instruments and the Required Portfolio Asset Documents shall remain at all times in the possession of the Document Custodian unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Underlying Instruments and Required Portfolio Asset Documents to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Underlying Instruments and Required Portfolio Asset Documents may be released pursuant to this Agreement.

Section 5.6.     Negative Covenants of the Collateral Agent and the Document Custodian.

During the Covenant Compliance Period:

(a)            Underlying Instruments. (i) The Collateral Agent will not dispose of any Collateral except as contemplated by this Agreement. (ii) The Document Custodian will not dispose of Required Portfolio Asset Documents in any manner that is inconsistent with the performance of its obligations as the Document Custodian pursuant to this Agreement.

(b)            No Changes to Collateral Agent Fee and Document Custodian Fee. (i) The Collateral Agent will not make any changes to the Collateral Agent Fee set forth in the Collateral Agent and Document Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower. (ii) The Document Custodian will not make any changes to the Document Custodian Fee set forth in the Collateral Agent and Document Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

Section 5.7.     Covenants of the Seller.

(a)            Notice. Promptly after the knowledge (without giving effect to Section 1.4(l)) or receipt of notice of a Responsible Officer of the Seller of the same, the Seller shall notify the Administrative Agent and the Borrower if any representation or warranty set forth in Section 4.5 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. The Seller shall notify the Administrative Agent and the Borrower in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge (without giving effect to Section 1.4(l)) of a Responsible Officer of the Seller which would render any of the said representations and warranties untrue as of such Funding Date.

(b)            Negative Pledge. The Seller, as the Equityholder, shall not permit any Person to have a Lien over the limited liability company interests of the Borrower (other than Permitted Liens).

ARTICLE VI.

COLLATERAL MANAGEMENT

Section 6.1.     Designation of the Collateral Manager.

Subject to Section 6.11, the servicing, administering and collection of the Collateral shall be conducted by the Collateral Manager.

Section 6.2.     Duties of the Collateral Manager.

(a)            Appointment. The Borrower hereby appoints the Collateral Manager as its agent to service the Collateral and enforce its rights and remedies in, to and under such Collateral. The Collateral Manager hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto as set forth herein. The Collateral Manager and the Borrower hereby acknowledge that the Administrative Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Collateral Manager hereunder.

(b)            Duties. The Collateral Manager shall take or cause to be taken all such actions as may be necessary or advisable to collect on the Collateral from time to time, all in accordance with Applicable Law and the Credit and Collection Policy. Without limiting the foregoing, the duties of the Collateral Manager shall include the following:

(i)            preparing and submitting claims to, and acting as post-billing liaison with, Obligors on each Portfolio Asset (for which no administrative or similar agent exists);

(ii)            maintaining all necessary records and reports with respect to the Collateral and providing such reports to the Administrative Agent in respect of the management and administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent may reasonably request;

(iii)            maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate management and administration records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(iv)            promptly delivering to the Administrative Agent or the Collateral Agent, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) as the Administrative Agent or the Collateral Agent may from time to time reasonably request;

(v)            identifying each Portfolio Asset clearly and unambiguously in its records to reflect that such Portfolio Asset is owned by the Borrower and that the Borrower is granting a security interest therein to the Secured Parties pursuant to this Agreement;

(vi)            notifying the Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Portfolio Asset (or portion thereof) of which it has knowledge or has received notice; and (2) that could reasonably be expected to have a Material Adverse Effect;

(vii)            providing the prompt written notice to the Administrative Agent, prior to the effective date thereof, of any proposed changes in the Credit and Collection Policy;

(viii)            using its reasonable best efforts to maintain the first priority, perfected security interest (subject to Permitted Liens) of the Administrative Agent, as agent for the Secured Parties, in the Collateral;

(ix)            maintaining the Portfolio Asset File(s) with respect to Portfolio Assets included as part of the Collateral; provided that, upon the occurrence and during the continuance of an Event of Default or a Collateral Manager Default, the Administrative Agent may request the Portfolio Asset File(s) to be sent to the Administrative Agent or its designee;

(x)            with respect to each Portfolio Asset included as part of the Collateral, making the Portfolio Asset File available for inspection by the Administrative Agent, upon reasonable advance notice, at the offices of the Collateral Manager during normal business hours in accordance with and subject to the terms of Section 5.3(d)(ii); and

(xi)            directing the Collateral Agent to make payments pursuant to the instructions set forth in the latest Borrowing Base Certificate in accordance with Section 2.7 and Section 2.8 and preparing such other reports as required pursuant to Section 6.8.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower or the Collateral Manager acts as lead agent with respect to any Portfolio Asset, the Collateral Manager shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related Underlying Instruments, it has the right to do so.

(c)            Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent or the Secured Parties of their rights hereunder (including, but not limited to, the delivery of a Collateral Manager Termination Notice), shall not release the Collateral Manager or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent, the Collateral Agent, the Securities Intermediary and the Document Custodian shall not have any obligation or liability with respect to any Collateral, other than to use reasonable care in the custody and preservation of Collateral in such party’s possession, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.

(d)            Any payment by an Obligor in respect of any Indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.3.     Authorization of the Collateral Manager.

(a)            Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Collateral Manager to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent with the sale of the Collateral to the Borrower, the pledge by the Borrower to the Administrative Agent, on behalf of the Secured Parties, hereunder, to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Seller could have done if it had continued to own such Collateral. The Borrower and the Administrative Agent, on behalf of the Secured Parties shall furnish the Collateral Manager with any powers of attorney and other documents necessary or appropriate to enable the Collateral Manager to carry out its management and administrative duties hereunder, and shall cooperate with the Collateral Manager to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Collateral Manager be entitled to make any Secured Party or the Collateral Agent, the Securities Intermediary or the Document Custodian a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b)            After the declaration of the Termination Date, at the direction of the Administrative Agent, the Collateral Manager shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral.

Section 6.4.     Collection of Payments; Accounts.

(a)            Collection Efforts, Modification of Collateral. The Collateral Manager will use commercially reasonable best efforts to collect or cause to be collected, all payments called for under the terms and provisions of the Portfolio Assets included in the Collateral as and when the same become due in accordance with the Credit and Collection Policy. The Collateral Manager may not waive, modify or otherwise vary any provision of an item of Collateral in any manner contrary in any material respect to the Credit and Collection Policy.

(b)            Taxes and other Amounts. The Collateral Manager will use its reasonable best efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Portfolio Asset to the extent required to be paid to the Borrower for such application under the Underlying Instrument and remit such amounts in accordance with Section 2.7 and Section 2.8 to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(c)            Payments to Collection Account. On or before the applicable Portfolio Asset Trade Date, the Collateral Manager shall have instructed all Obligors to make all payments owing to the Borrower in respect of the Collateral directly to the applicable Collection Account; provided that, the Collateral Manager is not required to so instruct any Obligor which is solely a guarantor unless and until the Collateral Manager calls on the related guaranty.

(d)            Accounts. Each of the parties hereto hereby agrees that each Account shall be deemed to be a Securities Account. Each of the parties hereto hereby agrees to cause any Securities Intermediary that holds any Cash or other Financial Asset for the Borrower in an Account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.4(e) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) the jurisdiction governing the Account, all Cash and other Financial Assets credited to the Account and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall, in each case, be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Borrower, unless such Financial Asset has also been Indorsed in blank or to the Administrative Agent or other Securities Intermediary that holds such Financial Asset in such Account. Notwithstanding anything in this Agreement to the contrary, it is hereby understood and agreed that, notwithstanding the establishment of each Account, no Account shall be available for the receipt or payment of any amounts or other Collateral until such time as the Collateral Agent notifies the Borrower and the Administrative Agent that such Account is operational and available to receive or pay such amounts and other Collateral (and the Securities Intermediary and the Collateral Agent shall have no liability for any failure or delay in the receipt or payment of such amounts or other Collateral prior to the date that the Collateral Agent notifies the Borrower and the Administrative Agent that such Account is operational and available for deposits and payments).

(e)            Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Document Custodian nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower of, or the grant by the Borrower of a security interest to the Administrative Agent in, any Portfolio Asset to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Document Custodian shall hold any Instrument delivered to it evidencing any Portfolio Asset transferred to the Administrative Agent hereunder as custodial agent for the Administrative Agent in accordance with the terms of this Agreement.

(f)            Adjustments. If (i) the Collateral Manager makes a deposit into the Collection Account on behalf of the Borrower in respect of a Collection of a Portfolio Asset and such Collection was received by the Collateral Manager in the form of a check that is not honored for any reason or (ii) the Collateral Manager makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Collateral Manager shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 6.5.     Realization Upon Defaulted Obligations.

The Collateral Manager will use reasonable efforts consistent with the Underlying Instruments to exercise available remedies relating to a Defaulted Obligation or with respect to which the related Obligor defaults in the performance of any of its obligations thereunder in order to maximize recoveries thereunder. The Collateral Manager will comply in all material respects with the Credit and Collection Policy and Applicable Law in exercising such remedies, including but not limited to acceleration and foreclosure, and employ practices and procedures including reasonable efforts to enforce all obligations of Obligors by foreclosing upon and causing the sale of such Underlying Assets at public or private sale. Without limiting the generality of the foregoing, the Collateral Manager may, with the prior written consent of the Administrative Agent, cause the sale of any such Underlying Assets to the Collateral Manager or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Collateral Manager delivered to the Administrative Agent setting forth the Portfolio Asset, the Underlying Assets, the sale price of the Underlying Assets and certifying that such sale price is the fair market value of such Underlying Assets.

Section 6.6.     [Reserved].

Section 6.7.     Payment of Certain Expenses by Collateral Manager.

The Collateral Manager will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Collateral Manager, expenses incurred by the Collateral Manager in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Collateral Manager will be required to pay (or cause the Borrower to pay) all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Accounts. The Collateral Manager shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor, except pursuant to Sections 2.7 and 2.8.

Section 6.8.     Reports.

(a)            Borrower’s Notice. (i) On the date of each Advance, the Borrower (and the Collateral Manager on its behalf) will provide the Funding Notice and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent (with a copy to the Collateral Agent) and (ii) on the date of each reinvestment of Principal Collections under Section 2.7(d), the Borrower (and the Collateral Manager on its behalf) will provide the Reinvestment Notice to the Administrative Agent (with a copy to the Collateral Agent).

(b)            Tax Returns. Upon demand by the Administrative Agent, the Collateral Manager shall deliver copies of all federal, state and local income tax returns and reports filed by the Borrower, or in which the Borrower was included on a consolidated or combined basis (excluding sales, use and like Taxes).

(c)            Obligor Financial Statements; Other Reports. The Collateral Manager will deliver to the Administrative Agent (i) to the extent received by the Borrower or the Collateral Manager pursuant to the Underlying Instruments, the complete financial reporting package with respect to each Obligor and with respect to each Portfolio Asset for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Portfolio Asset for such Obligor) provided to the Borrower or the Collateral Manager for the periods required by the Underlying Instruments, which delivery shall be made no later than fifteen (15) Business Days after receipt by the Borrower or the Collateral Manager as specified in the Underlying Instruments and (ii) any internal documents prepared by the Collateral Manager and provided to its investment committee with respect to each Obligor and with respect to each Portfolio Asset for such Obligor. Upon demand by the Administrative Agent, the Collateral Manager will provide such other information available to it as the Administrative Agent may reasonably request with respect to any Obligor.

(d)            Website. The Collateral Manager will post on a password protected website maintained by the Borrower to which the Administrative Agent will have access a copy of (i) any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Portfolio Asset and (ii) any internal documents prepared by the Collateral Manager and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification within fifteen (15) Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(e)            Agreed Upon Procedures. The Collateral Manager shall furnish to the Administrative Agent for distribution to each Lender within one hundred and twenty (120) days after the end of each fiscal year of the Collateral Manager, commencing with the 2022 fiscal year, a report covering such fiscal year of a firm of independent certified public accountants of nationally recognized standing to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule V, it being understood that the Collateral Manager and the Administrative Agent will provide an updated Schedule V reflecting any further amendments to such Schedule V prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule V) to certain documents and records relating to the Collateral, the Borrower and the Collateral Manager, compared the information contained in selected Borrowing Base Certificates and Payment Date calculations pursuant to Section 7.2(b)(vi) delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that the information and the calculations included in such Borrowing Base Certificates and Payment Date calculations pursuant to Section 7.2(b)(vi) were not determined or performed in accordance with the provisions of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

Section 6.9.     Annual Statement as to Compliance.

The Collateral Manager will provide to the Administrative Agent, within 90 days following the end of each fiscal year of the Collateral Manager, commencing with the fiscal year ending on December 31, 2022, a fiscal report signed by a Responsible Officer of the Collateral Manager certifying that (a) a review of the activities of the Collateral Manager, and the Collateral Manager’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Collateral Manager has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Collateral Manager Default has occurred and is continuing or, if any such Collateral Manager Default has occurred and is continuing, a statement describing the nature thereof and the steps being taken to remedy such Collateral Manager Default.

Section 6.10.     The Collateral Manager Not to Resign.

The Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Manager’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Manager could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Manager shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent.

Section 6.11.     Collateral Manager Defaults.

Upon the occurrence of a Collateral Manager Default (unless waived by the Required Lenders in writing), notwithstanding anything herein to the contrary, the Administrative Agent, by written notice to the Collateral Manager and a copy to the Collateral Agent (such notice, a “Collateral Manager Termination Notice”), may, in its sole discretion, terminate all of the rights and obligations of the Collateral Manager as Collateral Manager under this Agreement. Following any such termination, the Administrative Agent may, in its sole discretion, assume or delegate the servicing, administering and collection of the Collateral; provided that, until any such assumption or delegation, the Collateral Manager shall (i) unless otherwise notified by the Administrative Agent, continue to act in such capacity pursuant to Section 6.1 and (ii) as requested by the Administrative Agent (A) terminate some or all of its activities as Collateral Manager hereunder in the manner requested by the Administrative Agent in its sole discretion as necessary or desirable, (B) provide such information as may be reasonably requested by the Administrative Agent to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (C) take all other actions requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof.

ARTICLE VII.

THE COLLATERAL AGENT

Section 7.1.     Designation of Collateral Agent.

(a)            Initial Collateral Agent. The role of the collateral agent shall be conducted by the Person designated as Collateral Agent hereunder from time to time in accordance with this Section 7.1. Until the Administrative Agent shall give to U.S. Bank a Collateral Agent Termination Notice, U.S. Bank is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Agent pursuant to the terms hereof.

(b)            Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 7.5 or Section 7.7, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

Section 7.2.     Duties of Collateral Agent.

(a)            Appointment. Each of the Borrower and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent and hereby authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b)            Duties. On or before the initial Funding Date, and until its removal pursuant to Section 7.5 or Section 7.7, the Collateral Agent shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i)            [Reserved].

(ii)            [Reserved].

(iii)            [Reserved].

(iv)            The Collateral Agent shall make payments in accordance with Section 2.7 and Section 2.8 (the “Payment Duties”).

(v)            [Reserved].

(vi)            The Collateral Agent shall calculate the payments to be made pursuant to Section 2.7 and Section 2.8 hereunder as of the Determination Date related to such Payment Date, and deliver such calculations to the Borrower and the Collateral Manager (and, following the delivery of a Notice of Exclusive Control, the Administrative Agent and the Collateral Manager) for the Collateral Manager’s (or Administrative Agent’s, as applicable) review no later than two (2) Business Days prior to such Payment Date. The approval of such calculations (which may be by email) by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent) shall constitute instructions by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(vii)            In performing its duties, (A) the Collateral Agent shall comply with the standard of care and express terms of the Transaction Documents with respect to the collateral that it holds hereunder and (B) calculations made by the Collateral Agent pursuant to this Section 7.2(b) shall be made using information provided by the Borrower, the Collateral Manager or the Administrative Agent to the Collateral Agent.

(viii)            The parties acknowledges that in accordance with the Customer Identification Program (CIP) requirements under the USA Patriot Act and its implementing regulations, the Collateral Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The Borrower hereby agrees that it shall provide the Collateral Agent with such information as it may reasonably request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Agent identify and verify the Borrower’s identity (and in certain circumstances, the beneficial owners thereof) such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

(ix)            The Collateral Agent shall create a collateral database with respect to the Collateral (the “Collateral Database”), and update the Collateral Database daily for changes, including to reflect the sale or other disposition of the Collateral, based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower, the Collateral Manager or the Administrative Agent as may be reasonably required by the Collateral Agent.

(x)            The Collateral Agent shall track the receipt and daily allocation to the Accounts of Collections, the outstanding balances therein, and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions as of the close of business on the preceding Business Day.

(xi)            The Collateral Agent shall provide to the Borrower, Collateral Manager and the Administrative Agent daily updates of the Collateral Database as of the close of business on the preceding Business Day, daily reports referred to in clause (x) above, and the Collateral Agent shall provide such other information with respect to the Collateral as may be routinely maintained by the Collateral Agent or as may be required by this Agreement, in each case as the Borrower, Collateral Manager or the Administrative Agent may reasonably request from time to time.

(xii)            The Collateral Agent shall notify the Borrower, the Collateral Manager and the Administrative Agent upon receiving notices, reports or proxies or any other requests relating to corporate actions affecting the Collateral. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Borrower, the Collateral Manager or the Administrative Agent in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from (a) the Borrower, the Collateral Manager or the Administrative Agent, prior to the occurrence of an Event of Default or a Collateral Manager Default or (b) the Administrative Agent, after the occurrence of a an Event of Default or a Collateral Manager Default, in each case, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

(xiii)            The Borrower, the Collateral Manager and the Administrative Agent shall cooperate with the Collateral Agent in connection with the preparation of any reports, calculations or certificates to be prepared by it hereunder. Without limiting the generality of the foregoing, the Borrower, the Collateral Manager and the Administrative Agent shall supply any information maintained by it that the Collateral Agent may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.

Section 7.3.     Merger or Consolidation.

Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to all or substantially all of the corporate trust business of the Collateral Agent, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 7.4.     Collateral Agent Compensation.

As compensation for its collateral agent activities hereunder, the Collateral Agent shall be entitled to a Collateral Agent Fee pursuant to the provisions of Sections 2.7 and 2.8, as applicable. The Collateral Agent Fee shall be computed on the basis of a 360-day year and the actual number of days elapsed during the related Collection Period and shall be based on the par amount of the Aggregate Outstanding Balance of the Portfolio (regardless of whether any such Portfolio Asset satisfies the definition of “Eligible Portfolio Asset”), measured as of the last day of such Collection Period relating to each Payment Date. The Collateral Agent’s entitlement to receive the Collateral Agent Fee shall cease on the earlier to occur of: (i) its removal as Collateral Agent pursuant to Section 7.5, (ii) its resignation as Collateral Agent pursuant to Section 7.7 or (ii) the termination of this Agreement.

Section 7.5.     Collateral Agent Removal.

The Collateral Agent may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Agent (the “Collateral Agent Termination Notice”); provided that, notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed and has agreed to act as Collateral Agent hereunder. The appointment of any successor Collateral Agent that is not an Affiliate of U.S. Bank shall (unless a Default or Event of Default has occurred and is continuing) require the approval of the Administrative Agent and the Borrower (which approval shall not to be unreasonably withheld). In the case of a removal of the Collateral Agent, if no successor collateral agent shall have been appointed and an instrument of acceptance by a successor collateral agent shall not have been delivered to the Collateral Agent within 90 days after the giving of a Collateral Agent Termination Notice, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor collateral agent.

Section 7.6.     Limitation on Liability.

(a)            The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or electronic communication delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties (if applicable). The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the oral instructions of the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Agent receives written notice of such matter.

(b)            The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)            The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties.

(d)            The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment be contrary to Applicable Law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)            The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.

(f)            The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)            It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)            The Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement that is not expressly required under this Agreement (x) unless and until (and to the extent) expressly so directed by the Administrative Agent or (y) prior to the Termination Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Administrative Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of a Lender, to the extent that this Agreement provides such Lender the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including a Default, Event of Default or Collateral Manager Default, unless written notice thereof is received by a Responsible Officer of the Collateral Agent.

(i)            The Collateral Agent may exercise any of its rights or powers hereunder (or under any other Transaction Document) or perform any of its duties hereunder or thereunder either directly or, by or through agents or attorneys appointed hereunder with due care by it, and the Collateral Agent shall not be liable for the actions or omissions of any such non-Affiliated agent and attorney-in-fact appointed by it with due care.

(j)            The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Collateral Manager, the Administrative Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Collateral Manager, the Administrative Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s own willful misconduct, bad faith or gross negligence. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Collateral Manager, the Administrative Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent.

(k)            The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document or electronic communication. The Collateral Agent shall not be deemed to have knowledge or written notice of any matter unless actually known to a Responsible Officer of the Collateral Agent. It is expressly acknowledged by the parties hereto that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, Obligor or similar party, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate) based on such information or data. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.

(l)            The Collateral Agent shall be under no obligation to exercise or honor any of the rights or powers vested in it by this Agreement or any other Transaction Document at the request or direction of the Administrative Agent (or any other Person authorized or permitted to direct the Collateral Agent hereunder) pursuant to this Agreement, unless the Administrative Agent (or such other Person) shall have offered the Collateral Agent security or indemnity reasonably acceptable to the Collateral Agent against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.

(m)            In no event shall the Collateral Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n)            In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement.

(o)            In case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Collateral Manager and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Collateral Manager or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of, prior to the occurrence of an Event of Default or the Facility Maturity Date, the Collateral Manager, or the Administrative Agent.

(p)            The Collateral Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any Base Rate, Daily Simple SOFR, Term SOFR or any other Benchmark (or any other applicable index, floating rate, Interest Rate or Benchmark Replacement), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Unavailability period or Disruption Event, (ii) to select, determine or designate any Benchmark Replacement or other alternate benchmark rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment or any other adjustment or other modifier to any Benchmark Replacement or other replacement or successor rate or index, or (iv) to determine whether or what Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing and, with respect to each Loan bearing interest at a floating rate, the Collateral Agent shall not have any responsibility or liability to (w) monitor the status of any Base Rate, Daily Simple SOFR, Term SOFR or any other Benchmark or other applicable index, floating rate or reference rate, (x) determine whether a substitute index, floating rate or reference rate should or could be selected, (y) determine the selection of any such substitute index, floating rate or reference rate, and (z) exercise any right related to the foregoing on behalf of the Administrative Agent, the Borrower, the Collateral Manager, the Lenders or any other Person.

(q)            The Collateral Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of any Base Rate, Daily Simple SOFR, Term SOFR or any other Benchmark (or any Benchmark Replacement or other applicable index, floating rate or other Interest Rate) and absence of any Benchmark Replacement or other replacement index or floating rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including, without limitation, the Administrative Agent, the Borrower or the Collateral Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

Section 7.7.     Resignation of the Collateral Agent.

The Collateral Agent shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days’ prior written notice to the Borrower, Collateral Manager, Administrative Agent and each Lender, or (b) the Collateral Agent’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Agent could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Agent shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor Collateral Agent shall have assumed the responsibilities and obligations of the Collateral Agent hereunder. In the case of a resignation of the Collateral Agent, if no successor custodian shall have been appointed and an instrument of acceptance by a successor custodian shall not have been delivered to the Collateral Agent within 90 days after the giving of such notice of resignation, the Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor custodian.

Section 7.8.     [Reserved.]

Section 7.9.     [Reserved.]

Section 7.10.     Access to Certain Documentation and Information Regarding the Collateral; Audits.

The Collateral Manager, the Borrower and the Collateral Agent shall provide to the Administrative Agent access to the Underlying Assets and all other documentation regarding the Collateral including in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Collateral Manager’s and Collateral Agent’s normal security and confidentiality procedures. Prior to the Closing Date and periodically thereafter at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with Article VI and may conduct an audit of the Collateral, and Underlying Instruments in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

Without limiting the foregoing provisions of this Section 7.10, from time to time on request of the Administrative Agent, the Collateral Agent shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct a review of the Underlying Instruments and all other documentation regarding the Collateral. Notwithstanding the foregoing provisions of this Section 7.10, only one review or audit per fiscal year pursuant to this Section 7.10 shall be at the expense of the Borrower and additional reviews or audits in a fiscal year shall be at the expense of the requesting Lender(s); provided that, after the occurrence and during the continuance of a Collateral Manager Default or an Event of Default, any such reviews or audits, regardless of frequency, shall be at the expense of the Borrower.

ARTICLE VIII.

SECURITY INTEREST

Section 8.1.     Grant of Security Interest.

(a)            This Agreement constitutes a security agreement and the Advances effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law. For such purpose, the Borrower hereby transfers, conveys, assigns and grants as of the Closing Date to the Administrative Agent, as agent for the Secured Parties, a Lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all of the Collateral, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent. Notwithstanding any of the other provisions set forth in this Agreement, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Applicable Law or requires a consent not obtained of any Governmental Authority or any other Person pursuant to such Applicable Law. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. Each of the Administrative Agent and each Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence, bad faith or willful misconduct. If the Borrower fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Administrative Agent incurred in connection with such performance or compliance shall be payable by the Borrower to the Administrative Agent on demand and shall constitute Obligations secured hereby.

(b)            The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent or any of the other Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) none of the Administrative Agent or any other Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 8.2.     Release of Lien on Collateral.

At the same time as (i) any Collateral expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account, (ii) such Portfolio Asset has been the subject of a Discretionary Sale pursuant to Section 2.14, has been sold to the Seller as required under the Sale Agreement or has been sold pursuant to Section 6.5 or (iii) this Agreement terminates in accordance with Section 12.6, the Administrative Agent, as agent for the Secured Parties will, to the extent requested by the Collateral Manager, release its interest in such Collateral. In connection with any sale of such Collateral, the Administrative Agent, as agent for the Secured Parties, will after the deposit by the Collateral Manager of the Proceeds of such sale into the Collection Account, at the sole expense of the Collateral Manager, execute and deliver to the Collateral Manager any assignments, bills of sale, termination statements and any other releases and instruments as the Collateral Manager may reasonably request in order to effect the release and transfer of such Collateral; provided that, the Administrative Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment. Nothing in this section shall diminish the Collateral Manager’s obligations hereunder with respect to the Proceeds of any such sale.

Section 8.3.     Further Assurances.

The provisions of Section 12.12 shall apply to the security interest granted under Section 8.1 as well as to the Advances hereunder.

Section 8.4.     Remedies.

Subject to the provisions of Section 9.2, upon the occurrence of and during the continuation of an Event of Default, the Administrative Agent and Secured Parties shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Administrative Agent and Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Administrative Agent’s name or the name of its nominee or nominees, and/or forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and/or may take such other actions as may be available under applicable law, subject to the provisions of Section 9.2. Subject to the provisions of Section 9.2, the Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select (on its behalf and on behalf of the Secured Parties), whether at the Borrower’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties arising out of the exercise by the Administrative Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by the Administrative Agent or any other Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

Section 8.5.     Waiver of Certain Laws.

Each of the Borrower and the Collateral Manager agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Collateral Manager, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

Section 8.6.     Power of Attorney.

Each of the Borrower and the Collateral Manager hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at is expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement during the continuance of an Event of Default (and, with respect to the Collateral Manager, during the continuance of a Collateral Manager Default), including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Collateral Manager hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Administrative Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. The power of attorney granted by the Borrower pursuant to this Section 8.6 supersedes any other power of attorney or similar rights granted by the Borrower to any other party (including, without limitation, the Collateral Manager) under this Agreement, any other Transaction Document or any other agreement; provided that, the Collateral Manager may continue to exercise its rights under this Agreement until the Collateral Manager has received notice of the Administrative Agent’s exercise of its power of attorney hereunder.

ARTICLE IX.

EVENTS OF DEFAULT

Section 9.1.     Events of Default.

The following events shall be Events of Default (“Events of Default”) hereunder:

(a)            the Borrower defaults in making any payment required to be made under an agreement for borrowed money (other than this Agreement) to which it is a party individually or in an aggregate principal amount in excess of $500,000 and such default is not cured within the applicable cure period, if any, provided for under such agreement; or

(b)            the Borrower fails to make any payment of: (i) any amount payable in connection with a Clean-Up Call Prepayment pursuant to Section 2.3(c) or (ii) any accrued and unpaid Interest, Non-Usage Fee, ~~Commitment Reduction Fee, Harvest Period Reduction~~Make-Whole Fee or any other payments when due and, in each case, such failure is not cured within three (3) Business Days; or

(c)            the Borrower fails to (i) pay (or the Borrower or the Collateral Manager fails to cause the payment of) any Advances Outstanding in accordance with Sections 2.7(b) and/or 2.8 or to (ii) repay the Obligations in full on the Termination Date; or

(d)            any failure on the part of the Borrower or the Equityholder to duly observe or perform in any material respect any other covenants or agreements of the Borrower or the Equityholder (other than those specifically addressed by a separate Event of Default) set forth in this Agreement or the other Transaction Documents to which the Borrower or the Equityholder is a party, and (if such failure can be remedied) the same continues unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower and (ii) the date on which the Borrower or the Equityholder acquires knowledge thereof; or

(e)            any representation, warranty or certification made by the Borrower or the Equityholder in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made or deemed made, which has a material adverse effect on the Administrative Agent or any Lender and (if such failure can be remedied) the same continues unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower and (ii) the date on which the Borrower acquires knowledge thereof; or

(f)            the occurrence of an Insolvency Event relating to the Borrower or the Equityholder; or

(g)            the occurrence and continuation of a Collateral Manager Default; or

(h)            the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $500,000 against the Borrower, and the Borrower shall not have, within ninety (90) days, either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or

(i)            the Borrower shall have made payments totaling more than $500,000 in the aggregate to settle any litigation, claim or dispute (excluding the amount of any payment made from insurance proceeds); or

(j)            the occurrence of a Change of Control; or

(k)            any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(l)            the Advances Outstanding on any day exceed the Borrowing Base, and the same continues unremedied for (i) if the Collateral Manager provides to the Administrative Agent by 2:00 p.m. on the second Business Day after the date the Advances Outstanding exceeded the Borrowing Base both (x) a written certification that the Equityholder intends to cure such event and (y) evidence satisfactory to the Administrative Agent in its sole discretion that sufficient capital has been called from the investors in the Equityholder to cure such event, fifteen (15) consecutive Business Days, or (ii) otherwise, two (2) consecutive Business Days; or

(m)            the Borrower shall assign or attempt to assign any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent (such consent to be provided in the sole and absolute discretion of the Administrative Agent); or

(n)            the Borrower or the Collateral Manager fails to observe or perform any agreement or obligation with respect to the management and distribution of funds received with respect to the Portfolio Assets, and such failure is not cured with two (2) Business Days; or

(o)            the Borrower shall cease to be a wholly-owned Subsidiary of the Equityholder, or the Borrower shall fail to qualify as a bankruptcy-remote entity based upon the criteria set forth in Section 4.1(u), such that neither Schulte Roth & Zabel LLP nor another law firm reasonably acceptable to the Administrative Agent could render a substantive nonconsolidation opinion with respect thereto; or

(p)            any Transaction Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or the Collateral Manager, as applicable; or

(q)            the Borrower, the Equityholder, the Collateral Manager or any Affiliate of the foregoing or any Governmental Authority shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder; or

(r)            the Borrower or the pool of Collateral shall become required to register as an “investment company” within the meaning of the 1940 Act; or

(s)            the Internal Revenue Service or any other Governmental Authority shall (i) except as permitted under Section 4.1(k)(iii), assess, claim or take the position that the Borrower is liable for any Tax or withholding Tax (other than a withholding tax under Section 1441 of the Code) in an amount exceeding, in the aggregate, $100,000 or (ii) file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower (other than any Permitted Lien), or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any material assets of the Borrower and such lien shall not have been released within five (5) Business Days; or

(t)            the Borrower or the Collateral Manager fails to observe or perform any agreement or obligation under Section 5.2(d) or Section 5.4(a), as applicable; or

(u)            the Equityholder or the Collateral Manager fails to be registered as a “business development company” under the Investment Company Act or fails to comply with its obligations as a “business development company” under the Investment Company Act; or

(v)            any withdrawal is made from the Collection Account by the Borrower (or the Collateral Manager on its behalf) is in violation of Section 5.2(n); or

(w)            the Borrower shall default in the performance of any of its obligations under Section 5.1(e), Section 5.1(n)(v), Section 5.1(a), Section 2.14 or Section 5.1(u), and such default continues unremedied for 3 Business Days.

Section 9.2.     Remedies.

(a)            Upon the occurrence of and during the continuation of an Event of Default, the Administrative Agent shall, at the request of, or may, with the consent of the Required Lenders, by notice to the Borrower (with a copy to the Collateral Agent), declare (i) the Termination Date to have occurred and the Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) or (ii) the Revolving Period End Date to have occurred; provided that, in the case of any event involving the Borrower described in Section 9.1(f), the Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Borrower) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event.

(b)            On and after the declaration or occurrence of the Termination Date, the Administrative Agent, for the benefit of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative. In addition, the Borrower and the Collateral Manager hereby agree that they will, at the Collateral Manager’s expense and at the direction of the Administrative Agent, forthwith, (i) assemble all or any part of the Portfolio Assets as directed by the Administrative Agent and make the same available to the Administrative Agent at a place to be designated by the Administrative Agent and (ii) without notice except as specified below, sell the Portfolio Assets or any part thereof upon such terms, in such lots, to such buyers, and according to such other instructions as the Administrative Agent may deem commercially reasonable, subject to Section 9.2(c). The Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Borrower of any sale hereunder shall constitute reasonable notification. All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Portfolio Assets (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied pursuant to Section 2.8. For the avoidance of doubt, the occurrence of a Termination Date as defined in clauses (a) through (c), inclusive, of the definition of “Termination Date” shall constitute a Termination Date for the purposes of this Section 9.2.

(c)            In connection with the sale of the Collateral following a declaration that the Obligations are immediately due and payable (or automatic acceleration thereof) pursuant to Section 9.2(a), the Collateral Manager (or any of its Affiliates) shall have the right of first refusal to purchase or refinance all of the Portfolio Assets in the Collateral by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Obligations. If the Collateral Manager or any Affiliate thereof fails to exercise this purchase right within ten (10) Business Days following the declaration that the Obligations are immediately due and payable pursuant to Section 9.2(a), then such rights shall be irrevocably forfeited by the Collateral Manager and its Affiliates (but, for the avoidance of doubt, such parties shall have the right to participate in any sale pursuant to Section 9.2(b)).

ARTICLE X.

INDEMNIFICATION

Section 10.1.     Indemnities by the Borrower.

(a)            Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Document Custodian, the Secured Parties, the Affected Parties and each of their respective assigns and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims (whether brought by or involving any party hereto or any third party), liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party arising out of or as a result of this Agreement, relating to the administration or the enforcement of any provisions of this Agreement or any Transaction Document, or having an interest in the Collateral or in respect of any Portfolio Asset included in the Collateral, excluding, however, any Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party. If the Borrower has made any indemnity payment pursuant to this Section 10.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such indemnified amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts (except to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party as determined by a court of competent jurisdiction by final non-appealable judgment) relating to or resulting from:

(i)            any representation or warranty made or deemed made by the Borrower, the Collateral Manager or any of their respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii)            the failure of any Portfolio Asset acquired on the Closing Date to be an Eligible Portfolio Asset as of the Closing Date and the failure of any Portfolio Asset acquired after the Closing Date to be an Eligible Portfolio Asset on the related Portfolio Asset Trade Date;

(iii)            the failure by the Borrower or the Collateral Manager to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Collateral or the nonconformity of any Collateral with any such Applicable Law;

(iv)            the failure to vest and maintain vested in the Administrative Agent, as agent for the Secured Parties, an undivided security interest in the Collateral, together with all Collections, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Advance or at any time thereafter;

(v)            the failure to maintain, as of the close of business on each Business Day prior to the Termination Date, an amount of Advances Outstanding that is less than or equal to the Borrowing Base on such Business Day;

(vi)            the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time, if such failure or delay (i) was caused by the Borrower or the Collateral Manager, (ii) could have been cured by either the Collateral Manager or the Borrower and such cure was not effected in a timely manner or (iii) resulted from a failure or delay by either the Borrower or the Collateral Manager to confirm satisfactory completion in a timely manner of any and all actions they requested in order to maintain compliance with the UCC or such other Applicable Law;

(vii)            any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on the Collateral not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(viii)            any failure of the Borrower or the Collateral Manager to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by the Borrower or any Affiliate thereof to perform its respective duties under any Underlying Instrument related to the Collateral;

(ix)            the failure of the Collateral Agent to remit any amounts held in the Collection Account pursuant to the instructions of the Collateral Manager or the Administrative Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof) whether by reason of the exercise of set-off rights or otherwise;

(x)            any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower or the Collateral Manager to qualify to do business or file any notice or business activity report or any similar report;

(xi)            any action taken by the Borrower or the Collateral Manager in the enforcement or collection of any Collateral;

(xii)            any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Assets or services that are the subject of any Collateral;

(xiii)            the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

(xiv)            any repayment by the Administrative Agent or another Secured Party of any amount previously distributed in reduction of Advances Outstanding or payment of Interest or any other amount due hereunder which amount the Administrative Agent or another Secured Party is required to repay;

(xv)            except with respect to funds held in the Collection Account and the Unfunded Exposure Account, the commingling of Collections on the Collateral at any time with other funds;

(xvi)            any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or the security interest in the Collateral;

(xvii)            any failure by the Borrower to give reasonably equivalent value to the Seller or the applicable third party transferor, in consideration for the transfer by the Seller or such third party to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xviii)            the use of the proceeds of any Advance in a manner other than as provided in this Agreement and the Sale Agreement;

(xix)            the failure of the Borrower or any of its agents or representatives to remit to the Collateral Manager or the Administrative Agent, Collections on the Collateral remitted to the Borrower, the Collateral Manager or any such agent or representative as provided in this Agreement; or

(xx)            the failure of the Collateral Manager to satisfy its obligations under Section 10.2.

(b)            Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Borrower to the Indemnified Party pursuant to Section 2.7 or Section 2.8, as applicable, on the later of (i) the Payment Date following such Person’s demand therefor and (ii) 30 days after the Borrower’s receipt from such Person of a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.

(c)            If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that, the Borrower shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 10.1(a).

(d)            The obligations of the Borrower under this Section 10.1 shall survive the resignation or removal of the Administrative Agent, the Collateral Manager, the Collateral Agent or the Document Custodian and the termination of this Agreement.

Section 10.2.     Indemnities by the Collateral Manager.

(a)            Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Collateral Manager hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of (x) any gross negligence or willful misconduct of the Collateral Manager or (y) any acts or omissions of the Collateral Manager arising out of a breach of its obligations and duties under this Agreement and each other Transaction Document to which it is a party, including, but not limited to (i) any representation or warranty made by the Collateral Manager under or in connection with any Transaction Document or any other information or report delivered by or on behalf of the Collateral Manager pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by the Collateral Manager to comply with any Applicable Law, (iii) the failure of the Collateral Manager to comply with its duties or obligations in accordance with this Agreement, (iv) any gross negligence, willful misconduct or fraud on the part of the Collateral Manager or (v) any litigation, proceedings or investigation against the Collateral Manager in connection with any Transaction Document or its role as Collateral Manager hereunder solely to the extent of (I) any gross negligence or willful misconduct of the Collateral Manager or (II) any acts or omissions of the Collateral Manager arising from the Collateral Manager’s breach of its obligations and duties under this Agreement or any other Transaction Document to which it is a party (excluding, however, in each case, any Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party as determined by a court of competent jurisdiction by final non-appealable judgment). The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

(b)            Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the Collateral Manager to the Indemnified Party within five (5) Business Days following such Person’s demand therefor.

(c)            The Collateral Manager shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Portfolio Assets.

(d)            The obligations of the Collateral Manager under this Section 10.2 shall survive the resignation or removal of the Administrative Agent or the Collateral Agent and the termination of this Agreement.

(e)            Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral.

Section 10.3.     Taxes.

This Article X (other than Section 10.1(a)(xiii)) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

ARTICLE XI.

THE ADMINISTRATIVE AGENT

Section 11.1.     Appointment.

Each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and bailee for purposes of perfection pursuant to the applicable UCC and hereby further authorizes the Administrative Agent to appoint additional agents and bailees (including, without limitation, the Collateral Agent and the Document Custodian) to act on its behalf and for the benefit of each of the Secured Parties. Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Lenders may direct the Administrative Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Lenders; provided that, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.

Section 11.2.     Standard of Care; Exculpatory Provisions.

(a)            The Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents), provided that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or Applicable Law; and

(iii)            shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(c)            The Administrative Agent shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Collateral Manager, the Borrower or a Lender.

(d)            The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.3.     Administrative Agent’s Reliance, Etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence, bad faith or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Seller), Independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Collateral Manager, the Equityholder or the Seller or to inspect the property (including the books and records) of the Borrower, the Collateral Manager, the Equityholder or the Seller; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

Section 11.4.     Credit Decision with Respect to the Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

Section 11.5.     Indemnification of the Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Collateral Manager), ratably in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that, the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Collateral Manager.

Section 11.6.     Successor Administrative Agent.

The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five (5) days’ written notice thereof to each Lender and the Borrower (with a copy to the Collateral Agent) and may be removed at any time with cause by the Lenders acting jointly. Upon any such resignation or removal, the Lenders acting jointly shall appoint a successor Administrative Agent with the consent of the Borrower, such consent not to be unreasonably withheld. Each of the Borrower and each Lender agree that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent with the consent of the Borrower (not to be unreasonably withheld and only if no Default or Event of Default has occurred and is continuing) which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 11.7.     Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility as well as activities as Administrative Agent.

Section 11.8.     Payments by the Administrative Agent.

Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

Section 11.9.     Collateral Matters.

Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)            to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Transaction Document (i) upon the termination of the Commitment and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Transaction Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 12.1; and

(b)            to subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent under any Transaction Document to the holder of any Permitted Lien.

(c)            Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Secured Party such documents as such Secured Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Transaction Documents or to subordinate its interest in such item, in each case in accordance with the terms of the Transaction Documents and this Section 11.9.

Section 11.10.     Erroneous Payments.

(a)            The Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent or the Collateral Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party or any other Person that the Administrative Agent or the Collateral Agent, as applicable, has determined in its sole discretion that such person has received funds on behalf of a Lender, Secured Party or other Person (each such recipient, a “Payment Recipient”) from the Administrative Agent or the Collateral Agent, as applicable, or any of their respective Affiliates which were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent or the Collateral Agent (or any of their respective Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent or the Collateral Agent (or any of their respective Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent or the Collateral Agent (or any of their respective Affiliates) with respect to such payment, prepayment or repayment or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.10(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) then such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent or the Collateral Agent, as applicable, to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or the Collateral Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)            Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent or the Collateral Agent, as applicable, in writing of such occurrence.

(c)            In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent or the Collateral Agent, as applicable, and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent or the Collateral Agent, as applicable, and upon demand from the Administrative Agent or the Collateral Agent, as applicable, such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf shall cause such Payment Recipient to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent or the Collateral Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent or the Collateral Agent, as applicable, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent or the Collateral Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent or the Collateral Agent, as applicable, for any reason, after demand therefor by the Administrative Agent or the Collateral Agent, as applicable, in accordance with immediately preceding clause (c), from the Lender that is a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent or the Collateral Agent, as applicable, and upon the Administrative Agent’s or the Collateral Agent’s, as applicable, written notice to such Payment Recipient (i) such Payment Recipient shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made to the Administrative Agent or the Collateral Agent, as applicable, or, at the option of the Administrative Agent or the Collateral Agent, as applicable, the Lender Affiliated with the Administrative Agent or the Collateral Agent, as applicable, in a principal amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, without further consent or approval of any party hereto without any further payment by the Administrative Agent or the Collateral Agent, as applicable, or their respective Affiliated Lender, as applicable, as the assignee of such Erroneous Payment Deficiency Assignment, and the Administrative Agent or the Collateral Agent, as applicable, may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. As to any Erroneous Payment Deficiency Assignment, the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.16. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of the Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e)            Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent or the Collateral Agent, as applicable, shall be subrogated to all the rights of such Payment Recipient with respect to such amount, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations) and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower (or were withdrawn from the Collection Account) as repayment of such Obligations).

(f)            Each Payment Recipient hereby authorizes the Administrative Agent and the Collateral Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document, or otherwise payable or distributable by the Administrative Agent or the Collateral Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent or the Collateral Agent, as applicable, under pursuant to this Section 11.10 or under the indemnification provisions of this Agreement.

(g)            Each party’s obligations under this Section 11.10 shall survive the resignation or replacement of the Administrative Agent or the Collateral Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XII.

MISCELLANEOUS

Section 12.1.     Amendments and Waivers.

Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Equityholder, the Collateral Manager, the Administrative Agent and the Required Lenders (with a copy to the Collateral Agent); provided that (i) any amendment of the Agreement that is solely for the purpose of adding a Lender may be effected without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Agent or the Document Custodian shall be effective without the written agreement of the Collateral Agent or the Document Custodian, as applicable, and (iii) any amendment of the Agreement that a Lender is advised by its legal or financial advisors to be necessary in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of any other Lender but with the written consent of the Borrower (not to be unreasonably withheld), provided further that no amendment, waiver or other modification shall:

(a)            increase the Commitment of any Lender or the amount of Advances of any Lender, in any case, without the written consent of such Lender;

(b)            waive, extend (except as permitted under Section 2.3(c)) or postpone any date fixed by this Agreement or any other Transaction Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitment hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(c)            reduce the principal of, or the rate of interest specified herein, on any Advance or Obligation, or any fees or other amounts payable hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;

(d)            change Section 2.7, Section 2.8 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby;

(e)            change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(f)            consent to the assignment of or transfer by the Borrower or Collateral Manager of such Person’s rights and obligations under any Transaction Document to which it is a party (except as expressly permitted hereunder), in each case, without the written consent of each Lender;

(g)            make any modification to the definition of “Borrowing Base”, “Advance Rate” or “Excess Concentration Amount”, in each case, which would have a material adverse effect on the calculation of the Borrowing Base, without the written consent of each Lender; or

(h)            release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or any other Transaction Document) without the written consent of each Lender.

Section 12.2.     Notices, Etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by e-mail, when verbal or electronic communication of receipt is obtained, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.

Each of U.S. Bank and U.S. Bank National Association in each of their respective capacities under the Transaction Documents agrees to accept and act upon instructions or directions pursuant to this Agreement, any other Transaction Document, or any other document executed in connection herewith or therewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any person providing such instructions or directions shall provide to U.S. Bank or U.S. Bank National Association an incumbency certificate listing persons designated to provide such instructions or directions as such incumbency certificate may be supplemented from time to time. If any person elects to give U.S. Bank or U.S. Bank National Association email or facsimile instructions (or instructions by a similar electronic method) and U.S. Bank or U.S. Bank National Association, as applicable in its discretion elects to act upon such instructions, U.S. Bank’s or U.S. Bank National Association’s reasonable understanding of such instructions shall be deemed controlling. U.S. Bank and U.S. Bank National Association shall not be liable for any losses, costs or expenses arising directly or indirectly from U.S. Bank’s or U.S. Bank National Association’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 12.3.     Ratable Payments.

If any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.1) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of the Obligations; provided that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4.     No Waiver; Remedies.

No failure on the part of the Administrative Agent, the Collateral Agent or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.5.     Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Equityholder, the Collateral Manager, the Administrative Agent, the Collateral Agent, the Document Custodian, the Secured Parties and their respective successors and permitted assigns. Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

Section 12.6.     Term of this Agreement.

This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V, and the Collateral Manager’s representations, covenants and duties set forth in Articles IV and V, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect during the Covenant Compliance Period; provided that, the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Collateral Manager pursuant to Articles IV and V, the provisions, including, without limitation the indemnification and payment provisions, of Article X, Section 2.13, Section 12.9, Section 12.10 and Section 12.11, shall be continuing and shall survive any termination of this Agreement.

Section 12.7.     Governing Law; Waiver of Jury Trial.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 12.8.     Consent to Jurisdiction; Waiver of Objection to Venue; Waivers.

Each of the parties hereto hereby irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party;

(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.8 any special, exemplary, punitive or consequential damages. For the avoidance of doubt and notwithstanding the foregoing, this Section 12.8(e) shall not limit the Borrower’s indemnity obligations herein or in any other Transaction Document in respect of any such types of damages described in the immediately preceding sentence which are successfully asserted against any Indemnified Party and are otherwise Indemnified Amounts.

Section 12.9.     Costs and Expenses.

(a)            In addition to the rights of indemnification granted to the Indemnified Parties under Article X hereof, the Borrower agrees to pay on the later of the next Payment Date and 30 days after receipt of a request for payment of all costs and expenses of the Administrative Agent, the Collateral Agent, the Securities Intermediary and the Document Custodian incurred in connection with the preparation, execution, delivery, administration (including periodic auditing subject to Section 5.1(d), 5.3(d) and 7.10), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Collateral Agent, the Securities Intermediary and the Document Custodian with respect thereto and with respect to advising the Administrative Agent, the Collateral Agent, the Securities Intermediary and the Document Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Administrative Agent, the Collateral Agent, the Securities Intermediary and the Document Custodian or the Secured Parties in connection with the enforcement of this Agreement by such Person and the other documents to be delivered hereunder or in connection herewith.

(b)            The Borrower shall pay on the later of the next Payment Date and 30 days after receipt of a request therefor, all other reasonable costs and expenses incurred by the Administrative Agent and the Secured Parties, in each case in connection with periodic audits of the Borrower’s or the Collateral Manager’s books and records and required to be reimbursed by the Borrower or the Collateral Manager pursuant to this Agreement.

Section 12.10.     No Proceedings.

Each of the parties hereto (other than the Administrative Agent) hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the end of the Covenant Compliance Period. The provisions of this Section 12.10 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 12.10 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy or similar laws of any jurisdiction. The provisions of this paragraph shall survive the termination of this Agreement.

Section 12.11.     Recourse Against Certain Parties.

(a)            No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, the Collateral Agent, the Document Custodian, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, employee, member, manager or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder or any incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder and each incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder, or any of them, for breaches by the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager, the Seller or the Equityholder of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that, the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, member, manager or director of the Borrower, the Collateral Manager, the Seller or the Equityholder to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b)            Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Collateral Manager, the Seller or the Equityholder or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, member, manager, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Borrower and the Collateral Manager hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)            No obligation or liability to any Obligor under any of the Portfolio Assets is intended to be assumed by the Administrative Agent and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

(d)            The provisions of this Section 12.11 shall survive the termination of this Agreement.

Section 12.12.     Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.

(a)            The Collateral Manager shall take such actions as are necessary or reasonably requested by the Administrative Agent to enable the Administrative Agent to promptly record, register or file, as applicable, this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent, as agent for the Secured Parties, and of the Secured Parties to the Collateral, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent, as agent of the Secured Parties, hereunder to all property comprising the Collateral. The Borrower shall cooperate fully with the Collateral Manager in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12(a).

(b)            The Borrower agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the security interest granted in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c)            If the Borrower, the Collateral Manager, the Seller or the Equityholder fails to perform any of its obligations hereunder, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Article X. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

(d)            Without limiting the generality of the foregoing, the Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1(i) or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Covenant Compliance Period shall have ended, authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement.

Section 12.13.     Confidentiality.

(a)            Each of the Administrative Agent, the Secured Parties, the Collateral Manager, the Collateral Agent, the Document Custodian, the Equityholder and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business and beneficial ownership of the Borrower, the Equityholder and the Collateral Manager hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, potential investors (in the case of the Equityholder), affiliates or other agents, including any Approved Broker Dealer or Approved Valuation Firm, engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Portfolio Assets contemplated herein and the agents of such Persons (“Excepted Persons”); provided that, each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Secured Parties, the Collateral Manager, the Collateral Agent, the Document Custodian, the Equityholder and the Borrower that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Collateral Manager Defaults, and priority of payment provisions.

(b)            Anything herein to the contrary notwithstanding, each of the Borrower, the Equityholder and the Collateral Manager hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Collateral Agent, the Document Custodian or the Secured Parties by each other, (ii) by the Administrative Agent, the Collateral Agent, the Document Custodian and the Secured Parties to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential in accordance with the terms hereof, or (iii) by the Administrative Agent, and the Secured Parties to any Rating Agency, any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Administrative Agent, may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)            Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Administrative Agents’, the Secured Parties’, the Collateral Agent’s, the Document Custodian’s, the Borrower’s, the Equityholder’s business or that of their affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Secured Parties, the Collateral Agent, the Document Custodian, the Borrower, the Equityholder or an officer, director, employee, shareholder, partner, manager, member or affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, the Collateral Manager or the Equityholder or (e) to any affiliate, independent or internal auditor, agent (including any potential sub-or-successor servicer), employee or attorney of the Collateral Agent or the Document Custodian having a need to know the same, if the Collateral Agent or the Document Custodian, as applicable, advises such recipient of the confidential nature of the information being disclosed and such person agrees to the terms hereof for the benefit of the Borrower, the Collateral Manager and the Equityholder; or (iii) any other disclosure authorized by the Borrower, the Collateral Manager and the Equityholder, as applicable.

(d)            Notwithstanding any other provision of this Agreement, the Borrower, the Equityholder and the Collateral Manager shall each have the right to keep confidential from the Administrative Agent, the Collateral Agent, the Document Custodian and/or the Secured Parties, for such period of time as the Borrower, the Equityholder and/or the Collateral Manager, as the case may be, determines is reasonable (i) any information that the Borrower, the Equityholder and/or the Collateral Manager, as the case may be, reasonably believes to be in the nature of trade secrets and (ii) any other information that the Borrower, the Equityholder, the Collateral Manager or any of their Affiliates, or the officers, employees, partners, members, managers or directors of any of the foregoing, is required by law to keep confidential as evidenced by an Opinion of Counsel.

(e)            Each of the Administrative Agent, the Secured Parties, the Collateral Agent and the Document Custodian will keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments.

Section 12.14.     Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures approved by the Borrower, the Equityholder, the Collateral Agent, the Document Custodian, the Collateral Manager and the Administrative Agent (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Collateral Agent and the Document Custodian shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 12.15.     Waiver of Setoff.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 12.16.     Status of Lenders; Assignments by the Lenders.

(a)            Each Lender represents and warrants to the Borrower that it is a “qualified institutional buyer” as defined in Rule 144A of the Securities Act. Each Lender may at any time assign, or grant a security interest or sell a participation interest in or sell any Advance (or portion thereof) to any Person (but, for the avoidance of doubt, the Borrower’s consent shall not be required for any grant of a security interest or sale of a participation interest to any Person, an assignment to a Lender or an Affiliate of a Lender or an assignment required by Applicable Law); provided that, as applicable, (i) no transfer of any Advance (or any portion thereof) shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and such laws, (ii) the transfer is made only to a person who is (A) either an “accredited investor” as defined in paragraphs (a)(1), (2), (3), or (7) of Rule 501 of Regulation D under the Securities Act or any entity in which all of the equity owners come within such paragraphs or to a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and (B) a “qualified purchaser” as defined in the 1940 Act, (iii) no such assignment, grant or sale of a participation interest shall be to an Ineligible Assignee, (iv) if such Person is a regulated deposit-taking financial institution, such Person shall have a long-term unsecured debt rating of “A” or better by S&P and “A3” or better by Moody’s, (v) [reserved] and (vi) in the case of an assignment of any Advance (or any portion thereof) the assignee executes and delivers to the Collateral Manager, the Equityholder, the Borrower and the Administrative Agent a fully executed Joinder Supplement substantially in the form of Exhibit I hereto. The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the applicable Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties. The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.12 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(g) (it being understood that the documentation required under Section 2.13(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 12.16(a); provided that, such participant shall not be entitled to receive any greater payment under Sections 2.12 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after the participant acquired the applicable participation. The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien to exist upon, any of the Borrower’s rights, obligations or duties under the Transaction Documents without the prior written consent of the Administrative Agent. Notwithstanding anything contained in this Agreement to the contrary, UBS shall not need prior consent of the Borrower to consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, including without limitation any Advance (or portion thereof), to any Person.

(b)            The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its lending offices, a copy of each transfer pursuant to Section 12.16(a) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Transfer by a Lender of its rights hereunder may be effected only by the recording by the Administrative Agent of the identity of the transferee in the Register. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The register shall be available for inspection by Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Each Lender that sells a participation interest hereunder shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each such participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. No sale of a participation shall be valid unless it is recorded in the Participant Register. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)            The Collateral Agent may, at any time, with the prior written consent of the Administrative Agent, assign all or any part of its rights and obligations hereunder; provided, however, that any such assignee shall (i) be a bank or other financial institution organized and doing business under the laws of the United States or of any state thereof, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $200,000,000, (iv) be subject to supervision or examination by a federal or state banking authority, (v) have a long-term issuer rating of at least “Baa1” by Moody’s and “BBB+” by S&P and (vi) have an office within the United States.

(d)            The Document Custodian may, at any time, with the prior written consent of the Administrative Agent, assign all or any part of its rights and obligations hereunder; provided, however, that any such assignee shall (i) be a bank or other financial institution organized and doing business under the laws of the United States or of any state thereof, (ii) have a combined capital and surplus of at least $200,000,000, (iii) be subject to supervision or examination by a federal or state banking authority, (iv) have a long-term issuer rating of at least “Baa1” by Moody’s and “BBB+” by S&P and (v) have an office within the United States.

Section 12.17.     Heading and Exhibits.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.18.     Intent of the Parties.

It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(15) of the UCC.

Section 12.19.     Recognition of the U.S. Special Resolution Regimes.

To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Borrower agrees with each Secured Party as of the Closing Date as follows:

(a)            In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or any other Transaction Document, and any interest and obligation in or under this Agreement and/or any other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or any other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or any other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or any other Transaction Document were governed by the laws of the United States or a state of the United States.

ARTICLE XIII.

THE DOCUMENT CUSTODIAN

Section 13.1.     Designation of Document Custodian.

(a)            Initial Document Custodian. The role of document custodian with respect to the Required Portfolio Asset Documents shall be conducted by the Person designated as Document Custodian hereunder from time to time in accordance with this Section 13.1. Until the Administrative Agent shall give to U.S. Bank National Association a Document Custodian Termination Notice, U.S. Bank National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Document Custodian pursuant to the terms hereof.

(b)            Successor Document Custodian. Upon the Document Custodian’s receipt of a Document Custodian Termination Notice from the Administrative Agent of the designation of a successor Document Custodian pursuant to the provisions of Section 13.5 and Section 13.6, the Document Custodian agrees that it will terminate its activities as Document Custodian hereunder.

Section 13.2.     Duties of Document Custodian.

(a)            Appointment. Each of the Borrower and the Administrative Agent hereby designate and appoint the Document Custodian to act as its agent and hereby authorizes the Document Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Document Custodian by this Agreement. The Document Custodian hereby accepts such agency appointment to act as Document Custodian pursuant to the terms of this Agreement, until its resignation or removal as Document Custodian pursuant to the terms hereof.

(b)            Duties. On or before the initial Funding Date, and until its removal pursuant to Section 13.5 and Section 13.6, the Document Custodian shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i)            The Document Custodian shall take and retain custody of the Required Portfolio Asset Documents delivered by the Borrower in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties and subject to the Lien thereon in favor of the Administrative Agent, as agent for the Secured Parties. Within five (5) Business Days of its receipt of any Underlying Instruments, the Required Portfolio Asset Documents and/or the related Portfolio Asset Checklist, the Document Custodian shall review the Required Portfolio Asset Documents delivered to it to confirm that (A) if the files delivered per the following sentence indicate that any document must contain an original signature, each such document appears to bear the original signature, or if the file indicates that such document may contain a copy of a signature, that such copies appear to bear a reproduction of such signature and (B) based on a review of the applicable note, if any, the related original Loan balance when entered into or obtained by the Borrower, Loan identification number and Obligor name with respect to such Portfolio Asset is referenced on the related Portfolio Asset List and is not a duplicate Portfolio Asset, and the related original balance (based on a comparison to the note or assignment agreement, as applicable) is equal to the applicable loan balance listed on the Portfolio Asset Tape (such items (A) through (B) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Document Custodian, in connection with each delivery of Required Portfolio Asset Documents hereunder to the Document Custodian, the Collateral Manager shall provide to the Document Custodian an electronic file (in EXCEL or a comparable format acceptable to the Document Custodian) or the related Portfolio Asset Checklist that contains a list of all related Required Portfolio Asset Documents and whether they require original signatures, the Loan identification number and the name of the Obligor and the original Loan balance when entered into or obtained by the Borrower with respect to each related Loan. If, at the conclusion of such review, the Document Custodian shall determine that (1) the original Loan balances of the Loans with respect to which it has received Underlying Instruments is not the same as the Loan balances as set forth on the related electronic file or the Portfolio Asset Checklist, as applicable, the Document Custodian shall immediately notify the Administrative Agent and the Collateral Manager of such discrepancy, and (2) any Review Criteria is not satisfied, the Document Custodian shall within one (1) Business Day notify the Collateral Manager of such determination and provide the Collateral Manager with a list of the non-complying Portfolio Assets and the applicable Review Criteria that they fail to satisfy (the “Exception Report”). The Collateral Manager shall have twenty (20) Business Days after receipt of any Exception Report to correct any non-compliance with any Review Criteria. The Document Custodian shall have no duty to monitor the Collateral Manager’s compliance except to provide an updated Exception Report promptly upon the Administrative Agent’s written request (which request may be in the form of an email). If and to the extent such non-compliance has not been cured within such time period, such Portfolio Asset shall cease to be an Eligible Portfolio Asset until such non-compliance is cured. requested in writing in the form of Exhibit E by the Collateral Manager and approved by the Administrative Agent within ten (10) Business Days of the Document Custodian’s delivery of such Exception Report, the Document Custodian shall return the Underlying Instruments and the Required Portfolio Asset Documents for any Loan which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Document Custodian shall not have any responsibility for reviewing any Underlying Instruments.

(ii)            In taking and retaining custody of the Underlying Instruments and the Required Portfolio Asset Documents, the Document Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Document Custodian makes no representations as to the existence, perfection or priority of any Lien on the Underlying Instruments or the instruments therein; and provided further that the Document Custodian’s duties as agent shall be limited to those expressly contemplated herein.

(iii)            All Underlying Instruments and Required Portfolio Asset Documents that are originals or copies shall be kept in fire resistant vaults, rooms or cabinets at the offices of the Document Custodian set forth in Section 5.5(c). All Underlying Instruments and Required Portfolio Asset Documents that are originals or copies shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Underlying Instruments and Required Portfolio Asset Documents that are delivered to the Document Custodian in electronic format shall be saved onto disks and/or onto the Document Custodian’s secure computer system, and maintained in a manner so as to permit retrieval and access. The Document Custodian shall segregate the Underlying Instruments and the Required Portfolio Asset Documents on its inventory system and will not commingle the physical Underlying Instruments or Required Portfolio Asset Documents with any other files of the Document Custodian.

(iv)            On each Reporting Date, the Document Custodian shall provide any Exception Reports to the Administrative Agent and the Collateral Manager.

Section 13.3.     Merger or Consolidation.

Any Person (i) into which the Document Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Document Custodian shall be a party, or (iii) that may succeed to all or substantially all of the document custody business of the Document Custodian, and which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Document Custodian hereunder, shall be the successor to the Document Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 13.4.     Document Custodian Compensation.

As compensation for its Document Custodian activities hereunder, the Document Custodian shall be entitled to a Document Custodian Fee pursuant to the provision of Sections 2.7 and 2.8, as applicable. The Document Custodian’s entitlement to receive the Document Custodian Fee shall cease on the earlier to occur of: (i) its removal as Document Custodian pursuant to Section 13.5, (ii) its resignation as Document Custodian pursuant to Section 13.6 or (ii) the termination of this Agreement.

Section 13.5.     Resignation of the Document Custodian.

The Document Custodian shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days’ prior written notice to the Borrower, Collateral Manager, Administrative Agent and each Lender, or (b) the Document Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Document Custodian could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Document Custodian shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor Document Custodian shall have assumed the responsibilities and obligations of the Document Custodian hereunder. In the case of a resignation of the Document Custodian, if no successor document custodian shall have been appointed and an instrument of acceptance by a successor document custodian shall not have been delivered to the Collateral Agent within 90 days after the giving of such notice of resignation, the Document Custodian may petition any court of competent jurisdiction for the appointment of a successor document custodian.

Section 13.6.     Removal of the Document Custodian.

The Document Custodian may be removed, with or without cause, by the Administrative Agent upon written notice to the Document Custodian (the “Document Custodian Termination Notice”); provided that notwithstanding its receipt of a Document Custodian Termination Notice, the Document Custodian shall continue to act in such capacity until a successor Document Custodian has been appointed in accordance with Section 13.5, has agreed to act as Document Custodian hereunder, and has received all Underlying Instruments and Required Portfolio Asset Documents held by the previous Document Custodian. The appointment of any successor Document Custodian that is not an Affiliate of U.S. Bank shall (unless a Default or Event of Default has occurred and is continuing) require the approval of the Administrative Agent and the Borrower (which approval shall not to be unreasonably withheld). In the case of a removal of the Document Custodian, if no successor custodian shall have been appointed and an instrument of acceptance by a successor custodian shall not have been delivered to the Document Custodian within 90 days after the giving of a Document Custodian Termination Notice, the Document Custodian may petition any court of competent jurisdiction for the appointment of a successor custodian.

Section 13.7.     Limitation of Liability.

(a)            The Document Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or electronic communication delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties (if applicable). The Document Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the oral instructions of the Administrative Agent. The Document Custodian shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Document Custodian receives written notice of such matter.

(b)            The Document Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)            The Document Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties.

(d)            The Document Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Document Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)            The Document Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Document Custodian.

(f)            The Document Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)            It is expressly agreed and acknowledged that the Document Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)            The Document Custodian shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement that is not expressly required under this Agreement (x) unless and until (and to the extent) expressly so directed by the Administrative Agent or (y) prior to the Termination Date (and upon such occurrence, the Document Custodian shall act in accordance with the written instructions of the Administrative Agent pursuant to clause (x)). The Document Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of a Lender, to the extent that this Agreement provides such Lender the right to so direct the Document Custodian, or the Administrative Agent. The Document Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including a Default, Event of Default or Collateral Manager Default, unless written notice thereof is received by a Responsible Officer of the Document Custodian.

(i)            The Document Custodian may exercise any of its rights or powers hereunder (or under any other Transaction Document) or perform any of its duties hereunder or thereunder either directly or, by or through agents or attorneys appointed hereunder with due care by it, and the Document Custodian shall not be liable for the actions or omissions of any such non-Affiliated agent and attorney-in-fact appointed by it with due care.

(j)            The Document Custodian shall in no event have any liability for the actions or omissions of the Borrower, the Collateral Manager, the Administrative Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Collateral Manager, the Administrative Agent or another Person except to the extent that such inaccuracies or errors are caused by the Document Custodian’s own willful misconduct, bad faith or gross negligence. The Document Custodian shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Collateral Manager, the Administrative Agent or another Person in furnishing necessary, timely and accurate information to the Document Custodian.

(k)            The Document Custodian shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document or electronic communication. The Document Custodian shall not be deemed to have knowledge or written notice of any matter unless actually known to a Responsible Officer of the Document Custodian. It is expressly acknowledged by the parties hereto that application and performance by the Document Custodian of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, Obligor or similar party, and the Document Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate) based on such information or data. Nothing herein shall impose or imply any duty or obligation on the part of the Document Custodian to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.

(l)            The Document Custodian shall be under no obligation to exercise or honor any of the rights or powers vested in it by this Agreement or any other Transaction Document at the request or direction of the Administrative Agent (or any other Person authorized or permitted to direct the Document Custodian hereunder) pursuant to this Agreement, unless the Administrative Agent (or such other Person) shall have offered the Document Custodian security or indemnity reasonably acceptable to the Document Custodian against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.

(m)            In no event shall the Document Custodian be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Document Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n)            In no event shall the Document Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Document Custodian as contemplated by this Agreement.

(o)            In case any reasonable question arises as to its duties hereunder, the Document Custodian may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Collateral Manager and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Collateral Manager or the Administrative Agent, as applicable. The Document Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of, prior to the occurrence of an Event of Default or the Facility Maturity Date, the Collateral Manager, or the Administrative Agent.

Section 13.8.     Release of Documents.

(a)            Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Document Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent) to, and shall, upon written receipt from the Collateral Manager of a request for release of documents in the form annexed hereto as Exhibit E, release to the Collateral Manager within two (2) Business Days of receipt of such request, the related Required Portfolio Asset Documents or the documents set forth in such request to the Collateral Manager. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Administrative Agent in accordance with the terms of this Agreement. The Collateral Manager shall return to the Document Custodian the Required Portfolio Asset Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Collateral Manager’s need therefor in connection with such enforcement or servicing no longer exists, unless the Portfolio Asset shall be liquidated or sold, in which case, upon receipt of an additional request for release of documents and certifying such liquidation or sale from the Collateral Manager to the Document Custodian in the form annexed hereto as Exhibit E, the Required Portfolio Asset Documents that are the subject of the Collateral Manager’s request submitted pursuant to the first sentence of this subsection shall be released by the Document Custodian to the Collateral Manager.

(b)            Release for Payment. Upon receipt by the Document Custodian of the Collateral Manager’s request for release of documents in the form annexed hereto as Exhibit E (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Document Custodian shall promptly release the related Required Portfolio Asset Documents to the Collateral Manager.

Section 13.9.     Return of Required Portfolio Asset Documents.

The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Document Custodian return each Required Portfolio Asset Document (as applicable), respectively (a) delivered to the Document Custodian in error, (b) as to which the lien on the Underlying Asset has been so released pursuant to Section 8.2, (c) that has been the subject of a Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14 or (d) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case, by submitting to the Document Custodian and the Administrative Agent a written request in the form of Exhibit E hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Document Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Required Portfolio Asset Documents so requested to the Borrower.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	NEW MOUNTAIN GUARDIAN IV SPV, L.L.C., as the Borrower

By:
Name:
Title:

EQUITYHOLDER AND SELLER:	NEW MOUNTAIN GUARDIAN IV BDC, L.L.C., as the Equityholder and as the Seller

By:
Name:
Title:

COLLATERAL MANAGER:	NEW MOUNTAIN GUARDIAN IV BDC, L.L.C., as Collateral Manager

By:
Name:
Title:

[Signatures Continued on the Following Page]

THE ADMINISTRATIVE AGENT:	UBS AG LONDON BRANCH, as the Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

LENDER:	UBS AG LONDON BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signatures Continued on the Following Page]

~~Signature Page to LSA~~

THE COLLATERAL AGENT:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent

By:

By:
Name:
Title:

THE DOCUMENT CUSTODIAN:		U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Document Custodian

By:

By:
Name:
Title:

Annex A

Addresses for Notices

NEW MOUNTAIN GUARDIAN IV SPV, L.L.C. as Borrower
NEW MOUNTAIN GUARDIAN IV BDC, L.L.C. as Collateral Manager, Equityholder and Seller
c/o New Mountain Finance Advisers BDC, L.L.C.
1633 Broadway, 48th Floor
New York, NY 10019
Attention: ~~Shiraz Kajee~~Laura Holson
Fax: (212) 720-0351

~~Signature Page to LSA~~

UBS AG LONDON BRANCH as Administrative Agent and Lender
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Structured Financing
All electronic dissemination of Notices should be sent to OL-SF-US@ubs.com

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Collateral Agent

U.S. Bank Trust Company, National Association

Global Corporate Trust

One Federal Street

Boston, MA 02110

Attention: Roni Richman Lally

Telephone: (617) 603-6511

Reference: New Mountain Guardian IV SPV, L.L.C.

Email: new.mountain.cdo@usbank.com

U.S. BANK NATIONAL ASSOCIATION as Document Custodian

U.S. Bank National Association

Document Custody Services

1719 Otis Way

Florence, South Carolina 29501

Attention: Steven Garrett

Telephone: (843) 673-0162

Facsimile No.: (843) 676-8901

Reference: New Mountain Guardian IV SPV, L.L.C.

Email: steven.garrett@usbank.com

~~Signature Page to LSA~~

Annex B

Commitments

Lender	Commitment

UBS AG London Branch	$250,000,000

Annex C

Dispute Rights (other than for an Illiquid Portfolio Asset)

In the event that Borrower disputes the determination of the Current Price of any Portfolio Asset ~~(~~other than an Illiquid Portfolio Asset (such disputed Portfolio Asset, the “Disputed Portfolio Asset”) by the Administrative Agent pursuant to clause (ii) of the proviso of the definition of “Current Price”, the Borrower shall deliver a Dispute Notice to the Administrative Agent by 3:00 p.m. on any Business Day, then Borrower and Administrative Agent shall attempt to resolve such dispute by 4:00 p.m. on such Business Day (such time, the “Initial Dispute Resolution Deadline”).

If no such resolution can be reached by the Initial Dispute Resolution Deadline, then the Borrower, by no later than 10:00 a.m. on the next Business Day, may designate up to three Approved Broker Dealers (other than the Borrower, the Collateral Manager or any of their respective Affiliates), and if Borrower does so designate any such Approved Broker Dealer(s), the Administrative Agent shall have the right to designate up to three Approved Broker Dealers (other than the Administrative Agent or any of its respective Affiliates).

(i)            The Administrative Agent shall request each such Approved Broker Dealer to provide, by 4:00 p.m., firm bids to it for the purchase of the Disputed Portfolio Asset (with a quotation amount equal to the Principal Balance of the Disputed Portfolio Asset).

(ii)            The highest of such firm bids timely received in accordance with the foregoing clause (i) will be the Current Price of the Disputed Portfolio Asset with respect to the relevant date of determination and any excess of the Advances Outstanding over the Borrowing Base that may result from such determination shall be eliminated in its entirety by 5:00 p.m. of such Business Day. If less than two firm bids are received in accordance with the foregoing clause (i), the Current Price of the Disputed Portfolio Asset will be the original determination thereof by the Administrative Agent.

(iii)            Notwithstanding anything to the contrary in the foregoing clause (i) and clause (ii), any firm bid that is submitted by an Approved Broker Dealer identified by the Borrower that is directly or indirectly provided by the Borrower or any of its Affiliates to such Approved Broker Dealer shall, unless the prior consent of the Administrative Agent is obtained with respect thereto, be deemed not to constitute a “firm bid” for purposes of this Annex C.

For the avoidance of doubt, with respect to the dispute of the Current Price of any Portfolio Asset, (a) upon the determination of such Current Price in accordance with the foregoing, the Administrative Agent shall recalculate the relevant Borrowing Base using such Current Price for such Portfolio Asset and determine whether or not the Advances Outstanding on such day exceed the Borrowing Base on such day, and (b) during the pendency of a dispute, the Current Price as determined by the Administrative Agent shall prevail.

Annex D

Dispute Rights (for Illiquid Portfolio Assets)

1.	Disputed Illiquid Portfolio Asset that is a Recurring Revenue Loan

The Borrower may dispute the value in clause (b)(x)(iii) or clause (b)(y) of the definition of “Assigned Value” of an Illiquid Portfolio Asset (such value, the “Disputed Illiquid Portfolio Asset Value”) pursuant to and in accordance with this Annex D (each such Portfolio Asset, a “Disputed Illiquid Portfolio Asset”) by, if such Disputed Illiquid Portfolio Asset is a Recurring Revenue Loan (or a Participation Interest therein), within five (5) Business Days of receipt of written notice (which notice may be by email) from the Administrative Agent of the Disputed Illiquid Portfolio Asset Value of such Recurring Revenue Loan, designating at least one Approved Broker Dealer to submit a Firm Bid to the Administrative Agent with respect to such Recurring Revenue Loan.

If Borrower does so designate any such Approved Broker Dealer(s) pursuant to the foregoing paragraph, the Administrative Agent shall have the right to designate at least one other Approved Broker Dealer (other than the Administrative Agent) to provide a Firm Bid with respect to such Recurring Revenue Loan.

For each such Disputed Illiquid Portfolio Asset:

a)	in the event that more than one Firm Bid is submitted, the Disputed Illiquid Portfolio Asset Value shall be recalculated to be the average of the Firm Bids that are submitted;

b)	in the event that there is only one Firm Bid that is submitted, the Disputed Illiquid Portfolio Asset Value shall be recalculated to be such Firm Bid; and

c)	in the event that there are no Firm Bids that are submitted, the Assigned Value of the Disputed Illiquid Portfolio Asset shall be the Disputed Illiquid Portfolio Asset Value as determined by the Administrative Agent.

2.	Disputed Illiquid Portfolio Asset that is not a Recurring Revenue Loan

a)	The Borrower may dispute the Disputed Illiquid Portfolio Asset Value of an Illiquid Portfolio Asset that is not a Recurring Revenue Loan, pursuant to and in accordance with this Annex D by delivering to the Administrative Agent a valuation report from an Approved Valuation Firm with respect to such Disputed Illiquid Portfolio Asset (which, with respect to the value in clause (b)(y) of the definition of “Assigned Value”, shall take into account any applicable Value Adjustment Event(s)) within ten (10) Business Days of receipt of written notice (which notice may be by email) from the Administrative Agent of the Disputed Illiquid Portfolio Asset Value of such Disputed Illiquid Portfolio Asset.

b)	For each such Disputed Illiquid Portfolio Asset, effective as of the date of delivery of such valuation report pursuant to the foregoing clause 2(a), the Disputed Illiquid Portfolio Asset Value shall be deemed to be the fair market value provide by such Approved Valuation Firm, provided that (i) if such Approved Valuation Firm provide a range of fair market values, then the Disputed Illiquid Portfolio Asset Value shall be deemed to be the mid-point of the range of the fair market values provided by such Approved Valuation Firm; and (ii) the deemed Disputed Illiquid Portfolio Asset Value may not exceed the Assigned Value of such Portfolio Asset as determined as at the time of the Borrower’s acquisition of such Portfolio Asset.

c)	In the event that the Administrative Agent does not, in good faith, agree with the Disputed Illiquid Portfolio Asset Value determined pursuant to the foregoing clause 2(a), then the Administrative Agent may, at its own expense, appoint an Approved Valuation Firm to provide a fair market value for such Disputed Illiquid Portfolio Asset within ten (10) Business Days of the Administrative Agent’s receipt of the valuation report delivered pursuant to the foregoing clause 2(a).

d)	For each such Disputed Illiquid Portfolio Asset disputed by the Administrative Agent pursuant to the foregoing clause 2(c), effective as of the date of delivery of such valuation report from the Approved Valuation Firm to the Administrative Agent and the Borrower (or the Collateral Manager), the Disputed Illiquid Portfolio Asset Value shall be deemed to be the fair market value provide by such Approved Valuation Firm, provided that (i) if such Approved Valuation Firm provide a range of fair market values, then the Disputed Illiquid Portfolio Asset Value shall be deemed to be the mid-point of the range of the fair market value provided by such Approved Valuation Firm; and (ii) in each case, the deemed Disputed Illiquid Portfolio Asset Value may not exceed the Disputed Illiquid Portfolio Asset Value as determined as at the time of such Portfolio Asset’s acquisition by the Borrower.

3.	For the purposes of this Annex D, “Firm Bid” means with respect to any Illiquid Portfolio Asset, a good, executable and irrevocable bid for value, to purchase the par amount of such Illiquid Portfolio Asset, expressed as a percentage of the par amount of such Illiquid Portfolio Asset and exclusive of accrued interest and premium, for scheduled settlement substantially in accordance with the then-current market practice in the principal market for such Illiquid Portfolio Asset, submitted as of 11:00 a.m. on the date of determination or as soon as practicable thereafter.

4.	For the avoidance of doubt, with respect to the dispute of the Disputed Illiquid Portfolio Asset Value of any Disputed Illiquid Portfolio Asset, (a) upon the determination of such Disputed Illiquid Portfolio Asset Value in accordance with the foregoing, the Administrative Agent shall recalculate the relevant Borrowing Base using such Disputed Illiquid Portfolio Asset Value of such Portfolio Asset and determine whether or not the Advances Outstanding on such day exceed the Borrowing Base on such day, and (b) during the pendency of a dispute, the Disputed Illiquid Portfolio Asset Value as determined by the Administrative Agent shall prevail.